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Filed pursuant to Rule 424(b)(3)
Registration No. 333-60580

HUSKER AG PROCESSING, LLC
$1,000 per Membership Unit

Maximum Offering: 15,000 Membership Units	Minimum Offering: 13,000 Membership Units

    We are offering membership units of Husker Ag Processing, LLC, a Nebraska limited liability company. We intend to use the proceeds to pay for a portion of the construction and start-up operational costs of a 20 million gallon per year ethanol plant to be located near Plainview, Nebraska. We will also need significant debt financing in order to complete the project. Our financing plan therefore contemplates substantial leverage. This is our initial public offering and no public market exists for our membership units.

    Offering Terms.  The initial public offering price for the membership units will be $1,000 per unit. Each membership unit represents a pro rata ownership interest in Husker Ag's capital, profits, losses and distributions. An investor must purchase a minimum of 5 membership units ($5,000 minimum investment). We are selling the membership units directly to investors without using an underwriter. An aggregate minimum purchase of $13,000,000 by all investors will be required before we will accept any subscriptions.

    Escrow and Closing.  All funds we receive from investors will be held in an interest-bearing escrow account with Midwest Bank, N.A. d/b/a Plainview National Bank, Escrow Agent until the minimum subscription amount of $13,000,000 is received by Husker Ag. We must raise the $13,000,000 minimum by December 1, 2001. We will return your investment to you with interest within 30 days if we do not raise the $13,000,000 minimum and secure a definitive agreement for debt financing sufficient to complete construction and start-up of the plant by December 1, 2001.

A purchase of membership units involves risks. You should review the section entitled "Risk Factors" beginning on page 4 before investing in our membership units. Risks include:

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  significant restrictions on transferability of membership units may make it difficult for you to resell or liquidate your investment;

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  no public trading market exists for the membership units and no public market is expected to develop which may make it difficult for you to resell or liquidate your investment;

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  fluctuations in corn and gas prices may significantly impact our ability to earn a profit;

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  we will not generate revenues until after the proposed ethanol plant is completed and operating which we do not expect to happen for an estimated 14 to 16 months after the offering closes and construction of the plant commences;

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  the project could suffer delays that could postpone our ability to generate revenues and make it more difficult for us to pay our debts or to earn a profit.

    Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is August 28, 2001

PROSPECTUS
TABLE OF CONTENTS

PROSPECTUS SUMMARY

    This summary outlines the main points of the offering. This summary does not replace the more detailed information found in the remainder of the prospectus. You are urged to read this prospectus in its entirety.

    The Offering.  We are offering 15,000 membership units under the maximum offering and 13,000 membership units under the minimum offering. The price per membership unit is $1,000 per unit with a minimum investment of $5,000. There are currently 916 membership units issued and outstanding. After the offering, there will be 15,916 membership units issued and outstanding under the maximum offering and 13,916 membership units issued and outstanding under the minimum offering.

    Husker Ag.  Husker Ag Processing, LLC, a Nebraska limited liability company, was organized on August 29, 2000 to construct and operate an ethanol plant to be located near Plainview, Nebraska. We are seeking capital to develop, build and operate a 20 million gallon per year ethanol plant near Plainview, Nebraska. We have entered into a letter of intent with two ethanol construction and engineering firms, Fagen, Inc. and ICM, Inc. to design and construct our proposed ethanol plant. The letter of intent is not a binding legal agreement, and any party may withdraw at any time without penalty or further obligation. Our business address is currently 510 W. Locust Street, P.O. Box 10, Plainview, Nebraska 68769. Our telephone number is (402) 582-4446.

    The Plant.  Preliminary planning for our ethanol plant project began in spring 2000. We have purchased approximately 47 acres of real property located 3 1/2 miles east of Plainview, Nebraska between the Northeast Nebraska Railway railroad and US Highway 20 on which we will build the plant. We anticipate starting construction promptly after the close of this offering if we have completed all site preparations required by Fagen and have obtained all necessary construction permits. We are currently in the process of preparing the site and we anticipate that it will take approximately 3 months from completion of this offering to comply with all site preparation requirements and to obtain all necessary construction permits. Our goal is to begin construction of the plant promptly upon the close of this offering, but in any event within 60 days of the close of this offering subject to additional delays due to adverse weather conditions. Once construction commences, we expect that it will take approximately 14 to 16 months to build the ethanol plant. This schedule is only an estimate and our actual construction schedule could be longer.

    Our ethanol plant is expected to convert, on an annual basis, 7.5 to 8 million bushels of corn into approximately 20 million gallons of ethanol per year and 160,000 tons of wet distillers grains. We plan to accept corn and produce ethanol and distillers grains when construction is complete. We currently expect to sell all of our ethanol to one distributor who will sell our ethanol to national, regional and local markets. We plan to sell our distillers grain products directly to the local and regional markets through an in-house sales and marketing team.

    Distribution Policy.  We will not distribute cash to our members in the immediate future. See section entitled "Distribution Policy". We do not expect to generate revenues until the ethanol plant construction is completed and the ethanol plant is operational. Once operational, subject to loan covenants and restrictions, we anticipate distributing our net cash flow to our members in proportion to the membership units held. By net cash flow, we mean our gross cash proceeds received less any portion, as determined by our directors in their sole discretion, used to pay or establish reserves for our expenses, debt payments, capital improvements, replacements and contingencies. If our financial performance and loan covenants permit, our directors will try to make cash distributions at times, and in amounts that will permit unit holders to make income tax payments, but we may never be in a position to pay cash distributions.

    Risk Factors.  You should consider the risks described in the section entitled "Risk Factors" before making an investment in our membership units. These risks include, but are not limited to the following:

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  Our assumptions concerning our financing requirements and future operations;

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  Risks that we will not generate sufficient revenues to meet our debt service obligations and comply with restrictive covenants;

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  Risks in construction such as delays due to adverse weather conditions which could delay commencement and/or completion of the ethanol plant;

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  Risks related to our business, including that we may not generate sufficient cash to make any distributions to members due to our inability to manufacture ethanol as efficiently as we expect due to factors related to costs and supply of corn, energy or water, or other factors affecting demand for ethanol such as price, competition and general economic conditions;

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  Risks relating to state and federal ethanol subsidies, public sentiment towards ethanol production and use, environmental restrictions that could limit our activities or increase our costs and liabilities, and demand for ethanol generally;

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  Risks from our expected tax status as a partnership which if challenged by the IRS, could have adverse financial and tax consequences to us and to investors.

    Debt Financing.  The funds raised in this equity offering from the sale of membership units will not be sufficient to pay for all of our construction and start-up costs. We are therefore seeking approximately $20 million (depending upon how much equity we raise from this offering) in debt financing to pay the balance of those expenses. We have entered into a written financing proposal with Stearns Bank, N.A. for our debt financing in which Stearns has agreed to provide us with $20,000,000 of debt financing subject to certain conditions, and we will not close on this offering until we execute a definitive financing agreement with Stearns Bank.

    Operating Agreement and Management.  We are governed by an Operating Agreement which all investors must sign. We are managed by nine directors who do not need to be members. The directors serve three-year staggered terms. The directors appoint our officers and our directors and officers manage Husker Ag. Members have the right to vote on certain events, such as electing or removing directors, dissolving Husker Ag and other extraordinary transactions. We will have annual meetings of members at which members will elect directors.

    Tax Consequences.  We expect to be taxed as a partnership for federal income tax purposes. We will therefore not pay any federal income taxes and will instead allocate our net income to our members who must include that income as part of his or her taxable income. This means that you will have to pay taxes on your allocated share of our income whether or not we make a distribution to you in that year. Generally you may be able to deduct your share of our losses subject to certain limitations. You also may have state and local tax obligations that we do not address in this prospectus. This prospectus has a discussion of income tax consequences relating to the investment in the membership units under the section entitled "Income Tax Consequences of Owning Our Membership Units". You should review this discussion and consult your tax or financial advisor to determine whether an investment in the membership units is suitable for you.

    Suitability.  Investing in our membership units is highly speculative and very risky. Our membership units are suitable only as a long-term investment and only if you can bear a complete loss of your investment. Our membership units are suitable only for persons of adequate financial means. You can only invest in this offering if you meet one of the following suitability tests:

  (1)
  You have annual income from whatever source of at least $30,000 and a net worth of at least $30,000, exclusive of home, furnishings and automobiles; or

  (2)
  You have a net worth of at least $75,000, exclusive of home, furnishings and automobile.

    For husbands and wives purchasing jointly, the tests would be applied on a joint basis. Even if you represent you meet the suitability standards set forth above, the Board of Directors reserves the right to reject any subscription for any reason, including if the Board determines that the membership units are not a suitable investment for a particular investor.

    We do not expect any public market to develop for our membership units, which means that it will be difficult for you to sell them. In addition, our Operating Agreement significantly restricts the transferability of membership units and prohibits any sale or transfer without the consent of our Board of Directors. You should not buy these membership units if you need to quickly sell them in the future.

    Escrow procedures.  Proceeds from subscriptions for the membership units will be deposited in an interest-bearing escrow account that we have established with Midwest Bank, N.A., d/b/a Plainview National Bank as escrow agent under a written escrow agreement. We will not close on the offering until certain conditions to closing the offering are satisfied and we will return your investment with interest within 30 days under the following scenarios:

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  If we determine in our sole discretion to terminate the offering prior to December 1, 2001;

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  If we do not raise the $13,000,000 minimum by December 1, 2001; or

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  If as of December 1, 2001 we do not have binding written agreements with a lender or lenders for between $18,000,000 and $20,000,000 of debt financing (actual amount of debt financing depends on the amount of equity raised and projected costs) or such amount as the Board of Directors deems sufficient to complete construction and start-up of the plant.

    You will not be able to access your funds in the escrow account. We will invest the escrow funds in short-term certificates of deposit issued by a bank, short-term securities issued by the United States government, or money market funds, including those available through the escrow agent.

    Subscription Procedures.  Investors must complete the subscription application and agreement included as Appendix B to this prospectus, include a check payable to Midwest Bank, N.A. d/b/a Plainview National Bank, Escrow Agent for Husker Ag Processing, LLC and deliver an executed copy of the signature page to our Operating Agreement. In the subscription application and agreement, an investor must make representations to us concerning, among other things, that he or she has received our prospectus and any supplements, agrees to be bound by the Operating Agreement and understands that the membership units are subject to significant transfer restrictions. The subscription application and agreement also requires information about the nature of your desired ownership of your membership units, your state of residence and your taxpayer identification or social security number. Our Board of Directors reserves the right to reject any subscription. If we reject your subscription, we will return your application, check and signature page within 30 days.

    Investors that may be deemed the beneficial owners of 5% or more, and 10% or more of our issued and outstanding membership units may have reporting obligations under Section 13 and Section 16 of the Securities and Exchange Act. If you believe that you may become the beneficial owner of 5% or more of our outstanding membership units, you should consult your own legal counsel to determine what filing and reporting obligations you may have under the federal securities laws.

RISK FACTORS

    You should be aware that there are various risks associated with an investment in us before you invest in our membership units. You should carefully consider these risk factors, together with all of the other information included in this prospectus.

RISKS ASSOCIATED WITH OUR FINANCING PLAN AND THIS OFFERING

Our membership units have no public trading market and are subject to significant transfer restrictions which could make it difficult to sell your membership units and could reduce the value of your membership units.

    There is currently no established public trading market for the membership units and an active trading market will not develop despite this offering. To maintain our partnership tax status, you may not trade the membership units on an established securities market or readily trade the membership units on a secondary market (or the substantial equivalent thereof). We therefore will not apply for listing of the membership units on any stock exchange or on the NASDAQ Stock Market. As a result, you will not be able to readily sell your membership units.

    Your ability to transfer your membership units is also restricted by our Operating Agreement. To help ensure that a secondary market does not develop, our Operating Agreement prohibits transfers without the approval of our Board of Directors. The Board of Directors will not approve transfers unless they fall within "safe harbors" contained in the publicly-traded partnership rules under the tax code, which include:

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  transfers by gift,

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  transfer upon death of a member,

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  transfers between family members, and

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  transfers that comply with the "qualifying matching services" requirements.

    Any transfers of membership units in violation of the publicly traded partnership rules or without the prior consent of the Board will be invalid.

    The illiquid nature of the membership units could impact the value of your membership units and result in a lower sale price in the event you are permitted to transfer your membership units. You may be required to bear the economic risks associated with your investment in us for an indefinite period of time.

Our project is dependent upon obtaining debt financing and failure to obtain debt financing will require us to abandon our business.

    Based on current cost estimates, we believe we will need approximately $33,000,000 in total funds to construct the proposed ethanol plant and finance start-up operations. Regardless of whether we raise our $13,000,000 minimum or $15,000,000 maximum, we must obtain debt financing in order to complete construction and start-up of the ethanol plant. The use of debt financing increases the risk that we will not be able to operate profitably because we will need to make principal and interest payments on the indebtedness. Debt financing will also expose you to the risk that your entire investment could be lost in the event of a default on the indebtedness and a foreclosure and sale of the ethanol plant and its assets for an amount that as less than the outstanding debt.

    The amount and nature of the debt financing that we are seeking is subject to the interest rates and the credit environment as well as general economic factors and other factors over which we have no control. We have entered into a written financing proposal with Stearns Bank, N.A. for $20,000,000 in debt financing. The financing proposal provides for a floating interest rate of prime plus 1/4%, adjusted quarterly, and therefore our debt financing is subject to fluctuations in the interest rates. There can be no assurance that we will be able to finalize an agreement concerning financing with Stearns Bank on acceptable terms.

    Although we have had discussions with an alternative financing source, there can be no assurances that financing will be available to us from any alternative source or any other sources, or available on terms acceptable to us. If financing is unavailable for any reason, or it is available at an interest rate that we cannot afford, or comes with covenants that we will not be able to accept or comply with, we will be forced to abandon our business. We also cannot guarantee that any financing will have terms acceptable to us. The closing of our offering is subject to our execution of a definitive financing agreement, and if we are not able to secure a definitive agreement, we will return your investment to you with interest.

We may not be able to generate sufficient revenue from our operations to support our debt, and that could reduce the value of your membership units.

    Our ability to repay our debt will depend on our financial and operating performance and on our ability to successfully implement our business strategy. We cannot assure you that we will be successful in implementing our strategy or in realizing our anticipated financial results. Our financial and operational performance depends on numerous factors including prevailing economic conditions and certain financial, business and other factors beyond our control. Our cash flows and capital resources may be insufficient to repay our anticipated debt obligations. If we cannot pay our debt service, we may be forced to reduce or eliminate distributions, reduce or delay capital expenditures, sell assets, restructure our indebtedness or seek additional capital. If we are unable to restructure our indebtedness or raise funds through sales of assets, equity or otherwise, our ability to operate could be harmed and the value of your membership units could decline.

    Any institution lending funds to us, whether through a leasing arrangement or direct loans, will take a security interest in our assets, including the property and the ethanol plant. Our financing proposal with Stearns Bank, N.A. provides that the bank will take a first secured mortgage on our real restate and a first secured interest in all of our accounts receivable, inventory, equipment and fixtures along with all personal property and intangibles. If we fail to make our debt financing payments, the lender will have the right to repossess the secured assets, including the property and the plant, in addition to other remedies. Such action would end our ability to continue operations. If we fail to make our financing payments and we cease operations, your rights as a holder of membership units are inferior to the rights of our creditors. We may not have sufficient assets to make any payments to you after we pay our creditors.

We anticipate having substantial debt service and restrictive loan covenants that could make it difficult for us to borrow additional capital and could limit our ability to make cash distributions to out members and engage in other activities.

    It is possible that our debt service requirements may make us more vulnerable to economic or market downturns. If we are unable to service our debt, we may be forced to reduce or delay planned capital expenditures, sell assets, restructure our indebtedness or seek additional equity capital. In addition, our debt load and service requirements could have important consequences which could reduce the value of your investment, including:

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  Limiting our ability to obtain additional financing;

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  Reducing funds available for operations and distributions because a substantial portion of our cash flows will be used to pay interest and principal on our debt;

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  Making us vulnerable to increases in prevailing interest rates;

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  Placing us at a competitive disadvantage because we may be substantially more leveraged than some of our competitors;

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  Subjecting all or substantially all of our assets to liens, which means that there will be virtually no assets left for members in the event of a liquidation; and

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  Limiting our ability to adjust to changing market conditions, which could make us more vulnerable to a downturn in general economic conditions or our business.

    We cannot assure you that we can accomplish any of these strategies on satisfactory terms, if at all. In addition, the terms of any debt financing agreements we enter into will likely contain numerous financial, maintenance and other restrictive covenants. These covenants may limit our ability to, among other things:

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  Incur additional indebtedness;

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  Make capital expenditures in excess of prescribed thresholds;

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  Make distributions to our members, redeem or repurchase our membership units;

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  Make various investments;

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  Create liens on our assets;

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  Utilize asset sale proceeds; or

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  Merge or consolidate or dispose of all or substantially all of our assets.

    A breach of these covenants could result in default under applicable debt agreements. If we default on any covenant, a lender could accelerate our indebtedness, in which case the entire debt would become immediately due and payable. If this occurs, we might not be able to repay our debt or borrow sufficient funds to refinance it. Even if new financing is available, it may not be on terms that are acceptable to us. These events could cause us to cease construction, or if the plant is constructed and operating, to cease operations.

Our Board of Directors set the price for the membership units without an independent evaluation and therefore the actual value may be lower.

    The Board of Directors determined the $1,000 per membership unit purchase price without an independent valuation. The Board established the total offering price based on our estimate of capital and expense requirements and not based on perceived market value, book value, or other established criteria. The actual value of your membership units may be lower than the $1,000 offering price. We also cannot guarantee that Husker Ag or any other person will purchase your membership units at the offering price or any other price. You could therefore lose all or a substantial part of your investment.

You will experience some dilution to the value of your membership units.

    Purchasers of membership units in this offering will experience immediate dilution of the net tangible book value of their membership units ranging from approximately $63.86 to $55.84 per membership unit based on the June 30, 2001 net tangible book value of Husker Ag. See the section entitled "Dilution".

RISKS ASSOCIATED WITH CONSTRUCTION AND DEVELOPMENT

We are dependent upon Fagen and ICM to design and build the ethanol plant, but we have no executed definitive agreements with either of them.

    We have a letter of intent with Fagen, Inc. and ICM, Inc. for various design and construction services. The letter of intent is not a binding contract, and either party could terminate it at any time without penalty or further obligation. Fagen has delivered to us a proposed design-build contract that we are currently negotiating, in which Fagen will serve as our design-builder and will engage ICM to provide design and engineering services to them. Fagen's obligation to build the proposed ethanol plant is not reflected in a binding definitive agreement and a binding definitive agreement may never be executed. If Fagen or ICM were to terminate their relationship with us, we might not be able to secure a definitive financing agreement and build the plant, which would force us to abandon our business.

We may encounter hazardous or unexpected conditions at the construction site that could increase our costs or delay the construction of the ethanol plant which would delay our ability to generate revenues.

    Fagen is not responsible for hazardous or concealed unexpected conditions that it encounters at the construction site. This could include environmental permitting issues or other types of contamination. Environmental issues regarding compliance with applicable environmental standards could arise at any time during the construction and operation of the plant. We may have difficulty obtaining the necessary environmental permits required in connection with the operation of the plant. As a condition of granting necessary permits, regulators could make demands that increase our costs of construction and operation. If we encounter any of these kinds of conditions, Fagen may immediately stop work in the affected area and we must correct the problem. This could delay the project and could require us to spend significant resources to correct the condition. In addition, Fagen may be entitled to an adjustment in price and time of performance if its price and performance time have been adversely affected by any unexpected or hazardous conditions. This could result in additional costs to us and delay our ability to generate revenues, which could reduce the value of your membership units.

The project could suffer delays that could postpone our ability to generate revenues and make it more difficult for us to pay our debts.

    We expect that it will be an estimated 14 to 16 months after we begin construction before we begin operation of the proposed ethanol plant. Our goal is to begin construction of the plant promptly upon the close of this offering, but in any event within 60 days of the close of this offering, subject to additional delays due to adverse weather conditions. Construction projects often involve delays in obtaining construction permits, construction delays due to weather conditions, or other events that delay the construction schedule. If it takes longer to obtain necessary permits or construct the plant than we anticipate, it would delay our ability to generate revenues and make it difficult for us to meet our debt service obligations. This could reduce the value of your membership units.

    Assuming successful completion of the offering, we currently intend to break ground on the plant in the fall of 2001, but in any event within 60 days after the completion of this offering, subject to weather conditions. If we encounter delays in this offering or in obtaining debt financing or the required permits, our expected date to break ground will also be delayed. If Fagen is not able to begin construction on the plant early enough to complete the framework and enclose the plant structure before winter conditions require construction to cease, our estimated date for commencing operations will likely be delayed beyond 16 months after closing this offering. In addition, our construction costs may increase due to additional costs associated with winter construction. The actual date we break ground also depends on how quickly we can successfully complete this offering. Delays and weather conditions could result in us breaking ground in the spring of 2002 which will also delay the date we become operational and begin to generate revenue. The longer it takes us to generate revenue, the longer you will have to wait to receive any distributions from Husker Ag.

    The project could also be delayed if we encounter defective material or workmanship from Fagen which could delay production and our ability to generate revenues. Under the proposed design-build contract, Fagen warrants that the ethanol plant will be free from defects in material or workmanship. If this warranty is breached and there are defects in material or workmanship, it may delay our commencing operations and delay our ability to generate revenues. If defects are discovered after we begin operating, it could cause us to halt or discontinue our operation, which could damage our ability to generate revenues and reduce the value of your membership units. Our recourse in the event of a breach of this warranty by Fagen is to file an action against Fagen for breach of contract or breach of warranty which will be subject to the applicable statutes of limitations under the laws of the State of Nebraska.

RISKS ASSOCIATED WITH OUR FORMATION AND OPERATION

We are a newly formed company with limited working capital which could result in losses that will affect the value of your membership units.

    Husker Ag Processing, LLC was organized on August 29, 2000 and has no operating history. You should consider our company promotional and in its early development stages. We have limited experience concerning whether we will be successful in the proposed construction and operation of the ethanol plant or that our plans will materialize or prove successful. We cannot make representations about our future profitable operation or the future income or losses of Husker Ag. We do not know whether we will ever operate at a profit or that Husker Ag will appreciate in value. If our plans prove to be unsuccessful, you will lose all or a substantial part of your investment.

    We presently have very limited working capital and require the proceeds of this offering to begin constructing the ethanol plant and to meet our initial operational needs. Our ability to begin construction of the ethanol plant depends upon the success of this offering and the receipt of debt financing. Even upon the successful completion of this offering, the proposed use of proceeds will pay our expenses for only a limited amount of time and there can be no assurance that the funds received through this offering will be sufficient to allow us to continue successfully.

Operation costs could be higher than anticipated which could reduce our profits and the value of your membership units.

    In addition to general market fluctuations and economic conditions, we could experience significant cost increases associated with the on-going operation of the plant caused by a variety of factors, many of which are beyond our control. These cost increases could arise from an inadequate supply and resulting increased prices for corn. Labor costs can increase over time, particularly if there is any shortage of labor, or shortage of persons with the skills necessary to operate the ethanol plant. Adequacy and cost of water, electric and natural gas utilities could also affect our operating costs. Changes in price, operation and availability of truck and rail transportation may affect our profitability with respect to the transportation of ethanol and other products to our customers.

    In addition, the operation of the ethanol plant will be subject to ongoing compliance with all applicable governmental regulations, such as those governing pollution control, ethanol production, grain purchasing and other matters. If any of these regulations were to change, it could cost us significantly more to comply with them. Further, other regulations may arise in future years regarding the operation of the ethanol plant, including the possibility of required additional permits and licenses. We might have difficulty obtaining any such additional permits or licenses, and they could involve significant unanticipated costs. We will be subject to all of those regulations whether or not the operation of the ethanol plant is profitable.

Our success depends on hiring competent personnel, which may be difficult to attract to a rural community.

    The success of Husker Ag is primarily dependent upon the personal efforts and abilities of the nine members of its Board of Directors; however, none of the directors are full-time employees of Husker Ag. The unavailability of their services for any reason could have a material adverse effect on Husker Ag. We intend to hire additional employees as needed to perform marketing, capital raising and management functions and to oversee the day to day operations of the ethanol plant.

    Upon completion of the plant, we plan to have approximately 30 employees operating our business. Our success will depend in part on our ability to attract and retain competent personnel who will be able to help us achieve our goals. We must hire qualified managers, accounting, human resources and other personnel to staff our business. It may be difficult finding and hiring qualified employees at a salary that we will be able to afford. It may also be difficult to attract qualified employees to Plainview, Nebraska, a rural and sparsely populated area. If we are unable to hire productive and competent personnel, our ability to produce and sell ethanol could be adversely affected. This would reduce our revenues and the value of your units.

Our business is not diversified and this could reduce the value of your membership units.

    Our success depends largely upon our ability to timely complete and profitably operate our ethanol business. We do not have any other lines of business or other sources of revenue if we are unable to build the ethanol plant and manufacture ethanol. If we were not able to complete construction, or if economic or political factors adversely affect the market for ethanol, the value of your investment could decline because we have no other line of business to fall back on if the ethanol business declines. Our business would also be significantly harmed if our ethanol plant could not operate at full capacity for any extended period of time.

Our Operating Agreement contains restrictions on member's rights to participate in corporate governance of our affairs.

    Our Operating Agreement contains significant restrictions on member's rights to influence the manner or direction of management. Our Operating Agreement contains restrictions on the ability of members to call a special meeting. A member or members owning at least 10% of the outstanding membership units may call a special meeting of the members. These restrictions may make it difficult for members to propose changes to our Operating Agreement, without support from our Board of Directors. Our Board of Directors is divided into three classes, with each class serving staggered three-year terms. The classification of the Board of Directors will make it more difficult for members to change the composition of the Board because only a minority of the directors can be elected at one time. If a vacancy develops in our Board of Directors for any reason other than removal or expiration of a term, the remaining directors would fill it.

    Our directors must discharge their duties with reasonable care, in good faith and in the best interest of Husker Ag and its members. Despite this obligation, our Operating Agreement limits director liability to members unless it involves misconduct or negligence.

RISKS ASSOCIATED WITH THE ETHANOL INDUSTRY

We will be operating in an intensely competitive industry and we will compete with larger, better financed entities which could impact our ability to operate profitably.

    There is significant competition among ethanol producers. Our business faces a competitive challenge from larger factories, from plants that can produce a wider range of products than we can, and from other plants similar to our proposed ethanol plant. Our ethanol plant will be in direct competition with other ethanol producers, many of which have greater resources than we currently have. Large ethanol producers such as Archer Daniels Midland, Minnesota Corn Processors and Cargill, among others, are capable of producing a significantly greater amount of ethanol than we expect to produce. In addition, there are several Nebraska, Minnesota, Wisconsin, South Dakota and other Midwest regional ethanol producers which have recently formed, are in the process of forming, or are under consideration, which are or would be of a similar size and have similar resources to us. There are currently seven operational ethanol plants in Nebraska with at least one new plant in the process of forming.

    The proposed ethanol plant will also compete with producers of other gasoline additives made from raw materials other than corn having similar octane and oxygenate values as ethanol, such as producers of methyl tertiary butyl ether (MTBE). MTBE is a petrochemical derived from methanol which generally costs less to produce than ethanol. Many major oil companies produce MTBE and strongly favor its use because it is petroleum-based. Alternative fuels, gasoline oxygenates and alternative ethanol production methods are also continually under development. The major oil companies have significantly greater resources than we have to market MTBE, to develop alternative products, and to influence legislation and public perception of MTBE and ethanol. These companies also have significant resources to begin production of ethanol should they choose to do so.

Changes in the supply and demand, and production and price with respect to corn could make it more expensive to produce ethanol which could decrease our profits.

    Ethanol production will require substantial amounts of corn. Corn, as with most other crops, is affected by weather, governmental policy, disease and other conditions. A significant reduction in the quantity of corn harvested due to adverse weather conditions, farmer planting decisions, domestic and foreign government farm programs and policies, global demand and supply or other factors could result in increased corn costs which would increase our cost to produce ethanol. The significance and relative impact of these factors on the price of corn is difficult to predict. Significant variations in actual growing conditions from normal growing conditions also may adversely affect our ability to procure corn for the proposed plant. Any events that tend to negatively impact the supply of corn will tend to increase prices and harm our business.

    Rising corn prices produce lower profit margins for the production of ethanol and therefore, represent unfavorable market conditions. This is especially true when market conditions do not allow us to pass along increased corn costs to our customers. The price of corn has fluctuated significantly in the past and may fluctuate significantly in the future. Substantial increases in the price of corn in 1996 caused some ethanol plants to temporarily cease production or lose money. We cannot assure you that we will be able to offset any increase in the price of corn by increasing the price of our products. If we cannot offset increases in the price of corn, our financial performance may be materially and adversely affected.

    We have no definitive agreements with any corn producers or grain elevators to provide corn to the proposed ethanol plant. We currently do not anticipate entering into agreements with corn producers or grain elevators until shortly before the plant becomes operational and subject to our evaluation of local feed product availability and market prices and conditions.

We intend to establish an output contract with one distributor that will purchase all of the ethanol we produce, which may not be as financially rewarding as creating our own sales organization.

    We currently intend to sell all of the ethanol we produce to one distributor pursuant to an output contract who will market our ethanol in national, regional and local markets. As a result, we will be dependent on one distributor to sell ethanol. We do not plan to build our own sales force or sales organization to support the sale of ethanol. If this distributor breaches our output contract, or is not in the financial position to purchase all of the ethanol we produce, we may be required to find alternative means to sell our ethanol and our financial performance may be adversely and materially affected. In the event of a breach of our output contract by our distributor, we may pursue either an injunctive action or claim for damages, but in such circumstances, the distributor may not be able to perform or may be insolvent. In addition, it could be more financially advantageous to sell ethanol ourselves through our own sales force, but we have decided not to pursue this route. This strategy could result in lower revenues and reduce the value for your units if our ethanol distributor does not perform as we plan. Our financial performance is dependent upon the financial health of the distributor we contract with. We are currently in preliminary discussions with various distributors, but have not entered into any binding agreements. We currently do not anticipate entering into agreements with a distributor until shortly before the plant becomes operational, subject to our evaluation of market prices and conditions.

Low ethanol prices and low gasoline prices could reduce our profitability which could reduce the value of your membership units.

    Prices for ethanol products can vary significantly over time and decreases in price levels could adversely affect our profitability and viability. The price for ethanol has some relation to the price for gasoline. The price of ethanol tends to increase as the price of gasoline increases, and the price of ethanol tends to decrease as the price of gasoline decreases. Any lowering of gasoline prices will likely also lead to lower prices for ethanol and adversely affect our operating results.

Increases in the production of ethanol could result in lower prices for ethanol and have other adverse effects which could reduce our profitability.

    We expect that existing ethanol plants will expand to increase their production and that new fuel grade ethanol plants will be constructed as well. We cannot provide any assurance or guarantee that there will be any material or significant increases in the demand for ethanol, so the increased production of ethanol may lead to lower prices for ethanol. The increased production of ethanol could have other adverse effects as well. For example, the increased production will also lead to increased supplies of co-products from the production of ethanol, such as distillers grain/solubles. Those increased supplies could lead to lower prices for those co-products. Also, the increased production of ethanol could result in increased demand for corn which could in turn lead to higher prices for corn, resulting in higher costs of production and lower profits.

Hedging transactions involve risks that could harm our business.

    In an attempt to minimize the effects of the volatility of corn costs on operating profits, we will likely take hedging positions in corn futures markets. Hedging means protecting the price at which we buy corn and the price at which we will sell our products in the future. It is a way to attempt to reduce the risk caused by price fluctuation. The effectiveness of hedging activities is dependent upon, among other things, the cost of corn and our ability to sell sufficient amounts of ethanol and distillers grains to utilize all of the corn subject to the futures contracts. Hedging activities can result in costs to us because price movements in grain contracts are highly volatile and are influenced by many factors which are beyond our control. We may incur similar costs in connection with our hedging transactions and these costs may be significant.

Ethanol production is energy intensive and interruptions in our supply of energy could have a material adverse impact on our business.

    Ethanol production also requires a constant and consistent supply of energy. If there is any interruption in our supply of energy for whatever reason, such as supply, delivery or mechanical problems, we may be required to halt production. If production is halted for any extended period of time, it will have a material adverse effect on our business. If we were to suffer interruptions in our energy supply, either during construction or after we begin operating the ethanol plant, our business would be harmed.

    We have entered into discussions with natural gas suppliers; however, at the present time we have no binding commitments with any natural gas supplier. If we are unable to obtain a natural gas supply or procure an alternative source of natural gas on terms that are satisfactory to us, the adverse impact on our plant and operations could be material. In addition, natural gas and electricity prices have historically fluctuated significantly. Increases in the price of natural gas or electricity would harm our business by increasing our energy costs.

    We will also need to purchase significant amounts of electricity to operate the proposed ethanol plant. The prices which we will be required to pay for electrical powers will have a direct impact on our costs of producing ethanol and our financial results.

RISKS ASSOCIATED WITH GOVERNMENT REGULATION AND SUBSIDIZATION

Federal regulations concerning tax incentives could expire or change which could reduce our revenues.

    Congress currently provides certain federal tax incentives for oxygenated fuel producers and marketers, including those who purchase ethanol to blend with gasoline in order to meet federally mandated oxygenated fuel requirements. These tax incentives include, generally, a lower federal excise tax rate for gasoline blended with at least 10 percent, 7.7 percent, or 5.7 percent ethanol, and income tax credits for blenders of ethanol mixtures and small ethanol producers. Gasoline marketers pay a reduced tax on gasoline that they sell that contains ethanol. The current credit for gasoline blended with 10% ethanol is 5.4¢ per gallon. The subsidy will gradually drop to 5.1¢ per gallon by 2005. Currently, a gasoline marketer that sells gas without ethanol must pay a federal tax of 18.4¢ per gallon compared to 13¢ per gallon for gas with 10% ethanol. The tax on gasoline blended with 10% ethanol will gradually increase to 13.3¢ per gallon by 2005. Smaller credits are available for gasoline blended with 7.7 percent and 5.7 percent ethanol.

    The ethanol industry and our business depend on continuation of the federal ethanol credit. This credit has supported a market for ethanol that might disappear without the credit. The federal subsidies and tax incentives are scheduled to expire September 30, 2007. These subsidies and tax incentives to the ethanol industry may not continue beyond their scheduled expiration date or, if they continue, the incentives may not be at the same level. The revocation or amendment of any one or more of those laws, regulations or programs could adversely affect the future use of ethanol in a material way, and we cannot assure you that any of those laws, regulations or programs will be continued. The elimination or reduction of federal subsidy and tax incentives to the ethanol industry would have a material adverse impact on our business by making it more costly or difficult for us to produce and sell ethanol. If the federal ethanol tax incentives are eliminated or sharply curtailed, we believe that a decreased demand for ethanol will result.

Nebraska state producer incentives may be unavailable or could be modified which could reduce our revenues.

    On May 31, 2001, the governor of the State of Nebraska approved LB 536, a legislative bill which establishes a production tax credit of 18¢ per gallon of ethanol produced during a 96 consecutive month period by newly constructed ethanol facilities in production prior to June 30, 2004. The tax credit is only available to offset Nebraska motor fuels excise taxes. The tax credit is transferable and therefore Husker Ag intends to transfer credits received to a Nebraska gasoline retailer who will then reimburse Husker Ag for the face value of the credit amount less a handling fee. No producer can receive tax credits for more than 15,625,000 gallons of ethanol produced in one year and no producer will receive tax credits for more than 125 million gallons of ethanol produced over the consecutive

96 month period. The minimum production level for a plant to qualify for credits is 100,000 gallons of ethanol annually. The newly enacted legislation requires us to enter into a written agreement with the Tax Commissioner on behalf of the State of Nebraska pursuant to which we will agree to produce ethanol at our designated facility and the State of Nebraska will agree to furnish the producer tax credits in accordance with the terms of the new law.

    Because we will not be in a position to produce 100,000 gallons of ethanol until at least 2003, we will not qualify for the payments until that time. We believe there are several existing projects in Nebraska that could compete with us for the payment. If another ethanol plant came online and produced 100,000 or more gallons of ethanol, it could also qualify for the producer payment. This would require the legislature to increase funding for the producer incentive program through either an increase in general fund appropriation or other source such as the grain checkoff program. Despite our written agreement with the State of Nebraska, the Nebraska legislature could reduce or eliminate the producer tax credits at any time; however, a reduction or elimination would constitute a breach of our contract by the State of Nebraska. The State of Nebraska could also impose taxes on the ethanol plants to provide additional funds for the ethanol production incentive fund which could have a serious adverse impact on our net income from the production incentive. The production incentive is scheduled to expire June 30, 2012, and the longer it takes us to raise our financing and complete construction, the greater the risk that we will receive less subsidy payments than the maximum permitted under Nebraska law.

The failure to enforce existing environmental and energy policy regulations will result in a decreased demand for ethanol which will impact the profitability of our business.

    Our success will depend in part on effective enforcement of existing environmental and energy policy regulations. Many of our potential consumers are unlikely to switch from the use of conventional fuels unless compliance with applicable regulatory requirements leads, directly or indirectly, to the use of ethanol. Both additional regulation and enforcement of such regulatory provisions are likely to be vigorously opposed by the entities affected by such requirements. If existing emissions-reducing standards are weakened, or if governments are not active and effective in enforcing such standards, our business and results of operations could be adversely affected. Even if the current trend toward more stringent emissions standards continues, we will depend on the ability of ethanol to satisfy such emissions standards more efficiently than other alternative technologies. Certain standards imposed by regulatory programs may limit or preclude the use of our products to comply with environmental or energy requirements. Any decrease in the emission standards or the failure to enforce existing emission standards and other regulations could result in a reduced demand for ethanol. A significant decrease in the demand for ethanol will reduce the price of ethanol, and adversely affect our profitability and decrease the value of your membership units.

We are subject to extensive environmental regulation and operational safety regulations that could result in higher than expected compliance costs and liabilities.

    Ethanol production involves the emission of various airborne pollutants, including particulate matters, carbon monoxide, oxides of nitrogen, volatile organic compounds and sulfur dioxide. To construct the plant and operate our business, we will need an Air Quality Construction Permit and an Air Quality Operating Permit from the State of Nebraska Department of Environmental Quality. We applied for an Air Quality Construction Permit on March 26, 2001, and we filed an amended application on June 18, 2001. An Air Quality Construction Permit is valid for 18 months. If we cannot complete construction within 18 months our Air Quality Construction Permit will lapse unless we can demonstrate that the construction of our plant requires additional time and therefore, we will need to apply for an extension. Our ability to commence construction and operation of the ethanol plant are dependent on our receipt of this permit. Once the proposed ethanol plant is completed, we must conduct emission testing and apply for an Operating Permit that will allow us to operate our business. We anticipate submitting an application for this permit before we begin operations. We need to obtain this permit to operate the ethanol plan after the Air Pollution Construction Permit expires. We have twelve months once the plant becomes operational to obtain an Air Quality Operating Permit. If granted, we expect the permit will be valid for five years.

    We also plan to apply for a Nebraska Pollutant Discharge Elimination General Permit to allow us to discharge approximately 50,400 gallons per day of water into a nearby creek and for general discharges. This permit requires a 30-day public comment period. We may also need to apply with the Nebraska Department of Environmental Quality for a Storm Water Runoff Permit or a similar permit. We have not applied for these permits, but anticipate doing so at least 180 days before we begin operations. If these permits are not granted, we will have to construct an alternative discharge and treatment system (e.g. storm pond) on site for which we will need to obtain different permits. If granted, we expect the permit will be valid for five years.

    We will also need to obtain a certain well permits from the Nebraska Department of Environmental Quality to construct and operate our on-site wells. Without these permits, we cannot drill our wells and could be forced to use water from Plainview, if a sufficient supply is available, or terminate our business. Using water from Plainview may significantly increase our operating costs, harm our financial performance and reduce the value of your units.

    Even if we receive all required permits from the State of Nebraska, we may be subject to regulations on emissions from the United States Environmental Protection Agency. Further, EPA and Nebraska's environmental regulations are subject to change and often such changes are not favorable to industry. Consequently, even if we have the proper permits now, we may be required to invest or spend considerable resources to comply with future environmental regulations.

    Our failure to comply or the need to respond to threatened actions involving environmental laws and regulations may adversely affect our business, operating results or financial condition. Once our ethanol plant becomes operational and as our business grows, we will have to develop and follow procedures for the proper handling, storage, and transportation of finished products and materials used in the production process and for the disposal of waste products. In addition, state or local requirements may also restrict our production and distribution operations. We could incur significant costs to comply with applicable laws and regulations as production and distribution activity increases. Protection of the environment will require us to incur expenditures for equipment or processes.

    We also could be subject to environmental nuisance or related claims by employees, property owners or residents near the proposed ethanol plant arising from air or water discharges. Ethanol production has been known to produce an odor to which surrounding residents could object. If odors become a problem, we may be subject to fines and could be forced to take costly curative measures. Environmental litigation or increased environmental compliance costs could increase our operating costs.

    We also will be subject to federal and state laws regarding operational safety. Risks of substantial compliance costs and liabilities are inherent in a large-scale construction project and in ethanol production after the facility is constructed. Costs and liabilities related to worker safety may be incurred. Possible future developments-including stricter safety laws for workers or others, regulations and enforcement policies and claims for personal or property damages resulting from our construction or operation could result in substantial costs and liabilities that could reduce the amount of cash that we would otherwise have to distribute or use to further enhance our business.

RISKS RELATED TO TAX ISSUES IN A LIMITED LIABILITY COMPANY

You may be required to pay taxes on your share of our income even if we make no distribution to you.

    We expect to be treated as a partnership for federal income tax purposes unless there is a change of law or trading in the membership units is sufficient to classify Husker Ag as a "publicly traded partnership." This means that Husker Ag will pay no income tax and all profits and losses will "pass-through" to our members who will pay tax on their share of Husker Ag's profits. It is likely that you may receive allocations of taxable income that exceed any cash distributions we make. This may occur because of various factors, including but not limited to, accounting methodology, lending covenants that restrict our ability to pay cash distributions, or our decision to retain or use the cash generated by the business to fund our operating activities and obligations. Accordingly, you may be required to pay income tax on your allocated share of our taxable income with personal funds, even if you receive no cash distributions from us.

Because we are treated as a partnership for federal income tax purposes, the IRS may audit our tax returns which could result in an audit of your tax returns or in tax obligations to you.

    The IRS may audit our tax returns and may disagree with the tax positions that we take on our returns. If challenged by the IRS, the courts may not support the position we take on our tax returns. An audit of our tax returns could lead to separate audits of your tax returns, especially if adjustments are required, which could result in adjustments on your tax return. This could result in tax liabilities, penalties and interest to you.

The foregoing discusses the most significant risks associated with this offering, but it is not intended to be an exhaustive discussion of all the risks that may be associated with an investment in Husker Ag. Moreover, because there are many inherent risks that may not be anticipated by Husker Ag, prospective investors should be aware that additional risks inherent in an investment in Husker Ag may be experienced that are not presently foreseen by Husker Ag.

FORWARD-LOOKING STATEMENTS

    Some of the information in this prospectus including the above Risk Factors section, contains forward-looking statements that involve substantial risks and uncertainties. You can identify these statements by forward-looking words such as "may," "will," "expect," "anticipate," "believe," "estimate," "project," and "continue" or similar words. You should read statements that contain these words carefully because they:

  •
  Discuss our future expectations

  •
  Contain projections of our future results of operations or of our financial condition

  •
  State other "forward-looking" information

    We believe it is important to communicate our expectations to our investors. However, there may be events in the future that we are not able to predict accurately or over which we have no control. The risk factors listed above, as well as any cautionary language in this prospectus, provide examples of risks, uncertainties and events that may cause our actual results to differ materially from the expectations we describe in our forward-looking statements. Before you invest in our membership units you should be aware that the occurrence of the events described in these risk factors and elsewhere in this prospectus could have a material adverse effect on our business, operating results and financial condition.

USE OF PROCEEDS

    The gross proceeds before deducting expenses from this offering will be $13,000,000 if the minimum number of membership units offered is sold, and $15,000,000 if the maximum is sold. We estimate the offering expenses to be approximately $350,000, and the net proceeds of the offering to be $12,650,000 if the minimum is sold and $14,650,000 if the maximum is sold.

    We intend to use the net proceeds of the offering to build an ethanol plant and to start operating the ethanol plant as a going concern. We must supplement the proceeds of this offering with debt financing to meet our stated goals. We estimate total capital expenditures for the construction of the plant will be $27,750,000 and that we will need a total of $33 million to construct the plant and finance start-up costs. The following table describes our proposed use of proceeds based on a maximum offering amount of $15,000,000 and a minimum offering amount of $13,000,000.

    The following figures are intended to be estimates only, and the actual use of funds may vary significantly from the descriptions given below.

	Maximum Offering		Minimum Offering
OFFERING PROCEEDS:
Offering Proceeds	$15,000,000	100%	$13,000,000	100%
Less Estimated Offering Expenses	$350,000	2.3%	$350,000	2.7%
Net Proceeds from Offering	$14,650,000	97.7%	$12,650,000	97.3%
ESTIMATED USE OF PROCEEDS:
Financing Costs	$708,500	4.8%	$708,500	5.6%
Insurance Costs	$200,000	1.4%	$200,000	1.6%
Plant Site Preparation	$550,000	3.7%	$550,000	4.3%
General and Administrative Expenses	$100,000	0.7%	$100,000	0.8%
Construction Costs	$13,091,500	89.4%	$11,091,500	87.7%
TOTAL ESTIMATED USE OF PROCEEDS:	$14,650,000	100%	$12,650,000	100%

    The financing costs are based on our written financing proposal with Stearns Bank, N.A., and assumes that we will borrow the maximum of $20 million, in connection with the construction of our plant and commencement of operations. These figures are estimates and our actual debt financing expenses could be higher. Financing costs include debt origination fees, structured as a percentage of the total debt financing, as well as lender out-of pocket expenses such as title insurance, legal fees, appraisal costs and filing fees. The Board of Directors is currently researching various insurance structures for directors and officers' insurance, builder's risk insurance, general liability insurance, workers' compensation and property insurance. In order to attract and retain qualified individuals to serve on our Board of Directors, it is necessary for us to obtain directors' and officers' liability insurance. We are reserving approximately $200,000 to cover costs associated with securing appropriate insurance coverage. This reserve amount is based on an estimate only and our actual insurance costs may exceed the reserve amount.

    We are reserving $550,000 for plant site preparation in order to meet site preparation requirements established by Fagen, Inc. and ICM, Inc. Prior to Fagen's commencement of construction of the plant, we must obtain all legal authority to use the site for its intended purposes, including obtaining proper zoning approvals, complying with elevation restrictions and conducting soil and water tests. The plant site must be within 6 inches of final grade specifications including rough grading for site roadways prior to breaking ground. The site's soil must be tested and modified to provide a minimum allowable soil bearing pressure of 4,000 for fermentation and grains foundations and 3,000 pounds per square foot for all other plant foundation elements. Fagen and ICM have also required that we prepare the plant site for specific natural gas, electrical and water supply requirements necessary for the operation of the plant. Our plant will require a continuous supply of natural gas of at least 1.5 billion cubic feet per year at a minimum rate of 200 MCF per hour and at a minimum pressure of 200 psig. Our plant will also require a continuous supply of 10,000 kVA, 12,400-volt electrical energy or more to a point adjacent to the plant's perimeter road. We must also provide a high voltage switch. We must supply two on-site wells capable of providing 180 gallons per minute which meet minimum water quality standards.

    Water storage, pressurization and piping systems sufficient to satisfy the needs of local, state and federal life safety regulations and a process fresh water supply line terminating in the plant's process building are also required. We must provide a septic tank and drain field system required for the sanitary sewer requirements applicable to the plant along with a retention pond for process wastewater discharges during emergency failure of the plant's bio-methanation system.

    We are also reserving $100,000 to pay general and administrative costs for managerial fees, on-going legal and accounting fees, out-of-pocket reimbursements and general office expenses. Our actual general and administrative expenses may exceed this amount. The remainder of the funds will be used to pay construction costs, such as digging, laying foundations, purchasing and installing equipment, and constructing buildings.

    We must obtain debt financing in order to complete construction on the ethanol plant. Our financing proposal with Stearns Bank provides for a floating interest rate of prime rate plus 1/4%, and thus we are subject to the interest rates and the credit environment and other economic factors over which we have no control. We have no definitive contract with Stearns Bank for our debt financing, but we will not close on this offering until we execute a definitive agreement for debt financing.

    We have not obtained the services of any underwriter, placement agent or broker-dealer for this offering, although we reserve the right to pay a finder's fee or placement agent fee to a registered broker-dealer in connection with the sale of membership units in accordance with applicable laws, and any such payment would increase our offering costs materially. We currently do not intend to pay any such fees unless it is necessary to do so in order to raise at least the aggregate minimum of $13,000,000.

    After completion of this offering and the receipt of the required debt financing, if we require additional cash, we may seek additional financing by borrowing, and/or through the sale of additional membership units. We cannot guarantee that we will be successful in obtaining additional financing if needed.

CAPITALIZATION

Membership Unit Split

    On March 19, 2001, the Board authorized a two for one membership unit split for all members of record as of March 19, 2001 which increased the issued and outstanding membership units from 458 units to 916 units. The number of membership units and prices paid for the membership units issued throughout the remainder of this document have been retroactively restated to give effect to the membership unit split.

Capitalization Table

    The following table describes the capitalization of Husker Ag as of June 30, 2001 on an actual and as adjusted basis.

		As adjusted(1)
	Actual	Minimum	Maximum
Members' equity
Membership units issued and outstanding (916 units, actual; minimum 13,916 units and maximum 15,916 units, as adjusted)	$414,976	$13,064,976	$15,064,976
Accumulated deficit	(37,721)	(37,721)	(37,721)

Total members' equity and capitalization	$377,255	$13,027,255	$15,027,255

(1)
As adjusted reflects the issuance of 13,000 (minimum) and 15,000 (maximum) membership units at $1,000 per share, net of expenses of $350,000.

Principal Members

    The following table presents the names and other information about beneficial or record owners of more than five percent (5%) of our membership units as of the date of this prospectus.

FIVE PERCENT (5%) BENEFICIAL OWNERSHIP

Title of Class	Name and Address Of Beneficial Owner	Amount and Nature of Beneficial Ownership	Percent Of Class Prior to the Offering
Membership Units	Jack G. Frahm RR 3, Box 53 Plainview, NE 68769	50 Units(1)	5.459%
Membership Units	Reginald C. Green and Susan K. Green RR 2, Box 95A Creighton, NE 68729	100 Units(2)	10.917%
Membership Units	Claus C. Knuth and Maylo Knuth RR 1, Box 38B Royal, NE 68773	60 Units(3)	6.550%

(1)
Includes 30 membership units held by Frahm Farms, Inc.

(2)
Reginald C. Green and Susan K. Green hold the membership units as tenants in common.

(3)
Claus C. Knuth and Maylo Knuth hold the membership units as tenants in common.

Ownership By Management

    The following table describes the ownership of membership units by Husker Ag's directors and officers and by all directors and officers of Husker Ag as a group as of the date of this prospectus. Members of the Board and our management do not hold any outstanding options or other convertible securities giving them a right to additional membership units.

UNITS BENEFICIALLY OWNED BY DIRECTORS AND OFFICERS

			Percentage of Total After the Offering(1)
	Number of Units	Percentage of Total Prior to Offering
Directors and Officers of Husker Ag			Maximum	Minimum
Gary Kuester, Director and Chairman of the Board	2	0.218%	0.013%	0.014%
J. Alex Thramer, Director and Vice Chairman	30	3.275%	0.188%	0.216%
Jack G. Frahm, Director and Secretary	50(2)	5.459%	0.314%	0.360%
Fredrick J. Knievel, Director and Treasurer	20	2.183%	0.126%	0.144%
Cory A. Furstenau, Director	14	1.528%	0.088%	0.101%
Ryan W. Koinzan, Director	10	1.092%	0.063%	0.072%
Scott J. Carpenter, Director	20	2.183%	0.126%	0.144%
Mike Kinney, Director	20	2.183%	0.126%	0.144%
O. Kelly Hodson, Director	30	3.275%	0.188%	0.216%
All Directors and Officers as a Group	196	21.397%	1.232%	1.411%

(1)
The percentages reflected assume that the director does not purchase any additional membership units in this offering.

(2)
Includes 30 membership units held by Frahm Farms, Inc.

Purchase by Fagen, Inc.

    Pursuant to the terms of our letter of intent with Fagen, Inc. and ICM, Inc., as amended, Fagen has agreed to a $1,000,000 standby investment commitment. In the event Husker Ag raises $12 million after the commencement of this offering, at the request of our Board of Directors, Fagen will purchase $1,000,000 of our membership units, or such lesser amount requested by the Board of Directors, upon the same terms set forth in this prospectus. Fagen will therefore purchase the membership units for $1,000 per membership unit.

DILUTION

    As of the date of this prospectus, we have 916 membership units issued and outstanding. The 916 membership units have a net tangible book value of $377,255 or $411.85 per membership unit, based on the June 30, 2001 balance sheet. The tangible book value per unit" is determined by dividing the tangible book value of Husker Ag less total liabilities by the number of membership units outstanding.

    The following table illustrates the dilution in the value of your equity in a membership unit based on a total of 13,916 membership units (if the aggregate minimum units were sold) and of 15,916 membership units (if the aggregate maximum membership units were sold) units outstanding. The following table assumes that the net proceeds from this offering were $12,650,000 and $14,650,000 respectively.

    This table does not take into account any other changes in the net tangible book value of our membership units occurring after June 30, 2001 or other expenses not related to this offering.

	Minimum Offering	Maximum Offering
Offering Price per Unit	$1,000	$1,000
Net tangible book value of company at June 30, 2001	$377,255	$377,255
Net tangible book value per unit at June 30, 2001	411.85	411.85
Increase in net tangible book value per unit attributable to the sale of 13,000 (minimum) and 15,000 (maximum) units	524.29	532.31
Net tangible book value per unit at June 30, 2001 as adjusted for the sale of 13,000 (minimum) and 15,000 (maximum) units	936.14	944.16
Immediate dilution per unit to new investors	63.86	55.84

    Each member of our Board of Directors purchased his original two membership units for $125 per unit to capitalize the company upon its organization. During the private offering which expired on January 15, 2001, the following directors purchased membership units for $500 per unit in accordance with and subject to the terms set forth in the private placement memorandum:

Director	Number of Units Purchased
Scott J. Carpenter	10
Jack G. Frahm(1)	30
Cory A. Furstenau	4
O. Kelly Hodson	20
Mike Kinney	10
Frederick J. Knievel	10
J. Alex Thramer	20

(1)
Includes 30 membership units held by Frahm Farms, Inc.

    In addition, each director received an option to purchase up to eight membership units for $250 per unit upon completion of the private offering which expired January 15, 2001. The director option expired February 15, 2001. Eight of the nine directors exercised their options and purchased an aggregate of 64 membership units.

DISTRIBUTION POLICY

    Distributions are payable at the discretion of our Board of Directors, subject to the provisions of the Nebraska Limited Liability Company Act and our Operating Agreement. The Board has no obligation to distribute profits, if any, to members. We have not declared or paid any distributions on our membership units.

    We do not expect to generate revenues until the proposed ethanol plant is operational, which we expect will occur approximately 14 to 16 months after construction commences. After operation of the proposed ethanol plant begins, we anticipate, subject to any loan covenants or restrictions with our senior and subordinated lenders, distributing a portion of our available cash to our members in proportion to the membership units held and in accordance with our Operating Agreement. By net cash flow, we mean our gross cash proceeds received less any portion, as determined by our directors in their sole discretion, used to pay or establish reserves for our expenses, debt payments, capital improvements, replacements and contingencies. If our financial performance and loan covenants permit, our directors will try to make cash distributions at times and in amounts that will permit unit holders to make income tax payments, but we might not ever be able to make any cash distributions. Any such distributions are totally discretionary with the Board and may not, for various reasons, occur. As a result, you could owe more in taxes due to your share of company profits, than cash distributions received by you from Husker Ag in any taxable year. The Board may elect to retain future profits to provide operational financing for the plant, debt retirement and possible plant expansion.

    We do not know the amount of cash that we will generate, if any, once we begin operations. At the start, we will generate no revenues and do not expect to generate any operating revenue until the proposed ethanol plant is operating fully. Cash distributions are not assured, and we may never be in a position to make distributions. Whether we will be able to generate sufficient cash flow from our business to make distributions to members will depend upon numerous factors, including:

  •
  Successful and timely completion of construction since we will not generate any revenue until our plant is constructed and operational;

  •
  Required principal and interest payments on any debt and compliance with applicable loan covenants which will reduce the amount of cash available for distributions;

  •
  Our ability to operate our plant at full capacity which directly impacts our revenues;

  •
  Adjustments and amounts of cash set aside for reserves and unforeseen expenses; and

  •
  State and federal regulations and subsidies, and support for ethanol generally which can impact our profitability and the cash available for distributions.

SELECTED FINANCIAL DATA

    The following table summarizes important financial information from our financial statements. You should read this table in conjunction with our financial statements and their notes, and our plan of operation and other financial information included elsewhere in this prospectus.

	February 24, 2000 (Inception) through December 31, 2000	Six Months ended June 30, 2001	February 24, 2000 (Inception) through June 30, 2001
Statement of Operations Data:
Revenues	$—	$—	$—
Operating loss	(61,990)	(113,341)	(175,331)
Net loss	(19,795)	(17,926)	(37,721)
	December 31, 2000	June 30, 2001
			As adjusted(1)
	Actual	Actual	Minimum	Maximum
Balance Sheet Data:
Cash and cash equivalents	$3,257	$233,923	$12,883,923	$14,883,923
Working capital (deficit)	(50,713)	186,039	12,836,039	14,836,039
Total assets	36,425	425,741	13,075,741	15,075,741
Total members' equity (deficit)	(17,545)	377,255	13,027,255	15,027,255

(1)
As adjusted reflects the issuance of 13,000 (minimum) and 15,000 (maximum) membership units at $1,000 per share, net of expenses of $350,000.

MANAGEMENT'S PLAN OF OPERATIONS

    This prospectus contains forward-looking statements that involve risks and uncertainties. Actual events or results may differ materially from those indicated in such forward-looking statements. The following discussion of the financial condition and results of our operations should be read in conjunction with the Financial Statements and related notes thereto included elsewhere in this prospectus.

    We are a start-up limited liability company, which was formed for the purpose of building a plant to produce ethanol and animal feed products on a site we own located 3 1/2 miles east of Plainview, Nebraska. Our 47-acre site lies between US Highway 20 on the north, and the Northeast Nebraska Railway on the south, and is expected to have good access to both truck and rail transportation. We purchased the site for $50,525, which is equal to approximately $1,075 per acre. We financed the purchase of the site with the proceeds of a private offering which expired January 15, 2001. The purpose of the private offering was to raise initial capital to cover formation costs and the costs associated with this offering. In the event that the proceeds of the private offering and other cash available to us are insufficient to cover these expenses, the Board will explore short-term debt financing alternatives which may include loans from affiliates which are approved in accordance with our Affiliated Transactions Policy.

    Our plant is expected to consume approximately 7 1/2 to 8 million bushels of locally grown corn annually, and produce approximately 20 million gallons of fuel-grade ethanol and 160,000 tons of wet distillers grains for cattle feed annually. We currently estimate that once construction commences, it will take approximately 14 to 16 months to build our ethanol plant. Our goal is to begin construction of the plant promptly upon the close of this offering, but in any event within 60 days, of the close of this offering subject to additional delays due to adverse weather conditions.

    We anticipate that we will have an agreement with an experienced ethanol marketer to sell our ethanol production to local, regional and national markets. We also anticipate that we will sell all of our animal feed products to the local and regional cattle market using our own in-house staff. We will be hiring staff to handle the direct operation of the plant, and currently expect to employ approximately 30 people.

Plan for next 12 months of operation

    We expect to use the next 12 months for the design-development and construction of the ethanol plant. We also plan to negotiate and execute finalized contracts concerning the construction of the plant, provision of necessary electricity, natural gas and other power sources, and marketing agreements for ethanol and distillers grain sales. Assuming the successful completion of this offering and our obtaining necessary debt financing, we expect to have sufficient cash on hand to cover construction and related start-up costs necessary to make the plant operational. We estimate that we will need approximately $27.75 million to construct the plant, and a total of approximately $33 million to cover all capital expenditures necessary to complete the project and make the plant operational and produce revenue.

    If we close on the offering and finalize the necessary debt financing, we expect to have sufficient cash to cover our costs over the next 12 months, and through the completion of the plant construction, including staffing, general and administrative expenses and legal, accounting and related expenses. The following is our estimate of costs and expenditures for the 12 months following the completion of this offering. These estimates are based on the experience of Fagen, Inc. in the construction of other ethanol plants. It is only an estimate and our actual expenses could be much higher because of a number of factors, as described in the "Risk Factors" section.

Financing costs	$708,500
Offering costs	350,000
Insurance	200,000
General and administrative costs	85,000
Plant site preparation	550,000
Construction in progress payments	24,050,000

TOTAL	$25,943,500

    We anticipate spending approximately $26 million on our business over the next 12 months, the largest portion of which will be for the construction of our ethanol plant. The financing costs represent the fees and costs which we may incur in connection with obtaining our debt financing from our lender and are based on the estimates included in our written financing proposal with Stearns Bank, N.A.., assuming a loan amount of $20 million. Financing costs include debt origination fees, structured as a percentage of the total debt financing, as well as lender out-of pocket expenses such as title insurance, legal fees, appraisal costs and filing fees. Our financing costs may also vary depending on the amount, if any, of subordinated debt that we obtain. We estimate that we will spend approximately $200,000 on directors and officers' insurance, builder's risk insurance, general commercial liability, workers' compensation and property insurance for our business. We also expect to spend an estimated $85,000 on general and administrative expenses during the next 12 months, including managerial fees, on-going legal and accounting fees, general office expenses, and disbursement reimbursements. We estimate the costs of plant site preparation to be approximately $550,000, which will include leveling and grading the site, constructing a road from the plant to Highway 20, and drilling wells to meet our water supply needs.

    We expect to spend the majority of our funds over the next 12 months, approximately $24 million, on plant construction. These costs will include preparing and pouring foundations, material and labor to construct the plant, including the grain and ethanol storage and handling facilities, offices and a cooling tower. We will also be purchasing and installing ethanol production equipment, such as pumps, grinders, processing equipment, storage tanks and conveyors. Such construction, equipment purchases and installation will be handled by Fagen, Inc., which will be paid by us by making monthly progress payments based on the work completed and invoiced to us by Fagen, Inc.

    We estimate our offering costs as follows:

Securities and Exchange Commission registration fee	$3,750
Legal fees and expenses	100,000
Accounting fees	100,000
Blue Sky filing fees	30,000
Printing expenses	55,000
Escrow agent fees	7,000
Costs relating to sales meetings	15,000
Miscellaneous expenses	39,250

TOTAL	$350,000

    We have not obtained the services of any underwriter, placement agent or broker-dealer for this offering, although we reserve the right to pay a finder's fee or placement agent fee to a registered broker-dealer in connection with the sale of membership units in accordance with applicable laws, and any such payment would increase our offering costs materially. We currently do not intend to pay any such fees unless it is necessary to do so in order to raise at least the aggregate minimum of $13,000,000.

    We intend to fund our costs and expenditures for the next 12 months through proceeds raised in this offering and our debt financing. We currently have one person who serves as a part-time bookkeeper and interim office manager, and we recently entered into a contract with a construction and general manager to assist with organizational matters related to our business. We do not plan to begin hiring additional employees related to the ethanol plant operations until approximately six months before completion of the plant construction and commencement of production operations.

Operating Expenses

    We will have certain operating expenses, such as office supplies, utilities and salaries and related employment costs, when we hire a manager and other staff. Along with these operating expenses, as noted above, we will have significant offering and financing expenses. We have allocated funds in our capital budget for such expenses, although such expenses may be greater than those we have budgeted. If such costs are greater than we have budgeted, or if construction costs run higher than budgeted, we may need to obtain additional funding to cover such costs.

Books and Records

    We currently do not have a full-time office staff. We recently hired a construction and general manager to assist us in organizational business matters, but are currently dependent on our Board of Directors, and a part-time bookkeeper, for the maintenance of our books and records. We intend to hire and train full-time staff personnel prior to commencement of operations, and the salaries of such persons are included in our budget. Such personnel are and will be responsible for compliance with the rules and regulations promulgated under the Securities and Exchange Act of 1934 concerning the maintenance of accurate books and records, and the timely and accurate submission of annual and periodic reports with the Securities and Exchange Commission.

Liquidity and Capital Resources

    We are proposing to raise $13 million minimum and $15 million maximum in this offering and need approximately $20 million in debt financing from one or more lenders in order to complete construction of the ethanol plant. In this regard, we have entered into a written financing proposal with Stearns Bank, N.A., St. Cloud, Minnesota, regarding the provision of construction and permanent debt financing for our ethanol plant. The financing proposal provides for the following material terms of our debt financing.

  •
  Loan amount: $20 million maximum.

  •
  Interest rate:

  •
  Construction loan: Prime rate plus 1/4% (floating rate)

  •
  Permanent loan: 60% of permanent loan ($12 million) will be prime rate plus 1/4%, adjusted quarterly; 40% ($8 million) will be prime rate plus 1/4%, adjusted quarterly, with a floor of 6.5% and a ceiling of 9.95% for 5 years.

  •
  Maturity: The bank will initially provide for up to an 18-month construction loan, which will then convert to a permanent USDA loan which will be repayable over a 10-year period.

  •
  Collateral: The indebtedness will be collateralized by a first mortgage on our real estate and plant, as well as a first security interest on all accounts receivable, inventory, equipment, fixtures, all personal property and general intangibles.

  •
  USDA Guarantee: The permanent loan is subject to a 60% USDA guaranteed loan ($12 million). If the USDA declines the loan, Stearns Bank would proceed with a conventional permanent loan.

  •
  Prepayment Premium: Any prepayment of the loan by Husker Ag would be subject to a 5% (of loan balance) prepayment premium in year one, 4% premium in year two, 3% premium in year three, 2% premium in year four, and 1% premium in year five.

  •
  Minimum Equity Requirement: A minimum of 40% equity must be injected into the project (that is, the equity must equal at least 40% of the total of amount of equity and indebtedness). The bank will require that our equity funds be expended first in the construction of the plant, prior to any borrowing under the construction loan.

  •
  Financing Costs: The financing closing costs are estimated to include a 2% origination fee ($400,000), 2% USDA fee ($240,000), documentation fee ($500), plus third party expenses, such as title insurance, legal fees, appraisal, survey, USDA feasibility study, and filing fees, with the total financing costs estimated in the written proposal to be $708,500. The actual total financing costs will vary depending upon the actual third party expenses incurred.

    In addition, the bank will require a satisfactory appraisal of the project, a satisfactory environmental audit of the property, and evidence of acceptable insurance coverage of the plant, and we will be required to provide the bank with annual audited financial statements, tax returns and quarterly interim financial statements. Stearns Bank has also indicated that it is interested and willing to work with local banks on the project, and a portion of the indebtedness may be participated out to banks located in the Northeastern Nebraska region.

    We have paid to Stearns Bank a loan application fee of $15,000 cash, and a short term note of $35,000, secured by a mortgage on our real estate, which is nonrefundable, and will be applied toward the loan closing costs.

    The written loan proposal entered into with Stearns Bank is subject to execution of more comprehensive finalized loan documentation, and any material adverse change in the financial condition of Husker Ag or discovery of previously undisclosed negative information concerning Husker Ag or the ethanol plant project may invalidate the financing proposal.

    Our ability to complete the construction of the plant is totally dependent upon our ability to successfully complete this offering and obtain and finalize debt financing. If we do not enter into a definitive agreement concerning our debt financing by December 1, 2001, we will return the proceeds raised in this offering with interest. The actual amount of debt financing we need may be lessened if the maximum amount of $15 million is raised in this offering. Our current plans call for our maintaining a cash reserve of $2 million after we commence operations, which we have estimated to be approximately one-month's operating expenses.

    In January 2001, the Nebraska Department of Agriculture awarded us a $75,000 grant under the Agricultural Opportunities and Value-Added Partnerships Act to assist us with the construction of our ethanol plant. We entered into an agreement with the Nebraska Department of Agriculture in connection with the award which governs our obligations relating to the grant award. This agreement requires us to use the grant funds exclusively for the activities listed in our application which includes payment of legal fees, accounting fees, consulting fees and permitting costs associated with the construction of the ethanol plant.

    The following table shows the sources of our liquidity in connection with the construction of our ethanol plant and commencement of its operations. We do not currently have a definitive agreement with any third party to provide us with these funds. The following shows both the minimum offering amount of $13 million and the maximum offering amount of $15 million. The following assumes an interest rate of 8.5% on term debt. Our financing proposal provides for a floating interest rate of prime rate plus 1/4%, which as of the date of our financing proposal (July 17, 2001) would equal 7.0%. However, interest rates have historically fluctuated and our interest rate could be significantly higher over the term of the loan.

    The following table represents only ranges of estimates, and our actual sources and uses of funds could vary materially from the following estimates. We have assumed in the table the maximum amount of borrowing permissible under the bank's 40% equity requirement (subject to a maximum borrowing of $20 million), which for a minimum equity offering of $13 million would be indebtedness of approximately $19.5 million.

Sources of Funds

	Minimum Offering	Maximum Offering
Equity offering net proceeds	$12,650,000	$14,650,000
Private offering net proceeds	394,726	394,726
State of Nebraska grant	75,000	75,000
Debt financing	19,500,000	20,000,000

Total Sources of Funds	$32,619,726	$35,119,726

Uses of Funds

	Minimum Offering	Maximum Offering
Costs Related to Purchase of Equipment and Construction of the Ethanol Plant:
-Grain receiving, storage and milling equipment	$1,655,500	$1,655,500
-Conversion and liquefaction system	1,204,000	1,204,000
-Fermentation system	3,612,000	3,612,000
-Distillation and molecular sieve	2,709,000	2,709,000
-Liquid/Solid separation system	1,354,500	1,354,500
-Evaporation system	2,408,000	2,408,000
-Product storage area	2,107,000	2,107,000
-Utilities: costs to install gas, electric, water and drill wells	1,200,000	1,200,000
-General plant infrastructure, including roads	9,000,000	9,000,000
-Engineering and architectural fees	2,500,000	2,500,000
Plant Site Preparation	550,000	550,000
Capitalized Interest	493,286	493,286
Start-up Expenses: through first month of production	2,982,738	2,982,738
Financing Costs	708,500	708,500
Cash Reserve	135,202	2,635,202

Total Uses of Funds	$32,619,726	$35,119,726

    The costs referred to above as part of the "Costs Related to Purchase of Equipment and Construction of the Ethanol Plant" include estimated costs of equipment, installation and construction of that portion of the ethanol plant implementing the identified process or system. The respective process or system and the equipment necessary to implement such process or system is described in greater detail below:

    Grain Receiving, Storage and Milling Equipment.  Corn delivered to the plant for processing will be dumped into one of two dump pits in this grain receiving building. The truck drivers delivering the corn will start the grain system, dump the grain and obtain a weight ticket from the scale system. A 10,000 bushel leg or its equivalent will lift the corn to a scalper to remove rocks and debris before conveying the product to one of two 100,000 bushel storage bins. A dust collection system will be installed in the grain receiving system to limit particulate emissions. The corn will be removed from storage and processed through a hammermill. The result of this process is ground corn.

    Conversion and Liquefaction System, Fermentation System and Evaporation System.  Ground corn will be mixed in a slurry tank, routed through a pressure vessel and steam flashed off in a flash vessel which results in a cooked mash product. The cooked mash will then continue through two liquefaction tanks and into one of three fermenters. Simultaneously, propagated yeast will be added to the cooked mash as the fermenters are filling. After batch fermentation is complete, the beer produced by the fermentation process will be pumped to the beer well and then to the beer column to separate the alcohol from the mash.

    Distillation and Molecular Sieve.  Alcohol streams are dehydrated in the rectifier column, the side stripper and the molecular sieve system. Two hundred proof alcohol is then pumped to the tank farm shift tanks and blended with 5% gasoline as the product is being pumped into a 616,500 gallon final storage tank.

    Product Storage Area.  Tank farm tanks include two tanks for 190 proof storage, two tanks for 200 proof storage, one tank for denaturant storage and a 616,500 gallon tank for denatured ethanol storage. All tanks are covered carbon steel tanks with floating roofs as may be required by our Air Quality Permit.

    Liquid/Solid Separation System.  The corn mash from the beer stripper is dewatered in decanter type centrifuges.

    General Plant Infrastructure and Utilities.  The plant will also consist of boilers, cooking, cooling towers and other processes for which we must supply fresh water from our wells or from an alternative source. Boiler feedwater is conditioned in regenerative softeners and/or other treatment equipment and pumped through a deaerator and into a deaerator tank. Appropriate boiler chemicals are added and the pre-heated water is pumped into the boiler. Steam energy will be provided by a natural-gas-fired boiler system. Process cooling will be provided by circulating cooling water through heat exchangers, a chiller and a cooling tower. The plant design also includes a compressed air system consisting of an air compressor, receiver tank, pre-filter, coalescing filter and air dryer. The plant design also incorporates the use of a clean-in-place (CIP) system for cleaning cook, fermentation, distillation, evaporation, centrifuges and other systems. Fifty percent caustic is used to conduct the CIP process and it is received by truck and stored in a tank. CIP makeup is accomplished in two makeup tanks and is returned to one waste CIP tank after solids are removed in the screener. The plant will use an ICM/Pheonix Bio-Methanator to reduce organic acids in the process water allowing water recycle within the plant. The plant will have blowdown discharges from the cooling tower and boiler. The plant will be computer controlled by a distributed control system with graphical user interface and multiple workstations. Other tanks and equipment include a thin stillage tank, alpha and gluco amylase tanks, yeast tank, reflux and regen tanks, 200 proof flash vessel, 200 proof receiver tank, whole stillage tank, syrup tank, storage tank for anhydrous ammonia used within the cooking system and a storage tank for sulfuric acid used within the plant..

BUSINESS OF HUSKER AG

    Husker Ag Processing, LLC, a Nebraska limited liability company, was organized on August 29, 2000 to construct and operate an ethanol plant. Our principal business office is currently located at 510 W. Locust Street, P.O. Box 10, Plainview, Nebraska 68769. We are managed by a 9 member Board of Directors.

    We have purchased approximately 47 acres of real property located 3 1/2 miles east of Plainview, Nebraska between the railroad and US Highway 20 located in Pierce County, Nebraska. Plainview Development Corporation, which is a local non-profit, community development corporation, located the property and obtained an Option to Purchase the property dated July 3, 2000 from the owner of the property. On November 27, 2000, Plainview Development Corporation assigned the property option to us. The option gave us the right to buy the property for a purchase price of $50,525 which equals approximately $1,075 per acre. We exercised the option and purchased the property on March 9, 2001. We did not obtain an independent appraisal of the property although the Board of Directors believes the price represents fair market value for the property. We are planning to build an ethanol plant that will have an annual capacity to process approximately 7.5 to 8 million bushels of corn into approximately 20 million gallons of ethanol per year (mgy). The ethanol plant is also expected to produce approximately 160,000 tons annually of animal feed known as distillers grains, which may be sold as distillers dried grains with solubles, distillers modified wet grains and distillers wet grains. These are the principal co-products of the ethanol production process.

Background—What is Ethanol?

    Ethanol is a chemical produced by the fermentation of sugars found in grains and other biomass. Ethanol can be produced from a number of different types of grains, such as wheat and sorghum, as well as from agricultural waste products such as sugar, rice hulls, cheese whey, potato waste, brewery and beverage wastes and forestry and paper wastes. However, approximately 90% of ethanol in the United States today is produced from corn because corn produces large quantities of carbohydrates, which convert into glucose more easily than other kinds of biomass. Current annual domestic ethanol production is approximately 2 billion gallons.

    Ethanol contains 35% oxygen by weight. When combined with gasoline, ethanol acts as an oxygenate, which means that it increases the percentage of oxygen in gasoline. As a result, the gasoline burns more cleanly, and releases less carbon monoxide and other exhaust emissions into the atmosphere. Oxygenated gasoline is commonly referred to as reformulated gasoline or "RFG." Although not all scientists agree about the existence or extent of environmental benefits associated with the use of ethanol, the use of ethanol is commonly viewed as a way to improve the quality of automobile emissions.

Federal and State Regulation

    Most ethanol is used in its primary form for blending with unleaded gasoline and other fuel products. We believe that the implementation of the Federal Clean Air act has made ethanol fuels an important domestic renewable fuel additive, allowing the country to meet its environmental goals and reduce imports of petroleum based fuels. Ethanol used as a fuel oxygenate provides one of the easier, less expensive means to control carbon monoxide in problem areas.

    Recently, the demand for ethanol has increased somewhat, particularly in the upper Midwest, as a result of at least one of two major programs established by the Clean Air Act Amendments of 1990 ("Clean Air Amendments"). The first program, the Federal Oxygen Program, is a recurring wintertime program, designed to reduce carbon monoxide levels during the winter months. The Clean Air Amendments currently requires the use of oxygenated fuels, at a minimum rate of 2.7% oxygen by weight, during the winter months in approximately 44 metropolitan areas that were not in compliance with carbon monoxide standards.

    The demand for ethanol may also be increasing as a result of a second Clean Air Amendments program, the reformulated gasoline ("RFG") program. This program, which began on January 1, 1995, is intended to reduce ground level ozone or smog. The program initially required the use of RFG (containing oxygenates) in nine metropolitan areas with severe ozone pollution. Other less severe non-attainment areas are to be phased into the program over time. Although not required, all or a portion of 14 states and the District of Columbia voluntarily opted into the program at its inception.

    The program has now been in place for approximately five years; however, we cannot determine the future impact of the RFG program on the demand for ethanol. Prior to the inception of the program, the Environmental Protection Agency mandated that a 30% share of the oxygen required in RFG come from renewable oxygenates, meaning primarily ethanol; however, in April 1995, a federal appellate court struck down the rule on the basis that the rule exceeded the EPA's authority. While the ethanol industry has generally discounted the effect of the court case on the basis that ethanol can compete in the marketplace with other oxygenates (primarily MTBE (as defined below)) on its own merits, the prospects for the ethanol market are further clouded by the growing resistance to the reformulated fuel program. Consumers have resisted higher RFG prices and a number of regions that had opted-in to the program have now opted-out. Moreover, Congress has indicated a willingness to reexamine the program.

    Currently, ten major U.S. metropolitan areas are out of compliance with the Clean Air Amendments standards and are required to use RFG year-round. Other areas are only required to use RFG during the winter months. Fourteen states and the District of Columbia have voluntarily chosen to use RFG to help achieve their clean air goals.

    Currently, the most common oxygenate is MTBE. MTBE, a petroleum-based product, is produced from methanol and natural gas and is largely imported from the Middle East. About 13% of the nation's RFG uses ethanol as an oxygenate and MTBE makes up the vast majority of the balance. Since MTBE was introduced and has become a commonly used oxygenate, MTBE has been found in well water, lakes and streams. While MTBE has not been classified as a carcinogen, it has been shown to cause cancer in animals and its continued use has raised serious environmental concerns. On March 26, 1999, the Governor of California issued an order requiring the phase out of MTBE in gasoline sold in California by December 31, 2002. California's actions initiated a national debate about the use and possible danger of MTBE. In June 2001, the Bush administration decided to continue requiring oxygenated gasoline in California and on June 12, 2001, the EPA announced the denial of California's request for a waiver from the oxygenate requirement. As a result, the demand for ethanol is currently expected to double by 2003 to 3.5 billion gallons per year. In response to the denial of the California waiver request, the California Environmental Protection Agency's Air Resources Board filed a lawsuit against the federal EPA in San Francisco's Ninth Circuit Court of Appeals. The California agency maintains that the federal EPA ignored evidence that ethanol will drive up the cost of gasoline and requests that the EPA drop its requirement that oxygenates be added to 70 percent of California gasoline.

    In addition to California, many states, including Arizona, Connecticut, Illinois, New York, Maine, Minnesota and South Dakota have enacted legislation prohibiting the sale of gasoline containing specified levels of MTBE and/or requiring the phase-out of MTBE and other ether based oxygenates.

    On March 20, 2000, the Environmental Protection Agency called for MTBE to be banned or to have its use significantly reduced because of environmental problems associated with its use as a fuel oxygenate.

Demand for Ethanol

Market Overview

    Local Ethanol Markets.  Local markets must be evaluated on a case-by-case basis. Project developers are cautioned, that while local markets are the easiest to service, they often are the first to become oversold, which depresses the ethanol price.

    Regional Ethanol Markets.  Typically a regional market is one that is outside of the local market, yet within the neighboring states. This market will likely be serviced by rail, and is within a 450-mile radius of the plant. Regional markets typically include large cities that are either carbon monoxide or ozone non-attainment areas, such as, Chicago, Madison, Milwaukee, St. Louis, Kansas City, Denver, Las Vegas, Phoenix and most of California.

    Generally, the regional market is good business to develop. The freight is reasonable, the competition, while aggressive, is not too severe, and the turn-around time on the rail cars is an advantage. In addition, it is often easier to obtain letters of intent to purchase product from regional buyers than from national buyers. These letters, while not binding, do tend to raise the comfort level of the financial lending institutions. Not surprising in a regional market, letters of intent to purchase are taken quite seriously by the buyer.

    Regional pricing tends to follow national pricing less the freight difference. As with national markets, the use of a group-marketing program or a broker is advantageous, especially in the first one to three years of operation.

    Occasionally there are opportunities to obtain backhaul rates from local trucking companies. These are rates that are reduced since the truck is loaded both ways, Normally the trucks drive to the refined fuels terminals empty and load gasoline product for delivery. A backhaul is the opportunity to load the truck with ethanol to drive to the terminal.

    National Ethanol Markets.  Recently, California has been the focus of a major ethanol campaign as MTBE is now being phased out. California has banned the use of MTBE beginning January 1, 2003. MTBE is still used in significant quantities throughout the state, but ethanol use is beginning to increase as the 2003 date approaches. California represents a market of about 650 million gallons annually due to the oxygenate requirement for RFG. With the recent denial of the California RFG oxygenate waiver request, the size of the California market is now better known although California may delay the phase out of MTBE to avoid gasoline price spikes due to ethanol supply issues in the near term.

    While there is a great deal of focus on California, another emerging ethanol market is in the Northeast. As in California, the primary drivers are the health and water concerns surrounding the use of MTBE. The market potential for ethanol in the Northeast is estimated at about 1 billion gallons annually. The ultimate size of the California and Northeast markets will depend on how the RFG oxygenate and MTBE debate plays out in the political arena.

    Illinois, Ohio and Minnesota are by far the largest ethanol markets. In addition to California and the Northeast, there are also other significant national ethanol market opportunities such as Arizona, Colorado, Texas, Oregon, Washington, New Mexico and Nevada.

State	Total Ethanol Consumed in 1999 (gallons)
Arizona	13,737,000
California	52,384,000
Colorado	47,925,000
Illinois	215,565,000
Minnesota	206,542,000
Nevada	23,883,000
New Mexico	21,030,000
Ohio	207,956,000
Oregon	11,238,000
Texas	51,218,000
Washington	26,651,000

    Source: U.S. Department of Transportation Highway Statistics 1999

General Demand.

    Ethanol demand is expected to continue at a very aggressive pace as demonstrated in the following chart from the Department of Energy's Energy Information Administration (EIA). Today's 2 billion gallon per year demand is expected to grow to 4.5 billion gallons by the year 2015 according to the EIA. If the use of MTBE is phased out on a national level in the next few years and the RFG oxygenate requirement remains unchanged, a doubling of ethanol demand could occur much sooner.

Ethanol Pricing

    Historical ethanol, corn and gasoline prices are shown In the following chart. Ethanol prices tend to track the wholesale gasoline price plus the federal tax incentive of 54¢ per gallon (now 53¢ per gallon). In 1996 the ethanol price increased dramatically because high corn prices caused many ethanol plants to curtail operations or shutdown.

Governmental Incentives

Federal Incentives.

Federal Tax Incentives

    Recognizing the need for a cleaner source of energy, and appreciating that ethanol is also renewable and can be produced in the United States, legislators have created federal and state incentives for ethanol production. These tax incentives allow the ethanol industry to compete successfully in domestic fuel markets with gasoline blended with MTBE produced by the oil industry. Although the regulatory program is complicated and there are other federal tax incentives for ethanol production, the most important incentive for our proposed ethanol plant and our anticipated customers is the partial exemption from the federal excise tax on gasoline.

    The 5.4¢ per gallon partial exemption from the federal excise tax on gasoline is for alcohol fuels such as ethanol that are produced from biomass and used as fuels. Currently, if gasoline contains up to 10% ethanol produced from biomass, then the gasoline is exempt from 5.4¢ of the 18.4¢ per gallon federal excise tax. This exemption will be reduced from 5.4¢ per gallon to 5.2¢ per gallon for the years 2003 and 2004 and 5.1¢ per gallon for 2005, 2006 and 2007, when the current legislation is scheduled to expire. The Energy Policy Act of 1992 revised the tax exemption to include gasoline blends with less than 10 percent ethanol.

Ethanol Blend (% volume)	Oxygen Content (% weight)	Tax Exemption (cents/gallon blended)
5.7	2.0	3.0
7.7	2.7	4.1
10	3.5	5.4

Federal Small Producers Credit.

    The Budget Reconciliation Act of 1990 established a 10¢ per gallon tax credit to help encourage the development of new ethanol production facilities, effective January 1, 1991. This credit is available for ethanol produced at plants with 30 million gallons or less of annual capacity. Ethanol producers that qualify can deduct from their federal income tax 10¢ per gallon on the first 15 million gallons produced annually. However, the credit is considered taxable income and taxes must be paid on the amount credited. The small producer tax credit is scheduled to sunset December 31, 2007.

    Based on our intent to be taxed as a partnership, you will be required to report on your income tax return your allocable share of Husker Ag's income, gains, losses and deductions. The pass-through nature of our anticipated partnership taxation structure also applies to any small producer tax credit we receive. The credit, if any, received by us, will be passed through to our members; however, the amount of any such credit received by a member must also be included in the gross income of the member, which could result in the taxation of the amount of the credit distributed to the member.

Nebraska Producer Tax Incentive

    On May 31, 2001, the governor of the State of Nebraska approved LB 536, a legislative bill which establishes a production tax credit of 18¢ per gallon of ethanol produced during a 96 consecutive month period by newly constructed ethanol facilities in production prior to June 30, 2004. The tax credit is only available to offset Nebraska motor fuels excise taxes. The tax credit is transferable and therefore Husker Ag intends to transfer credits received to a Nebraska gasoline retailer who then will reimburse Husker Ag for the face value of the credit amount less a handling fee. No producer can receive tax credits for more than 15,625,000 gallons of ethanol produced in one year and no producer shall receive tax credits for more than 125 million gallons of ethanol produced over the consecutive 96 month period. The minimum production level to qualify for credits is 100,000 gallons of ethanol annually. The newly enacted legislation requires us to enter into a written agreement with the Tax Commissioner on behalf of the State of Nebraska pursuant to which we will agree to produce ethanol at our designated facility and the State of Nebraska agrees to furnish the producer tax credits in accordance with the terms of the new law. Previous programs established a 2 million gallon minimum annual production level to qualify for incentives. The lower production minimum enables the production incentive to be extended to small scale production facilities. The production incentive is scheduled to expire June 30, 2012. Once operational and assuming we are producing at least 15,625,000 gallons of ethanol in one year, this producer tax credit could result in payments of up to $2,812,500 to us annually; subject to the statutory maximum limit.

    Because we will not be in a position to produce 100,000 gallons of ethanol until at least 2003, we will not qualify for the payments until that time. We believe there are several existing projects in Nebraska that could compete with us for the payment. If another ethanol plant came online and produced 100,000 or more gallons of ethanol, it could also qualify for the producer payment. This would require the legislature to increase funding for the producer incentive program through either an increase in general fund appropriation or other sources such as the grain checkoff program. Despite our written agreement with the State of Nebraska, the Nebraska legislature could reduce or eliminate the producer tax credits at any time; however, a reduction or elimination would constitute a breach of our contract by the State of Nebraska. The State of Nebraska could also impose taxes on the ethanol plants to provide additional funds for the ethanol production incentive fund which could have a serious adverse impact on our net income from the production incentive.

Industry Growth

    Because of federal and state policies promoting cleaner air and the state and federal tax and production incentives mentioned above, the ethanol industry has grown substantially in recent years.

Currently, U.S. ethanol plants produce 2 billion gallons of ethanol annually, compared to only 175 million gallons in 1980. There are more than 55 ethanol production facilities located in the United States, with the great majority of them located in the Midwest in the corn-producing states of Illinois, Wisconsin, Minnesota, Iowa, North Dakota, South Dakota, Nebraska and Kansas.

    In addition, automobile companies have begun developing ethanol-friendly vehicles. Gasoline blends containing up to 10% ethanol are approved under the warranties of most major domestic and foreign automobile manufacturers marketing vehicles in the United States, and many recommend the use of cleaner burning fuel, such as ethanol, in their vehicle owner manuals. Similarly, most major manufacturers of power equipment, motorcycles, snowmobiles and outboard motors endorse the use of ethanol blends in their products. In the last several years, automobile companies have introduced a growing number of flexible fuel vehicles that operate on fuel mixtures of up to 85% ethanol. In addition, ethanol industry advocates have developed new diesel fuels, commonly referred to as "OxyDiesel," which are a blend of diesel fuel and ethanol.

Our Ethanol Plant

    The goal of our project is to construct and operate an ethanol plant on the property described above. The Board chose the plant site which is east of the City of Plainview based on access to rail transportation, natural gas, and water, proximity and cost of raw material supplies, proximity to product markets and amenity to construction. Assuming successful completion of the offering, we currently intend to break ground on the plant in the fall of 2001, but the timing of our breaking ground depends upon how long it takes us to raise the equity capital under this offering. In any event, we intend to break ground within 60 days after the completion of this offering, subject to weather conditions. If weather conditions prevent Fagen from breaking ground within this 60 day time period, we may be required to break ground in spring 2002. The actual date we break ground also depends on how quickly we can successfully complete this offering. The elapsed time from ground breaking to mechanical completion of the plant is expected to take approximately 14 to 16 months. We estimate the total capital costs to construct the plant are approximately $27,750,000. Our plant will consist principally of a raw storage and processing area; a fermentation area comprised principally of fermentation tanks; a finished product storage and distillation area; and a drying unit for processing the distilled dried grains.

    We anticipate that our ethanol plant will use a dry milling process to produce fuel-grade ethanol as its main product, in addition to the co-product wet distillers grain. Our plant will have a design capacity to produce 20 million gallons of ethanol per year (20 mgy), and we expect the plant to produce 160,000 tons of wet distillers grain annually.

Description of Dry Mill Process

    Our ethanol plant will produce ethanol by processing corn. The corn will be received by rail and by semi-trailer truck, and will be weighed and stored in a receiving building. It will then be transported to a scalper to remove rocks and debris before it is conveyed to storage bins. Thereafter, the corn will be transported to a hammermill or grinder where it is ground into a mash and conveyed into a tank for processing. We will add water, heat and enzymes to break the ground corn into a fine liquid. This liquid will be heat sterilized and pumped to a tank where other enzymes are added to convert the starches into glucose sugars. Next, the liquid is pumped into fermenters, where yeast is added, to begin a forty-eight to fifty hour batch fermentation process. A distillation process will divide the alcohol from the corn mash. The alcohol which exits the distillation process is then partially dried. The resulting 200 proof alcohol is then blended with gasoline as it is pumped into storage tanks. Corn mash from the distillation process is then pumped into one of several centrifuges. Water from the centrifuges is dried into a thick syrup. The solids that exit the centrifuge or evaporators is called wet cake and is conveyed to dryers. Corn mash is added to the wet cake as it enters the dryer, where moisture is removed. This process produces distillers grains, which can be used as animal feed.

Our Principal Products and Their Markets

    The principal products we will produce at our ethanol plant are ethanol and wet distillers grain. A third product, concentrated distillers solubles syrup is a potential co-product that is normally sprayed on the distillers grain and dried. While carbon dioxide is also a co-product of the ethanol production process, the potential demand for carbon dioxide in the local market has not been determined and we do not currently intend to capture and sell the carbon dioxide produced at the plant.

    Ethanol.  Ethanol is ethyl alcohol, a fuel component made primarily from corn and various other grains, and can be used as:

  •
  An octane enhancer in fuels;

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  An oxygenated fuel additive that can reduce ozone and carbon monoxide vehicle emissions; and

  •
  A non-petroleum-based gasoline extender.

    Ethanol has important applications and is used primarily as a high quality octane enhancer and an oxygenate capable of reducing air pollution and improving automobile performance. Approximately 95% of all ethanol is used in its primary form for blending with unleaded gasoline and other fuel products. As a fuel additive, the demand for ethanol is derived from the overall demand for gasoline, as well as the competition of ethanol versus competing oxygenate products and technologies. Motor vehicles in the United States consume more than 130 billion gallons of gasoline every year.

    Distillers Grains.  A principal co-product of the ethanol production process are distillers grains, a high protein, high-energy animal feed supplement primarily marketed to the dairy and beef industry. Dry mill ethanol processing creates three forms of distillers grains: distillers wet grains, distillers modified wet grains, and distillers dried grains. Distillers wet grain is processed corn mash that contains approximately 70% moisture. It has a shelf life of approximately 3 summer days (5 winter days) and can be sold only to farms within the immediate vicinity of an ethanol plant. Distillers modified wet grain is similar except that it has been dried to approximately 50% moisture. It has a slightly longer shelf life of approximately two to three weeks and is often sold to nearby markets. Dried distillers grain is corn mash that has been dried to 10% moisture. It has an almost indefinite shelf life and may be sold and shipped to any market regardless of its vicinity to an ethanol plant.

Corn Supply and Corn Prices

    We anticipate that our ethanol plant will need between approximately 7.5 to 8 million bushels of corn per year or 21,000 bushels per day as the feedstock for its dry milling process. The grain supply for our plant will be obtained primarily from local markets. In the last five years, in the five county area surrounding the plant, corn production has averaged 94 million bushels annually. The following tables provide a summary of the grain supply available from the local markets.

    This table shows the approximate number of bushels of corn produced by suppliers located within the five counties surrounding the our ethanol plant during the last five years:

County	Five Year Average of Bushels of Corn Produced Per Year
Pierce	17,000,000
Antelope	25,000,000
Knox	12,000,000
Holt	24,000,000
Madison	16,000,000

TOTAL	94,000,000

    This table shows the number of bushels of corn produced by suppliers in the counties surrounding our plant in the year 1999.

County	Bushels of Corn Produced in 1999
Pierce	16,518,400
Antelope	22,718,800
Knox	13,106,000
Holt	23,560,200
Cedar	17,287,800
Stanton	9,463,400
Wayne	12,562,900
Madison	14,316,800

TOTAL	129,534,300

    The price and availability of corn are subject to significant fluctuations depending upon a number of factors which affect commodity prices in general, including crop conditions, weather, governmental programs and foreign purchases. Because the market price of ethanol is not related to grain prices, ethanol producers are generally not able to compensate for increases in the cost of grain feedstock through adjustments in prices charged for their ethanol. We therefore anticipate that our plant's profitability will be negatively impacted during periods of high grain prices.

Transportation and Delivery

    The plant will have the facilities to receive corn by truck and rail and to load ethanol and distillers grains onto trucks and rail cars. We expect that the Northeast Nebraska Railway will provide rail service directly to the proposed site. We expect to negotiate a marketing service relationship with the Northeast Nebraska Railway but do not currently have an agreement to provide such services.

    In terms of freight rates, rail is considerably more cost effective. Currently, moving product from Nebraska to the Northwestern United States or California could be accomplished for about $.10 to $.14 per gallon. Generally, the market prices in those areas reflect the additional freight costs associated with getting the ethanol there. We may be able to obtain lower rates through negotiated contracts. In terms of markets that are closer, but yet beyond the range of economical truck transportation, railed product could be shipped to Minneapolis for example, for about $.06 per gallon, to Chicago for $.07 per gallon, and to Kansas City for $.03—.04 per gallon. These rates are to be considered as rough estimates since a short line railroad is involved and all cars leaving the plant will have to be delivered to a main line railroad for completing the shipping process.

Utilities

    The production of ethanol is a very energy intensive process which uses significant amounts of electricity and natural gas. Water supply and quality are also important considerations.

    Energy Services.  Significant strides have been made over the past 15 years to reduce the energy intensiveness of ethanol production. Presently, about 40,000 BTUs of energy are required to produce a gallon of ethanol. However, because of our intention to sell distillers wet grain, our actual BTU per gallon requirements are estimated to be approximately 29,400 BTUs. To the extent we use dryers to create modified wet grain or dried distillers grain, our energy usage will increase.

    Natural Gas.  We anticipate that our plant will require a natural gas supply of at least 1.5 billion cubic feet per year at a minimum rate of 200 MCF per hour and at a minimum of 200 psig at the plant site. To access sufficient supplies of natural gas to operate the plant, a connection to a distribution pipeline located underground at our site will be required. We have no current agreement with any third party to construct such a connection.

    We anticipate that natural gas may also be procured from various suppliers on the open market and we could enter into a contract for distribution services that would include the costs of construction of the connection to the underground pipeline to our plant. We have received proposals from two different natural gas suppliers, although we currently have no agreement with a natural gas supplier. We anticipate entering into an agreement with a natural gas supplier before we begin construction of the plant and that the natural gas supply will be sufficient to meet our needs; however, both natural gas suppliers have stated that they can not guarantee that the natural gas supply will be uninterrupted. We intend to purchase a propane tank to serve as a back-up energy source in the event of interruption of our natural gas supply, we expect that our back-up propane tank will allow us to continue operations for about three to four days.

    Natural gas prices have historically fluctuated dramatically, which could significantly affect the profitability of our operations.

    Electricity.  The proposed plant will require a continuous supply of 10,000 KVA, 12,400 volt electrical energy. We expect to purchase electricity from Northeast Nebraska Public Power District but have not yet entered into any agreement with this utility regarding the specific type and nature of service to be provided. We anticipate doing so before we begin construction of the ethanol plant.

    Water.  We will require a significant supply of water. Fresh water requirements for a 20 mgy ethanol plant are approximately 180 gallons per minute. Much of the water used in an ethanol plant is recycled back into the process. There are, however, certain areas of production where fresh water is needed. Those areas include boiler makeup water and cooling tower water. Boiler makeup water is treated on-site to minimize all elements that will harm the boiler and recycled water cannot be used for this process. Cooling tower water is deemed non-contact water (it does not come in contact with the mash) and, therefore, can be regenerated back into the cooling tower process. The makeup water requirements for the cooling tower are primarily a result of evaporation. Depending on the type of technology utilized in the plant design, much of the water can be recycled back into the process, which will minimize the effluent. This will have the long-term effect of lowering waster water treatment costs. Many new plants today are zero or near zero effluent facilities. At most, there should be no more than 200 gallons per minute of effluent. The water from the cooling tower and the boiler blow-down water will be put in a pond and eventually released to the environment. We anticipate that our water requirements will be supplied through the drilling of our own wells.

Our Primary Competition

    We will be in direct competition with numerous other ethanol producers, many of whom have greater resources than we do. We also expect that additional ethanol producers will enter the market if the demand for ethanol continues to increase. Our proposed ethanol plant will compete with other ethanol producers on the basis of price and, to a lesser extent, delivery service. We believe we can compete favorably with other ethanol producers due to our proximity to ample corn supplies at favorable prices. Historically, prices for corn grown in Nebraska have been lower, compared to prices for corn grown in other areas of the United States.

    During the last twenty years, ethanol production capacity in the United States has grown from almost nothing to an estimated approximately 1.8 billion gallons per year. Plans to construct new plants or to expand existing plants have been announced which would increase capacity by approximately 235 million gallons per year and this increase in capacity may continue in the future. We cannot determine the effect of this type of an increase upon the demand or price of ethanol, although such plants may compete with us in the sale of ethanol and related products.

    The ethanol industry has grown to over 55 production facilities in the United States. Industry authorities estimate that these facilities are capable of producing approximately 2 billion gallons of ethanol per year. The largest ethanol producers include Archer Daniels Midland, Cargill, Minnesota Corn Processors, Midwest Grain, Williams Energy Service, New Energy Corporation and High Plains Corporation, all of which are capable of producing more ethanol than we expect to produce. In addition, there are several regional entities recently formed, or in the process of formation, of a similar size and with similar resources to ours. The following table identifies most of the producers in the United States along with their production capacities.

U.S. FUEL ETHANOL PRODUCTION CAPACITY
million gallons per year (mgy)

COMPANY	LOCATION	FEEDSTOCK	MGY
A.E. Staley	Loudon, TN	Corn	45
AGP	Hastings, NE	Corn	52
Agri-Energy	Luverne, MN	Corn	17
Alchem	Grafton, ND	Corn	10.5
Al-Corn	Claremont, MN	Corn	17
Archer Daniels Midland (total capacity)	Decatur, IL	Corn	750
	Peoria, IL	Corn
	Cedar Rapids, IA	Corn
	Clinton, IA	Corn
ADM Corn	Walhalla, ND	Corn/Barley	28
Broin Enterprises	Scotland, SD	Corn	7
Cargill (total capacity)	Blair, NE	Corn	100
	Eddyville, IA	Corn
Central Minnesota	Little Falls, MN	Corn	18
Chief Ethanol	Hastings, NE	Milo/Corn	62
Chippewa Valley Ethanol	Benson, MN	Corn	19
Corn Plus	Winnebago, MN	Corn	20
DENCO, LLC.	Morris, MN	Corn	15
ESE Alcohol	Leoti, KS	Seed Corn	1.1
Ethanol 2000	Bingham Lake, MN	Corn	28
Exol, Inc.	Albert Lea, MN	Corn	17
Georgia-Pacific	Bellingham, WA	Paper Waste	7
Golden Cheese	Corona, CA	Whey	5
Golden Triangle	St. Joseph, MO	Corn	15
Gopher State Ethanol	St. Paul, MN	Corn	15
Grain Processing Corp.	Muscatine, IA	Corn	10
Heartland Corn Products	Winthrop, MN	Corn	17
Heartland Grain Fuel (total capacity)	Aberdeen, SD	Corn	8

	Huron, SD	Corn	14
High Plains Corp. (total capacity)	York, NE	Corn/Milo
	Colwich, KS	Corn/Milo	70
	Portales, NM	Corn/Milo
J.R. Simplot (total capacity)	Caldwell, ID	Potato Waste	6
	Burley, ID	Potato Waste
Kraft, Inc.	Melrose, MN	Whey	2.6
Manildra Ethanol	Hamburg, IA	Corn/Milo/ Wheat Starch	7
Merrick/Coors	Golden, CO	Waste Beer	1.5
Midwest Grain (total capacity)	Pekin, IL	Corn/Wheat Starch	78
	Atchison, KS
MN Corn Processors (total capacity)	Columbus, NE	Corn	110
	Marshall, MN	Corn
Minnesota Energy	Buffalo Lake, MN	Corn	12
New Energy Corp.	South Bend, IN	Corn	85
Northeast MO Grain Processors	Macon, MO	Corn	15
Pabst Brewing	Olympia, WA	Brewery Waste	0.7
Parallel Products (total capacity)	Louisville, KY
	Bartow, FL	Beverage Waste	12
	R. Cucamonga, CA
Premeate Refining	Hopkinton, IA	Sugars & Starches	1.5
Pro-Corn	Preston, MN	Corn	18
Reeve Agri-Energy	Garden City, KS	Corn/Milo	10
Sunrise Energy	Blairstown, IA	Corn	7
Sutherland Associates	Sutherland, NE	Corn	15
Williams Energy Services	Pekin, IL	Corn	100
Nebraska Energy (Williams Energy)	Aurora, NE	Corn	30
Wyoming Ethanol	Torrington, WY	Corn	5
TOTAL CAPACITY (mgy)			1,909

Source: BBI International—May 2001

Operating Ethanol Plants in the State of Nebraska

    Currently there are seven operational ethanol plants in the state of Nebraska.

    Blair, Nebraska.  Cargill operates a wet milling plant in Blair using corn as its feedstock. It is a 75 million gallons per year plant, producing ethanol and corn sweeteners. Plans are now underway to install a large new facility as a joint venture with Dow to build a large biobased plastics plant adjacent to the ethanol facility. This facility uses approximately 65 million bushels of corn annually.

    Hastings, Nebraska.  Chief Ethanol Fuels operates a dry mill plant in Hastings using corn and milo as its feedstock. The Chief Ethanol Fuels plant has been expanded several times since the late 1980's and processes about 24 million bushels of corn annually to produce 60 million gallons per year of fuel grade ethanol.

    Hastings, Nebraska.  Ag Processing, Inc. is a 45 million gallons per year dry mill ethanol plant which uses corn and milo as its feedstock. The plant uses approximately 18 million bushels annually.

    York, Nebraska.  High Plains Corporation of Wichita, Kansas operates a 40 million gallons per year dry mill, fuel grade ethanol plant in York, Nebraska using corn and milo as its feedstock. The York plant consumes 16 million bushels of corn per year. High Plains Corporation is currently expanding its York facility to increase total production to approximately 60 million gallons per year.

    Columbus, Nebraska.  Minnesota Corn Processors of Marshall, Minnesota, owns and operates an 80 million gallons per year, fuel-ethanol plant in Columbus. This is a wet milling facility that produces ethanol and corn sweetener from approximately 80 million bushels of corn each year.

    Sutherland, Nebraska.  Delta-T Corporation has purchased and completely renovated an idled plant in Sutherland. Sutherland Ethanol Company, LLC is a 15 million gallons per year dry mill facility which operates with corn as its feedstock. The plant uses approximately 6 million bushels of corn annually. The plant is currently one of the furthest west grain-to-ethanol facilities in the United States.

    Aurora, Nebraska.  Williams Energy Ventures, Inc. and a partnership of Nebraska cooperatives own and operate Nebraska Energy, LLC a 30 million gallons per year fuel ethanol facility in Aurora. This is a dry mill plant which uses corn and milo as its feedstock.

    There are also current plans for a new ethanol plant in Kearney County about 9 miles west of Minden, Nebraska. The Kearney Area Ag Producers Alliance has announced that it intends to build a 30 million gallons per year ethanol plant that will consume 11 million bushels of corn annually.

    None of the above Nebraska ethanol plants are located in close proximity to our proposed plant near Plainview, Nebraska. The nearest ethanol plant listed above is in Columbus, Nebraska which is approximately 80 miles from Plainview, Nebraska. Because of the significant distance between the existing ethanol plants in Nebraska and our plant site, there will be less competition for corn and other feedstock. We believe that there is sufficient feedstock available within the local community to supply our ethanol plant. The fact that there are other ethanol plants within the State of Nebraska should not significantly impact our ability to find customers for our ethanol or our distillers grains.

Competition From Alternative Fuel Additives

    Alternative fuels, gasoline oxygenates and ethanol production methods are continually under development by ethanol and oil companies with far greater resources than we have. New products or methods of ethanol production developed by larger and better financed competitors could provide them competitive advantages over us and harm our business.

    The development of ethers to be used as oxygenates may provide a growth segment for ethanol. Ethers are composed of isobutylene
(a product of the refining industry) and ethanol or methanol. The products are MTBE or ethyl tertiary butyl ether
(ETBE). We expect to compete with producers of MTBE, a petrochemical derived from methanol which costs less to produce than ethanol. MTBE is a commonly used oxygenate used in fuels for compliance with Federal Clean Air Act mandates, and is a major competitor of ethanol. Many major oil companies produce MTBE, and strongly favor its use because it is petroleum based. These companies have significant resources to market MTBE and to influence legislation and public perception of MTBE. These companies also have sufficient resources to begin production of ethanol should they choose to do so.

    However, MTBE has recently been linked to groundwater contamination at various locations in the East and West. As a result, California currently intends to completely phaseout MTBE from its gasoline pool by December 2002. Similarly, New York currently intends to phase out the use of MTBE by December 2004. The Iowa Senate declared MTBE to be a threat to public health and the environment and passed a bill limiting the MTBE content of gasoline to a maximum of 0.5%. Ethanol is the most readily available substitute for MTBE in these markets. Assuming that additional states and/or the US Environmental Protection Agency force elimination of MTBE, the demand for ethanol is estimated to increase from the current 1.34 billion gallons per year to 3.17 billion gallons per year in 2004, although there can be no assurance that this will occur. The additional capacity would need to come from existing plant expansions and new plant construction.

    ETBE's advantages over ethanol in a blend include its low affinity for water and low vapor pressure. Because petroleum pipelines and storage tanks contain water in various amounts, ETBE's low affinity for water allows it to be distributed through existing pipeline systems, as contrasted with ethanol which must be shipped via transport truck or rail car. In addition, blending ETBE with gasoline reduces the overall vapor pressure of the blend thereby reducing the normal volatile organic compound evaporative emissions. ETBE is not widely commercially available yet, and it may suffer from the same negative environmental effects as MTBE. Scientific research to better define the properties of ETBE as it relates to the environment is underway.

Marketing of our Ethanol and Distillers Grains

    Ethanol. We intend to sell and market ethanol through normal and established markets which will include local, regional and national markets. We expect to sell the ethanol produced by our plant in bulk to a single distributor pursuant to an output contract. We believe that most of our ethanol will be sold into markets throughout the United States and will be shipped primarily by rail. The target market area for the ethanol produced at the plant is expected to include local, regional and national markets. The local and regional markets include the State of Nebraska, as well as markets in South Dakota, Kansas, Missouri, Indiana, Colorado, Minnesota, Illinois, Wisconsin and Iowa.

    The plant is being designed with rail facilities and connections to the Northeast Nebraska Railway railroad system, which will facilitate transporting the ethanol we produce to our national target markets. We expect that in Nebraska 80% of our ethanol will be marketed by rail and 20% by truck. Marketing to markets outside of Nebraska will likely increase the percentage of ethanol marketed by rail. Based on the Nebraska market and our target national market, we currently anticipate approximately two-thirds of the ethanol to be marketed by rail, although this may change as various market conditions change. Rail costs are more expensive than truck costs and therefore, as our rail market increases, so will our marketing costs. The national target rail markets for the facility will include the Pacific Northwest, the Southern and Southwest markets, as well as potential new markets on the East Coast and California due to anticipated MTBE phase outs.

    Northeast markets are another growing market. Groups in New Jersey and surrounding states have been very active in seeking a ban on the use of MTBE. As in California, the primary drivers are the health and water concerns surrounding the use of MTBE. As New Jersey and other Northeastern states become successful in their attempts to ban MTBE, additional market potential for ethanol will emerge.

    We are currently negotiating with potential ethanol marketers to market and sell 100% of our ethanol, although we have not yet entered into any agreements with such marketers. We do not anticipate entering into a marketing agreement with any ethanol marketers until we are nearly operational. Although we will continue to have discussions with and will maintain our relationships with potential ethanol marketers, we do not intend to enter into any agreement with binding terms until construction of the ethanol plant nears completion and we are closer to commencing operations.

    Even if Husker Ag sells its entire ethanol output to a single distributor, the selected ethanol distributor could market the Husker Ag ethanol into three distinct markets: national, regional and local. Ethanol marketers typically evaluate demand, price and cost when determining the market to which they sell and will typically sell ethanol into the market paying the highest price which could be a national market.

    Distillers Grains. The dry milling process that produces ethanol also produces distillers grains, which is primarily used as a high protein animal feed. The price of distillers grains generally varies with grain prices, so that increases in grain costs are partially offset by increases in distillers grain prices. We intend to aggressively pursue development of a local distillers wet grain or modified distillers wet grain market. We expect to sell our distillers wet grain primarily to feedlots, cattle feeders and dairies within a 50-mile to 100-mile radius of the ethanol plant.

    We intend to develop an internal marketing and sales force to market and sell the distillers wet grains and modified distillers wet grains we produce and to keep all distillers grains marketing and sales efforts in-house. We expect that a substantial portion of our distillers grains will be sold to farms in close proximity to the proposed ethanol plant. Our business is expected to enjoy a significant competitive freight advantage in the distillers grains market since we believe that a sufficient market is located within the plant's service area to consume the majority of the distillers grains we produce.

Employees

    We have hired Linda Demerath to provide part-time bookkeeping services and to act as an interim office manager for $2,500 per month plus reimbursement of expenses. We also entered in a contract labor agreement with Allen H. Sievertsen who will serve as our construction and general manager for $7,500 per month plus reimbursement of expenses. Mr. Sievertsen's duties include handling prospective employee and investor meetings, personnel management, financial management, and construction supervision. Husker Ag has agreed to retain Mr. Sievertsen for a one year term which expires in August 2002. The parties may agree to renew the agreement for additional one year terms. Either party may terminate the agreement on 60 days written notice to the other party. If we terminate Mr. Sievertsen without cause, we must compensate him for 60 days from the termination notice. However, if we terminate Mr. Sievertsen for breach of his agreement we are not required to provide him any notice of termination and he is not entitled to any compensation after his termination date.

    Prior to completion of the plant construction and commencement of operations, we intend to hire approximately 30 additional employees and, depending upon work load, may hire up to 40 persons. Approximately 10 of our employees will be involved primarily in management and administration and the remainder will be involved primarily in plant operations.

    The following table represents some of the anticipated positions within the plant and the minimum number of individuals we intend to employ for each position:

Position	# Employed
General Manager	1
Plant Manager	1
Controller	1
Lab Manager	1
Lab Technician	2
Secretary/Clerical	4
Shift Supervisors	4
Maintenance Supervisor	1
Maintenance Craftsmen	4
Plant Operators	12

    The position titles, job responsibilities and numbers allocated to each position may differ when we begin to employ individuals for each position.

    We may hire a commodities manager to ensure the consistent scheduling of grain deliveries and to establish and fill forward contracts through grain elevators. The commodities manager would coordinate grain deliveries between the railroad and the participating elevators, as well as negotiate price protection with hedging specialists.

    We intend to enter into written confidentiality and assignment agreements with our officers and employees. Among other things, these agreements will require such officers and employees to keep strictly confidential all proprietary information developed or used by Husker Ag in the course of its business.

Development and Construction Team

    We have entered into a non-binding letter of intent with Fagen, Inc. and ICM, Inc in connection with the design, construction and operation of the proposed ethanol plant. The letter of intent is not a contract, and it can be terminated by any of the parties without penalty or further obligation. No party has any obligation to enter into a binding definitive agreement. The letter of intent obligates the parties to engage in good faith negotiations to prepare definitive agreements covering the provisions described in the letter of intent.

    Fagen. Fagen, Inc. is acting as the design-builder for the project. Fagen was incorporated in Minnesota on February 10, 1988. It is a privately-owned heavy, industrial, non-union contractor. Fagen is currently registered to do business in 33 states. Fagen's areas of expertise include civil, mechanical, E & I and insulation work, along with general contractor and design build services. It is headquartered in Minnesota with satellite offices in Nebraska and South Carolina.

    Fagen has extensive experience in the area of heavy industrial projects, particularly agricultural based facilities. Fagen's expertise in integrating process and facility design into an operationally efficient facility is important to us. Fagen, Inc. has been involved in the construction of many ethanol plants. Fagen has been the principal contractor and has performed work on many ethanol projects throughout the United States. Fagen's ethanol project experience includes services provided to over 15 different ethanol plants, including the following:

Plant Name	Location
Chief Ethanol Fuels	Hastings, Nebraska
CMEC	Little Falls, Minnesota
High Plains Corp.	York, Nebraska
Exol Corporation	Albert Lea, Minnesota
Cargill, Inc.	Blair, Nebraska
Minnesota Corn Processors, LLC	Columbus, Nebraska
Minnesota Corn Processors, LLC	Marshall, Minnesota
Heartland Grain Fuels	Aberdeen, South Dakota
AGP Corn Processing	Hastings, Nebraska
Pro-Corn, LLC	Preston, Minnesota
Heartland Corn Products	Winthrop, Minnesota

    ICM. ICM, Inc. is a full service engineering, manufacturing and merchandising firm based in Kansas. ICM employs over 60 people in process consulting, engineering, equipment fabrication, field installation and start-up consulting. Engineering operations consist of consulting, design by professional engineers, procurement and project management, as well as manufacturing engineering for dryers and ICM/Phoenix Bio-Methanator wastewater treatment product lines used in ethanol plants. ICM's merchandising operation currently procures and markets various grain products.

    ICM personnel have many years of experience in the ethanol industry and combined dry and wet mill operation and design. They have been involved in the research, design, construction, fabrication and operation of many ethanol plants. Dave VanderGriend, President and CEO, formed ICM after 15 years of professional experience in the ethanol industry, including nine years as Vice President of High Plains Corporation.  ICM is currently providing engineering, fabrication and installation services for several ethanol plants including, Wyoming Ethanol in Torrington, Wyoming, Heartland Corn Products in Winthrop, Minnesota and US Energy Partners in Russell, Kansas. ICM has also recently completed work at many other ethanol plants, including AGP Corn Processing in Hastings, Nebraska, Gopher State Ethanol in St. Paul, Minnesota, Denco in Morris, Minnesota and Commercial Alcohol in Ontario, Canada.

    ICM also works closely with Phoenix Bio-Systems, which has experience with brewery and ethanol production. Phoenix Bio Systems designed a Bio-Methanator, a treatment system that removes waste produced in ethanol production before water is recycled into production. This design will be incorporated into our proposed ethanol plant, which will have no process water discharge during normal operation. When the Bio-Methanator malfunctions, we will continue to recycle water without treatment, which may cause slight production inefficiencies until the Methanator is restored to normal operation.

Construction of the Project and Proposed Design-Build Contract

    Fagen has provided us a proposed design-build contract, which we have not executed. The Board is currently negotiating the terms of the proposed design-build contract which is expected to be executed at the closing of this offering. Even upon completion of our negotiations with Fagen regarding the terms of the proposed design-build contract, the contract is not binding and is subject to modification and approval by lenders. Under the proposed design-build contract, Fagen will act as our design-builder and will design and construct the ethanol plant. We expect that the design-build contract we enter into with Fagen will include provisions substantially similar to those described below.

    General Terms and Conditions. We will pay Fagen an estimated $27,750,000, subject to adjustments made in accordance with the general conditions of the design-build contract, to design and construct the ethanol plant. All drawings, specifications and other construction related documents belong to Fagen. We will be granted a limited license to use documents in connection with our occupancy of the ethanol plant. If the contract is terminated by us without cause or by Fagen for cause, such as failing to pay undisputed amounts when due, then we must pay Fagen a fee of up to $1,000,000 if we resume construction of the ethanol plant through our own employees or third parties.

    We will make payments to Fagen on a progress billing basis, based upon monthly applications for payment for all work performed as of the date of the application. We will retain 10% of the amount submitted in each payment application; but when 50% of the work has been completed, we will pay the full amount of each payment application. When the ethanol plant is substantially complete, we will pay Fagen all amounts we have retained. If we do not pay all undisputed amounts due within five days after the due date, we will be charged interest at a rate of 18% per annum.

    If Fagen encounters "differing site conditions," then it will be entitled to an adjustment in the contract price and time of performance if such conditions adversely affect its costs and performance time. "Differing site conditions" refers to any concealed physical conditions at the site that:

  •
  Materially differ from the conditions contemplated in the contract; or

  •
  Any unusual conditions which differ materially from the conditions ordinarily encountered in similar work.

    We expect that once the proposed design-build contract is executed, and the site has been graded pursuant to Fagen and ICM's specifications, work on the ethanol plant will begin within five days after Fagen receives notice from us to proceed. Substantial completion of the ethanol plant is expected to occur no later than 486 calendar days after Fagen receives notice from us to proceed. "Substantial completion," means that the ethanol plant is sufficiently complete so that we can occupy and use the plant to produce ethanol.

    Fagen will also be responsible for:

  •
  Providing design services, such as architectural and engineering design services;

  •
  Performing all work in accordance with all legal requirements;

  •
  Obtaining all permits, approvals, licenses and fees related to the construction of the ethanol plant, except for environmental permits that we are responsible for;

  •
  Performing its responsibilities in a safe manner to prevent damage, injury or loss;

  •
  Providing a warranty that the work performed for us is new, of good quality, conforms to the contract and is free of defect in materials and workmanship;

  •
  Correcting defects in materials and workmanship for one year after substantial completion;

  •
  Obtaining insurance covering us for claims for worker's compensation, disability, damage or destruction of tangible personal property; and

  •
  Indemnifying, defending and holding us, our officers, directors, agents and employees harmless against any claims, losses, damages, liabilities, including attorney's fees and expenses, for any claims arising from Fagen's negligent acts or omissions.

    We are responsible for:

  •
  Liability insurance to protect us from claims which may arise from performance of our responsibilities;

  •
  Property insurance for the full insurable value of the ethanol plant;

  •
  Indemnifying, defending and holding Fagen, its officers, directors, agents and employees harmless against any claims, losses, damages, liabilities, including attorney's fees for any claims arising from our negligent acts or omissions;

  •
  Rough grading the construction site to the specifications of Fagen or ICM;

  •
  At least one access road of sufficient quality to withstand semi-truck traffic;

  •
  Air Quality Construction and Operating Permits;

  •
  Nebraska Pollutant Discharge Elimination Permit and Storm Water Runoff Permit;

  •
  Continuous supply of natural gas of at least 1.5 billion cubic feet per year and supply meter and regulators to provide burner tip pressures as specified by ICM;

  •
  Continuous supply of electricity of 10,000 kVA, 12,400-volt electrical energy, a high voltage switch, a substation, if required, and meter as specified by the electric company;

  •
  Water supply of at least 180 gallons per minute pursuant to Fagen's or ICM's specifications;

  •
  Waste water discharge if we cannot discharge our cooling water into a nearby creek;

  •
  Rail tracks, ties and ballast to the ethanol plant at grades specified by ICM; and

  •
  Providing Fagen or ICM sufficient time to integrate any potential carbon dioxide plant engineering with the detailed engineering on the ethanol plant.

    Fagen has the right to stop or postpone work and to make reasonable adjustments to the time for completion of the ethanol plant if any of the following occurs:

  •
  We do not provide reasonable evidence indicating we have adequate funds to fulfill all of our  contractual obligations, or do not pay amounts properly due under the progress payments;

  •
  Any acts, omissions, conditions, events or circumstances beyond its control, unless caused by Fagen;

  •
  The presence of any hazardous conditions at the construction site; or

  •
  Work on the ethanol plant has stopped for 60 consecutive days, or more than 90 days total, because  of any order from us or a court or governmental authority, if such stoppage is not because of any act  or omission of Fagen.

    We have the right to terminate the design-build contract for any reason; but if our termination is without cause, then we must provide Fagen with 10 days prior written notice. In addition, we must pay Fagen for:

  •
  All work completed and any proven loss, cost or expense incurred in connection with such work;

  •
  Reasonable costs and expenses attributable to the termination, including demobilization costs and amounts due to settle terminated contracts with subcontractors and consultants; and

  •
  Overhead and profit equal to 15% of the sum of the above payments.

    Limitation of Consequential Damages; Early Completion Bonus. Neither party is liable to the other for any consequential damages or losses such as loss of use, profits, business, reputation or financing. However, we will be entitled to liquidated damages of $10,000 per day in the event Fagen fails to substantially complete the ethanol plant within 45 days after the scheduled substantial completion date. We expect to begin construction promptly after the close of this offering, but in any event, no later than 60 days after the close of the offering, subject to delays resulting from adverse weather conditions. We expect that the substantial completion date will be approximately 14-16 months after construction commences. The substantial completion date will be the date that the ethanol plant is fully operational and we are producing ethanol. If Fagen finishes the ethanol plant and it is fully operational within 45 days after the scheduled substantial completion date, then we must pay Fagen a performance bonus of $.185 per gallon of ethanol produced before the 45th day after the scheduled substantial completion date. At full capacity, this equates to approximately $10,000 per day, if the ethanol plant is completed by the scheduled completion date, and we are producing ethanol at full capacity for 45 days thereafter.

    No Performance Surety Bond. Under the proposed design-build contract, Fagen is not required to obtain any performance or labor and material payment bonds, or any other form of performance security. This means that if Fagen does not perform, there is no underlying financial security that could be used to complete the project. If Fagen withdraws from the project, we might be unable to complete the construction. This might cause us to abandon our business and could significantly reduce the value of your membership units.

    Construction and Timetable for Completion of the Project. Assuming the offering is successful, and we are able to complete the debt portion of our financing, we estimate that the project will be completed approximately 14-16 months after construction commences. This assumes that we will be able to close this offering in fall of 2001. This schedule further assumes that site improvements, such as rough grading is complete and the site is ready for construction when we close the offering. This schedule also assumes that weather, interest rates and other factors beyond our control do not upset our timetable. Factors or events beyond our control could hamper our efforts to complete the project in a timely fashion.

Legal Proceedings

    We are not currently a party to any legal proceedings.

Regulatory Permits

    We will be required to obtain various environmental, construction and operating permits, as discussed below. Pursuant to the proposed design-build contract, Fagen and ICM are responsible for construction permits and registrations. The inability to obtain any necessary permit or to comply with the various environmental or other governmental regulations may have a material effect on our business and may prevent our proposed plant from being constructed.

    Nebraska Air Quality Permits. We have hired an environmental permitting consultant to provide professional consulting and support services in air quality monitoring, modeling, permitting, analysis, and research. Our consultant has completed our Air Quality Construction Permit Application which we filed with the Nebraska Department of Environmental Quality on March 26, 2001. We filed an amended Air Quality Construction Permit Application with the Nebraska Department of Environmental Quality on June 18, 2001. An Air Quality Construction Permit is valid for 18 months. If we cannot complete construction within 18 months our Air Quality Construction Permit will lapse unless we can demonstrate that the construction of our plant requires additional time, we will need to apply for an extension. To operate our business, we will also need an Air Quality Operating Permit from the State of Nebraska Department of Environmental Quality. Once the proposed ethanol plant is completed, we must conduct emission testing and apply for an Air Pollution Operation Permit that will allow us to operate our business. We anticipate submitting an application for this permit approximately four months before the Air Pollution Construction Permit expires. We need this permit to operate the ethanol plant after the Air Pollution Construction Permit expires. We have twelve months once the plant becomes operational to obtain an Air Quality Operating Permit. If granted, we expect the permit will be valid for five years.

    National Pollutant Discharge Elimination Permit. We must obtain a National Pollutant Discharge Elimination Permit for any waste water discharges and surface water runoff. Specifically, we will use a significant amount of water per day to cool our closed circuit systems in the proposed ethanol plant and to produce ethanol. We will likely discharge the water into a nearby creek, although we may also be required to discharge it to a larger body of water. The National Pollutant Discharge Elimination Permit application will be filed with the Nebraska Department of Environmental Quality. This permit must be applied for at least 180 days prior to any discharge. We have not applied for this permit, but plan to do so soon after we begin construction. There can be no assurance that this permit will be granted to us. If granted, we expect the permit will be valid for five years.

    Well Permits. We plan to drill two separate wells near the ethanol plant to provide us with our necessary water supply. The Department of Environmental Quality considers these wells high capacity wells, and we must obtain a High Capacity Well Permit before we can begin digging the wells. To get this permit, we must apply to the Department of Environmental Quality, which will determine if the location of the well will support a sufficient water supply, and whether it is safe from any soil or ground water contamination. We are currently negotiating with a well construction company to provide us services for the digging and construction of these wells. We will apply for the required permits before we begin digging our wells.

    Spill Prevention, Control and Countermeasures Plan. We must prepare a spill prevention, control and countermeasures plan in accordance with standards set by the Environmental Protection Agency. The plan will outline our spill prevention measures for oil-based products such as denatured ethanol and will be supervised by the Nebraska Department of Environmental Quality. The plan must be reviewed and certified by a professional engineer.

Nuisance

    Even if we receive all Nebraska environmental permits for construction and operation of the ethanol plant, we may be subject to the regulations on emissions by the Environmental Protection Agency. We could also be subject to environmental or nuisance claims from adjacent property owners or residents in the area arising from odors or other air or water discharges from the plant, although we do not expect any such claims.

MANAGEMENT

Executive Officers and Directors

Our Operating Agreement provides that the initial Board of Directors will be comprised of 9 members to be elected at the annual meeting of the members by the affirmative vote of members holding a majority of the outstanding membership interests. The Operating Agreement further provides for a staggered Board of Directors where each director is elected for a term of 3 years. Class I directors' terms expire at the 2002 annual meeting. Class II directors' terms expire at the 2003 annual meeting. Class III directors' terms expire at 2004 annual meeting. The initial classification of the board members was determined by random selection through a lottery. The following table shows the directors and officers of Husker Ag as of the date of this prospectus:

NAME	AGE	POSITION	DIRECTOR TERM EXPIRES
Gary Kuester	55	Class III Director, Chairman, President	2004
J. Alex Thramer	72	Class II Director, Vice Chairman, Vice President	2003
Jack G. Frahm	51	Class I Director, Secretary	2002
Fredrick J. Knievel	59	Class III Director, Treasurer	2004
Cory A. Furstenau	23	Class III Director	2004
Ryan W. Koinzan	20	Class II Director	2003
Mike Kinney	43	Class II Director	2003
Scott J. Carpenter	38	Class I Director	2002
O. Kelly Hodson	46	Class I Director	2002

All officers have been elected to serve until the next succeeding annual meeting and until their successors have been elected and qualified. We currently expect to hold our annual meeting in June of each year commencing in the year 2002.

Business Experience of Directors and Officers

The following is a brief description of the business experience and background of the above-named officers and directors of Husker Ag.

Gary Kuester is the owner of Kuester Hay, a company that buys and sells alfalfa and grass hay located near Stanton, Nebraska. Kuester Hay has been in business for 21 years. Mr. Kuester has been involved in ethanol production for many years through a small ethanol production facility located on his family farm and has been licensed to produce ethanol since 1992. He is presently enlarging his farm facility to two million gallons annual production.

J. Alex Thramer is self-employed in the irrigation sales and services industry by Thramer Irrigation located near Ewing, Nebraska which has been in operation for over 30 years.

Jack G. Frahm has been Secretary and Treasurer of Frahm Farms, Inc. since incorporation in 1976. Frahm Farms, Inc. is a crop farming and cattle feeding business that has used distillers grains for several years. Frahm Farms, Inc. is located in Plainview, Nebraska and has been a Pioneer Seed representative since 1976.

Fredrick J. Knievel is the President and co-owner of Knievel Farms, Inc. which is a farming operation located near Clearwater, Nebraska and engaged in the production of corn, soybeans, hay and cattle.

Cory A. Furstenau has been self-employed as a farmer since May 1998. Prior to May 1998, Mr. Furstenau attended Northeast Community College in Norfolk, Nebraska where he received a major in Agribusiness/Farm Ranch Management. Mr. Furstenau and his parents are partners in a partnership which operates their family farm located near Tilden, Nebraska. They raise corn, soybeans and alfalfa. They also operate a cow calf operation.

Ryan W. Koinzan is currently a student at the University of Nebraska-Lincoln and he has recently completed an internship with Cargill in Argentina. Mr. Koinzan was Nebraska State Star Farmer in Ag Production in 1999. He owns his own cow-calf herd which is located near Neligh, Nebraska and is experienced in all phases of agriculture production.

Mike Kinney has been employed by Kinney, Inc., which is a family farm corporation located near Elgin, Nebraska since 1974. He is currently serving as Vice President of Kinney, Inc. Mr. Kinney is also a partner in Kinney Bros.

Scott J. Carpenter is employed by Carpenter Farms, Inc., which is a family farm corporation in existence since 1991 located near Creighton, Nebraska. He is currently Vice President of the corporation. Mr. Carpenter has been involved in farming for 20 years, including grain, cattle and swine production.

O. Kelly Hodson has been President and manager of West-Hodson Lumber Company, Inc. since 1980, a retail building material sales and construction company located in Osmond, Nebraska. Mr. Hodson has been President of the Creighton, Nebraska branch of West-Hodson Lumber Company, Inc since 1999. He has also been a partner in West-Hodson Lumber Company, a partnership located in Crofton, Nebraska, since 1995.

Director Compensation

Currently no fees are being paid by Husker Ag to the current Board of Directors members. All directors, officers and employees of Husker Ag receive reimbursement for expenses incurred by them on behalf of Husker Ag. After the close of this offering, Husker Ag will begin to pay each director $100 per meeting as compensation for services. Based on one meeting per month, the estimated directors fees to be paid over the next 12 months would be $8,400.

Committees of the Board of Directors

We have not established a compensation committee. The entire Board of Directors currently serves as our audit committee. Our Operating Agreement permits the Board to establish committees having the authority of the Board of Directors. A committee may consist of one or more persons that need not be directors. The Board has established the following committees:

Legislative and Public Relations:	Ryan W. Koinzan, J. Alex Thramer, Mike Kinney and Gary Kuester.
Construction and Design:	Scott Carpenter, Gary Kuester and O. Kelly Hodson
Legal and Accounting:	Frederick J. Knievel, Jack G. Frahm and Mike Kinney
Finance and Investors:	Ryan W. Koinzan, Cory A. Furstenau, Jack G. Frahm and O. Kelly Hodson

EXECUTIVE COMPENSATION

Gary Keuster is currently serving as our President and Alex J. Thramer is currently serving as our Vice President and neither has received any compensation from us. Neither Mr. Kuester nor Mr. Thramer is under any written contract to provide services to us. We reimburse our officers for expenses incurred relating to services rendered on our behalf. The current officers of Husker Ag will continue to serve without remuneration. Husker Ag may hire a business manager to assist us in organizational business matters and we intend to recruit and hire permanent employees who will be compensated on a regular basis pursuant to agreed upon salaries. We expect to offer typical health and other employee benefits.

Employment Agreements

We have no employment agreements with any executive officer or director. We may in the future enter into employment agreements with our executive officers or other employees that we may hire. We entered in a contract labor agreement with Allen H. Sievertsen who will serve as our construction and general manager for $7,500 per month plus reimbursement of expenses. Mr. Sievertsen's duties include handling prospective employee and investor meetings, personnel management, financial management, and construction supervision. Husker Ag has agreed to retain Mr. Sievertsen for a one year term which expires in August 2002. The parties may agree to renew the agreement for additional one year terms. Either party may terminate the agreement on 60 days written notice to the other party. If we terminate Mr. Sievertsen without cause, we must compensate him for 60 days from the termination notice. However, if we terminate Mr. Sievertsen for breach of his agreement we are not required to provide him any notice of termination and he is not entitled to any compensation after his termination date.

Reimbursement of Expenses

We do not pay our officers and directors any fees or salaries for their services to us. We reimburse our officers for expenses incurred in connection with their service to us. Our reimbursement policy is to reimburse our officers for out-of-pocket expenses.

CERTAIN TRANSACTIONS AND CONFLICTS OF INTEREST

Conflicts of interest may arise in the future as a result of the relationships between and among our members, officers, directors and their affiliates, although our officers and directors have fiduciary duties to us. We do not have a committee of independent directors or members or an otherwise disinterested body to consider transactions or arrangements that result from conflicts of interest. Our Operating Agreement permits Husker Ag to enter into agreements with directors, officers, members and their affiliates, provided that any such transactions are on terms no more favorable to the directors, officers, members (or their affiliates) than generally afforded to non-affiliated parties in a similar transaction. As of the date of this prospectus, Husker Ag had not entered into any agreements with any of its directors, officers, members or their affiliates.

Our Board has adopted an Affiliated Transactions Policy which provides that all material affiliated transactions and loans must be made on terms that are no less favorable to us than those that can be obtained from unaffiliated third parties, and that all material affiliated transactions and loans, or any forgiveness of loans, must be approved by:

  (a)
  a majority of the independent directors who do not have an interest in the transaction; or

  (b)
  the affirmative vote of members holding a majority of the outstanding membership interests, excluding the membership interests of members having an interest in the transaction.

The policy permits sales of corn and other feedstock by directors, officers, members or other affiliated parties to Husker Ag, and all purchases of ethanol, distillers' grains and other co-products by directors, officers, members or other affiliated parties from Husker Ag without the required approvals if purchase or sale price is substantially equal to the then current market price and the transaction is on terms no less favorable to Husker Ag than those that can be obtained from unaffiliated third parties.

Conflicts of interest could arise in the situations described below:

  •
  We will engage in transactions with our directors or their affiliates with respect to the purchase of corn and the sale of distillers grains although such transactions will be on the same terms and conditions as with non-affiliated persons or entities. Members will have no right to individually enforce the obligations of our directors or their affiliates in our favor.

  •
  Our directors' decisions regarding various matters, including expenditures that we make for our business, reserves for accrued expenses, including officers salaries and reimbursement of director's expenses, loan covenants, capital improvements and contingencies will affect the amount of cash available for distribution to members.

  •
  We will reimburse our directors for out-of-pocket expenses relating to our business. We do not have a reimbursement policy or guideline for determining what expenses will be reimbursed. We will review and reimburse all reasonable expenses that directors submit to us.

  •
  We have retained counsel that has assisted us in various aspects of our formation and development. We have not retained separate counsel on behalf of unit holders.

The directors of Husker Ag are the founders of the company and are its sole promoters. Each member of our Board of Directors purchased his original two membership units for $125 per unit to capitalize the company upon its organization. During the private offering which expired on January 15, 2001, the following directors purchased membership units for $500 per unit in accordance with and subject to the terms set forth in the private placement memorandum:

Director	Number of Units Purchased
Scott J. Carpenter	10
Jack G. Frahm(1)	40
Cory A. Furstenau	4
O. Kelly Hodson	20
Mike Kinney	10
Frederick J. Knievel	10
J. Alex Thramer	20

(1)
Includes 30 membership units held by Frahm Farms, Inc.

The directors have not received any cash compensation for services as directors (i.e. directors' or meeting fees). The Board of Directors granted each director an option to purchase up to eight membership units for $250 per membership unit upon completion of the private offering which expired on January 15, 2001. The director option expired on February 15, 2001. Eight of the nine directors exercised their options and purchased an aggregate of 64 membership units. After the close of this offering, Husker Ag will begin to pay each director $100 per meeting as compensation for services.

LIMITATION OF LIABILITY AND INDEMNIFICATION MATTERS

As permitted by the Nebraska Limited Liability Company Act, Husker Ag's Operating Agreement provides that no director will be personally liable to Husker Ag or its members for monetary damages for any action taken in good faith and reasonably believed by them to be in the best interest of Husker Ag, or in reliance on the Operating Agreement or Articles of Organization, or for good faith errors of judgement. Directors are liable only for misconduct or negligence in the performance of their duties as directors.

Husker Ag's Operating Agreement also provides that Husker Ag must indemnify its directors and officers to the fullest extent permitted by law; provided, that directors and officers are not entitled to indemnification under the Operating Agreement if a court determines that the losses or liability resulted primarily from the negligence or misconduct of such director or officer.

There is no pending litigation or proceeding involving a director, officer, employee or agent of Husker Ag as to which indemnification is being sought. We are not aware of any other threatened litigation that may result in claims for indemnification by any director, officer, employee or agent.

DESCRIPTION OF MEMBERSHIP UNITS

Membership Units

Ownership rights in Husker Ag are evidenced by membership units.  Each membership unit represents a pro rata ownership interest in Husker Ag's capital, profits, losses and distributions and the right to vote and participate in the management of Husker Ag as provided in the Operating Agreement. Husker Ag maintains a membership register setting forth the name, address, capital contributions and number of units held by each member at its principal office. There are no limits under our Articles of Organization or our Operating Agreement on the total amount of membership units that the Board of Directors may issue.

Maximum Ownership Percentage

Under our Operating Agreement, no member can own more than 30% of the total issued and outstanding membership units. The calculation of your 30% limitation includes the number of membership units owned by you and your spouse, children, parents, brothers and sisters, and any membership units owned by any corporation, partnership or other entity in which you or your family members owns or controls a majority of the voting power.

Cumulative Voting for Members

Each membership unit is entitled to one vote per unit except that voting is cumulative in the election of directors. With cumulative voting, each member is entitled to as many votes as the total number of units held of record by such member multiplied by the number of directors to be elected at the meeting. Each member is then entitled to cumulate his votes and cast all of them for one nominee or distribute them among any or all of the nominees in such proportion as the member may desire. The nominees receiving the highest number of votes on the foregoing basis, up to the total number of directors to be elected at the meeting, will be elected.

No Preemptive Rights

    Our Operating Agreement denies preemptive rights to members of Husker Ag. If we decide to issue additional membership units in the future, we could do so without first offering the additional units to you which would dilute your percentage of membership interests in Husker Ag. If we sell additional membership units, the sale price may be higher or lower than what you are paying in this offering and depending on the value of the units at the time of issuance, may dilute the value of your membership units.

Change of Control Limitations

    There are limitations on the acquisition of our membership units and changes in control of Husker Ag. Our Operating Agreement contains certain provisions that could delay, defer or prevent a change in control of Husker Ag, including the following:

  •
  Ownership Limit. Under our Operating Agreement, no member can own more than 30% of the total issued and outstanding membership units. This limitation may have the effect of precluding a change in control of Husker Ag by a third party, even if the change of control would be at a premium price for our members, or otherwise be in their best interests.

  •
  Staggered Board. Our Board of Directors consists of 9 members, which are divided into three classes of directors, with each class serving staggered three-year terms. The classification of the Board of Directors into three classes will make it more difficult for members to change the composition of the Board of Directors because only a minority of the Directors can be elected at once. The staggered Board could also discourage a third party from attempting to obtain control of Husker Ag, even though this attempt might be beneficial to our members.

  •
  Limitations on Amending the Operating Agreement. Our Operating Agreement may be amended only upon an affirmative vote of two-thirds of the members of our Board of directors, or upon an affirmative vote of two-thirds majority in interest of the members. These supermajority voting requirements for amending our Operating Agreement make it more difficult to change the restrictions noted above which impede or prevent a change of control of Husker Ag.

  •
  Restrictions on Calling a Special Meeting of Members. Our Operating Agreement permits a special meeting of members to be called by the Chairman of the Board, or by any three directors. If neither the Chairman nor three directors will call a special meeting, our Operating Agreement requires written demand by members holding 10% of our outstanding membership interests to call a special meeting. This requirement may make it more difficult for members holding small amounts of membership interests to effect the call of a special meeting of members.

Restrictive Legend on Membership Certificate

We will place on your membership certificate or any other document evidencing ownership of our membership units, restrictive legends similar to the following:

The sale, pledge, hypothecation, assignment or transfer of the ownership interest represented by this CERTIFICATE OF OWNERSHIP is subject to the terms and conditions of the Operating Agreement of Husker Ag Processing, LLC, as amended from time to time. Copies of the Operating Agreement may be obtained upon written request to the Board of Directors of Husker Ag Processing, LLC.

Corporate Law Comparison

The following table compares certain of your rights as a member of Husker Ag under our Operating Agreement to your rights under the Nebraska Limited Liability Company Act and limited liability company law and to the rights of a shareholder of a corporation under the Nebraska Business Corporations Act.

Nebraska Limited Liability Company Act	Nebraska Corporate Law	Operating Agreement
Member Access to Records	The Nebraska LLC Act and Nebraska LLC law is silent.	Under the Nebraska Business Corporation Act, upon five days written notice, a shareholder can inspect and copy: (a) a corporation's Articles of Incorporation and all amendments; (b) the bylaws of the corporation; (c) resolutions passed by the directors creating a new series or class of stock and setting the related rights and preferences; and (d) minutes of the shareholders meeting and all written communications to the shareholders for the past three years

Upon five days notice, a shareholder can also inspect the records identified below if (a) the shareholder's demand to inspect and copy the records is made in good faith and for a proper purpose; (b) the shareholder describes with reasonable particularity his or her purpose and the records he or she desires to inspect; and (c) the records are directly connected with the shareholder's purpose:

(1) excerpts from minutes of any meeting of the board of directors, records of any action of a committee of the board of directors while acting in place of the board of directors on behalf of the corporation, minutes of any meeting of the shareholders, and records of action taken by the shareholders or board of directors without a meeting, (2) accounting records of the corporation; and (3) the shareholders record.	Section 11.5 of our Operating Agreement is based on Nebraska corporate law and provides the following:

Upon five days written notice to Husker Ag, you have the right to inspect and copy during regular business hours at Husker Ag's principal office the following records:

(1) Articles or Restated Articles of Organization and all amendments thereto currently in effect; (2) our Operating Agreement and all restatements and amendments currently in effect; (3) minutes of all member meetings and records of all action taken by members without a meeting for the past 3 years; (4) all written communications to the members generally within the past three years; (5) annual financial statements that include a balance sheet as of the end of the fiscal year, an income statement for that year and a statement of changes in members' equity for that year unless such information appears elsewhere in the financial statements, along with the accountant's report if the annual financial statements are reported upon by a public accountant; (6) a list of the names and business addresses of Husker Ag's current directors and officers; and (7) the most recent annual report delivered by Husker Ag to the Nebraska Secretary of State.

Upon five days prior written notice to Husker Ag, you also have the right to inspect and copy during regular business hours at a reasonable location specified by Husker Ag any of the following records if (a) your demand is made in good faith and for a proper purpose; (b) you describe with reasonable particularity your purpose and the records you desire to inspect; and (c) the records are directly connected with your purpose:

(1) excerpts from minutes of any meeting of the Board of Directors, records of any action of a committee of the Board of Directors while acting in place of the Board of Directors on behalf of Husker Ag, minutes of any meeting of the members, and records of action taken by the members or Board of Directors without a meeting; (2) accounting records of Husker Ag; and (3) the membership register.

Right to File a Derivative Lawsuit	The Nebraska LLC Act and Nebraska LLC law is silent. In the absence of statutory provisions, courts may look to corporate law to decide if a derivative suit can be maintained.
		Nebraska corporate law provides that no shareholder may commence or maintain a derivative proceeding unless he or she (1) was a shareholder of the corporation at the time of the act or omission complained of or became a shareholder through transfer by operation of law from one who was a shareholder at such time; and (2) fairly and adequately represents the interest of the corporation in enforcing the right of the corporation.	Our Operating Agreement is silent, and members would be subject to court interpretations of the Nebraska LLC Act and LLC law.
Voting on Mergers and Sale of Assets	The Nebraska LLC Act requires the approval of any merger or consolidation by at least a majority in interest of the members unless the Operating Agreement requires a greater vote.	Unless the Articles of Incorporation require a greater vote, the Nebraska Business Corporation Act requires the approval of a two-thirds majority of the shareholders of any merger.
Our Operating Agreement requires members holding more than 2/3 of the membership interests to approve: (a) the sale, exchange, lease, mortgage, pledge or other transfer of all or substantially all of the assets of Husker Ag other than in the ordinary course of business; and (b) the merger or consolidation of Husker Ag with another entity.

Voting on Dissolution	The Nebraska LLC Act requires the unanimous written agreement of all members to dissolve a limited liability company.	Unless the Articles of Incorporation require a greater vote, the Nebraska Business Corporation Act requires the approval of a two-thirds majority of the shareholders to dissolve a corporation.	Our Operating Agreement requires unanimous written approval of the members to dissolve Husker Ag in accordance with the Nebraska LLC Act.

RESTRICTIONS ON TRANSFER OF UNITS

For the reasons described below, investment in Husker Ag should be undertaken only by those investors who can afford an illiquid investment and who do not intend to resell or transfer their membership units.

All transfers are subject to a determination that the transfer will not cause Husker Ag to be deemed a publicly traded partnership.

We have restricted your ability to transfer your membership units to ensure that Husker Ag is not deemed a "publicly traded partnership" and thus taxed as a corporation. Under the Operating Agreement, no transfers may occur without the approval of the Board of Directors. The Board of Directors will only permit transfers that fall within "safe harbors" contained in the publicly traded partnership rules under the Internal Revenue Code. These include:

  •
  transfers by gift,

  •
  transfers upon the death of a member,

  •
  intra-family transfers and

  •
  other transfers during the tax year that in the aggregate do not exceed 2% of the total outstanding membership units.

Any transfer in violation of the publicly traded partnership requirements or without the prior consent of the Board will be null and void.

SUMMARY OF SECOND AMENDED AND
RESTATED OPERATING AGREEMENT

    Your rights and obligations as a member of Husker Ag will be governed by the Second Amended and Restated Operating Agreement. A copy of the Second Amended and Restated Operating Agreement is attached hereto as Appendix A. Before buying any membership units you should carefully study the Operating Agreement in its entirety. The following is a summary of the material terms and provisions of the Operating Agreement which govern Husker Ag and its members. This summary is qualified in its entirety by reference to the full text of the Operating Agreement, and in the event of a conflict or apparent conflict between this summary and the full text of the Operating Agreement, the Operating Agreement shall control. The following provisions of our Operating Agreement are summarized in greater detail elsewhere in this prospectus:

  •
  For distributions, please see "Distribution Policy";

  •
  For limitation of liability and indemnification of directors and officers, please see "Limitation of Liability and Indemnification Matters";

  •
  For federal income tax issues, please see "Federal Income Tax Consequences of Owning Our Membership Units."

Organization and Duration

    We were organized on August 29, 2000 as a Nebraska limited liability company. We will continue to operate until our members or a court determines that we should dissolve, liquidate and wind up our business.

Purpose

    Our purpose is to construct, own and operate an ethanol plant. In addition, we may engage in any other business or activity as long as our directors approve the activity, and it does not violate Nebraska law. We may engage in any transactions that are necessary, appropriate and proper to further our purpose.

Meetings

    Under the Operating Agreement, the annual meeting of Members must be held between January 1 and June 30 each year to transact business which comes before the meeting. Starting in 2002, Husker Ag currently intends to hold annual meetings of the members in June. Special meetings of the members may be called:

  •
  by the Chairman of the Board,

  •
  by any 3 directors, or

  •
  by member(s) holding 10% of the outstanding membership interests.

    Special meetings will be held at the principal place of business of Husker Ag, or elsewhere as the notice of such meeting shall direct. You may attend any meeting in person or by proxy. Written notice to all members stating the date, time and place of the meeting and a description of the purpose(s) of the meeting must be mailed, not fewer than 10 nor more than 60 calendar days before the date of the meeting. Members holding at least a majority in interest represented in person or by proxy constitutes a quorum at any meeting of members.

Rights and Obligations of Members

    The dissolution and winding up of Husker Ag requires the approval of members required under the Nebraska Limited Liability Company Act, as amended from time to time. Nebraska law currently requires unanimous consent of all members to dissolve and wind up a Nebraska limited liability company; therefore, the dissolution and winding up of Husker Ag currently requires the unanimous approval of the members. In the event that Nebraska law changes to require approval of members holding less than 80%, the dissolution and winding up of Husker Ag will require the affirmative vote of members holding 80% of the membership interests.

    The members shall further have the right, by the affirmative vote of members holding at least a two-thirds majority in interest, to approve the following actions:

  •
  the sale, exchange or other disposition of all, or substantially all, of Husker Ag's assets (other than in the ordinary course of Husker Ag's business) which is to occur as part of a single transaction or plan; and

  •
  the merger or consolidation of Husker Ag with another entity.

    Individual members do not have the authority or power to act for or on behalf of Husker Ag, to do any act that would be binding on Husker Ag or to incur any expenditures on behalf of Husker Ag.

    You do not have the right to withdraw from Husker Ag as a member except as permitted in the Operating Agreement under Article 10 covering transfers of membership interests. You do not have preemptive rights to acquire any additional membership units or other interest in Husker Ag.

Access to Books and Records

    Upon five days written notice to Husker Ag, you have the right to inspect and copy during regular business hours at Husker Ag's principal office the following records:

  (i)
  Articles or Restated Articles of Organization and all amendments thereto currently in effect;

  (ii)
  Operating Agreement and all restatements and amendments thereto currently in effect;

  (iii)
  Minutes of all member meetings and records of all action taken by members without a meeting for the past three years;

  (iv)
  All written communications to the members generally within the past three years;

  (v)
  Annual financial statements that include a balance sheet as of the end of the fiscal year, an income statement for that year and a statement of changes in members' equity for that year unless such information appears elsewhere in the financial statements, along with the accountant's report if the annual financial statements are reported upon by a public accountant;

  (vi)
  A list of the names and business addresses of Husker Ag's current directors and officers; and

  (vii)
  The most recent annual report delivered by Husker Ag to the Nebraska Secretary of State.

    Upon five days prior written notice to Husker Ag, you also have the right to inspect and copy during regular business hours at a reasonable location specified by Husker Ag any of the following records if (a) your demand is made in good faith and for a proper purpose; (b) you describe with reasonable particularity your purpose and the records you desire to inspect; and (c) the records are directly connected with your purpose:

  (i)
  Excerpts from minutes of any meeting of the Board of Directors, records of any action of a committee of the Board of Directors while acting in place of the Board of Directors on behalf of Husker Ag, minutes of any meeting of the members, and records of action taken by the members or Board of Directors without a meeting, to the extent not subject to inspection under subsection (1) of this section;

  (ii)
  Accounting records of Husker Ag; and

  (iii)
  The membership register.

Member Liability to Husker Ag

    Your liability shall be limited as set forth in the Operating Agreement, the Nebraska Limited Liability Company Act and other applicable law. You will not be personally liable for any debts or losses of Husker Ag beyond your respective capital contributions as set forth in the Operating Agreement, except, if you receive a distribution made by Husker Ag which is either:

  (1)
  in violation of the Operating Agreement, or

  (2)
  made when Husker Ag's liabilities exceed its assets (after giving effect to the distribution),

you remain liable to Husker Ag for a period of 6 years after such distribution for the amount of the distribution.

Management of Husker Ag

    The Board of Directors manages, directs and controls the business and affairs of Husker Ag. Except for situations in which the approval of the members is required by the Operating Agreement or by applicable law, the Board has the full and complete authority, power and discretion to manage and control the business, affairs and properties of Husker Ag, to make all decisions regarding those matters and to perform any and all other acts or activities customary or incident to the management of Husker Ag's business.

    The Board of Directors has 9 directors who are elected at the annual meeting of the members. The Operating Agreement provides for a staggered Board of Directors where each director is elected for a term of 3 years.

  •
  Class I directors' terms expire at the 2002 annual meeting.

  •
  Class II directors' terms expire at the 2003 annual meeting.

  •
  Class III directors' terms expire at the 2004 annual meeting.

    The initial classification of the board members was determined by random selection through a lottery. Each director shall hold office for his respective term until his successor shall have been elected and qualified. Directors do not need to be residents of the State of Nebraska or members of Husker Ag. The Board's power and authority includes, but is not limited to, the right to take the following actions on behalf of Husker Ag:

  (a)
  expend company funds in connection with the operation of Husker Ag's business or otherwise pursuant to the Operating Agreement;

  (b)
  employ and dismiss from employment any and all employees, agents, independent contractors, attorneys and accountants;

  (c)
  prosecute, settle or compromise all claims against third parties, compromise, settle or accept judgment on, claims against Husker Ag and execute all documents and make all representations, admissions and waivers in connection therewith;

  (d)
  borrow money on behalf of Husker Ag from any person, issue promissory notes; drafts and other negotiable and nonnegotiable instruments and evidences of indebtedness, secure payment of the principal of any such indebtedness and the interest thereon by mortgage, pledge, property of Husker Ag, whether at the time owned or thereafter acquired;

  (e)
  hold, receive, mortgage, pledge, lease, transfer, exchange, otherwise dispose of, grant options with respect to, and otherwise deal in the exercise all rights, powers, privileges and other incidents of ownership or possession with respect to all property of whatever nature held or owned by, or licensed to, Husker Ag;

  (f)
  lend any of Husker Ag property with or without security;

  (g)
  have and maintain one or more offices within or without the State of Nebraska;

  (h)
  open, maintain and close bank accounts and money market mutual funds accounts, and draw checks and other orders for the payment of monies;

  (i)
  engage accountants, custodians, consultants and attorneys and any and all other agents and assistants (professional and nonprofessional) and pay such compensation in connection with such engagement that the Board of Directors determines is appropriate;

  (j)
  enter into, execute, make, amend, supplement, acknowledge, deliver and perform any and all contracts, agreements, licenses, and other instruments, undertakings and understandings that the Board determines is necessary, appropriate or incidental to carrying out the business of Husker Ag;

  (k)
  file a petition in bankruptcy on behalf of Husker Ag; and

  (l)
  delegate to the Chairman, President and other Officers such responsibility and authority as the Board deems necessary or appropriate from time to time.

    The Operating Agreement requires the affirmative vote of a majority of the Board of Directors for:

  •
  incurring any indebtedness or expense in excess of $20,000 other than in the ordinary course of business;

  •
  pledging, mortgaging, encumbering or granting any lien on any assets of Husker Ag other than in the ordinary course of business; and

  •
  purchasing any asset or making capital expenditures in excess of $20,000.

    Members of the Board must perform their duties as directors in good faith, in a manner he or she reasonably believes to be in the best interests of Husker Ag. Each member of the Board must use such care as an ordinarily prudent person in a like position would use under similar circumstances.

    The Board does not, in any way, guarantee the return of your capital contributions or a profit for you from the operations of Husker Ag. The Board shall not be liable to Husker Ag or to any member for any loss or damage sustained by Husker Ag or its members, unless the loss or damage shall have been the result of negligence or misconduct in the performance of their duties as directors.

    A director may resign at any time by giving written notice to the members of Husker Ag. The resignation of any director shall take effect upon receipt of notice thereof or at such later time as shall be specified in such notice; and, unless, otherwise specified therein, the acceptance of such resignation shall not be necessary to make it effective. The resignation of a director who is also a member shall not affect the director's rights as a member and shall not constitute a withdrawal of a member.

    At a meeting called expressly for that purpose, a director may be removed at any time, with or without cause, by the affirmative vote of members holding more than 50% of the percentage interests. The removal of a director who is also a member shall not affect the director's rights as a member and shall not constitute a withdrawal of a member.

Allocations of Profits and Losses

    We will allocate Husker Ag's profits and losses to you according to your membership interest, as adjusted from time to time. The Board will determine whether to distribute or retain the profits. The Board may agree to distribute cash to the members irrespective of profits. The Board may agree to distribute in kind property held by Husker Ag.

Capital Accounts and Distributions

    You will have a capital account on the books of Husker Ag. We will credit your capital account with the following:

  (i)
  the cash and the fair market value of any property other than cash contributed by you to the capital of Husker Ag;

  (ii)
  your allocable share of profits and any items of income or gain which are specially allocated to you; and

  (iii)
  the amount of any company liabilities assumed by you which are secured by any property of Husker Ag distributed to you.

    We will debit your capital account for the following:

  (i)
  the cash and the fair market value of any property other than cash distributed to you;

  (ii)
  your allocable share of losses and any items of expense or loss which are specially allocated to you; and

  (iii)
  the amount of any of your liabilities assumed by Husker Ag or which are secured by any property contributed by you to Husker Ag.

    Husker Ag will distribute information regarding individual members' capital accounts on an annual basis in connection with the distribution of tax reporting information. In addition, Husker Ag will distribute annual reports to you in accordance with state and federal laws and will file quarterly reports with the SEC as required under applicable laws. You may request, in writing, copies of Husker Ag's quarterly reports.

Transfer of Interests in Husker Ag

    You may not transfer all or any portion of your interest under any circumstance without the prior written consent of the Board of Directors which consent may be withheld in the sole discretion of the Board of Directors. The Board will not approve any transfer if the Board determines the transfer would cause Husker Ag to be treated as a "publicly traded partnership". Transfers that violate any restrictions of the Operating Agreement or applicable law are null and void with no force or effect whatsoever, and the intended transferee will not acquire any rights in the membership unit. You must submit a written request to transfer your membership units to the Board of Directors describing the terms of the proposed transfer. Notwithstanding the receipt of such request, the Board of Directors cannot guarantee that the request will be honored by the requested transfer date, if at all.

    Subject to the 30% maximum ownership limitation set forth in the Operating Agreement and subject to Board approval, the following transfers are "permitted transfers":

  (a)
  a "block transfer", which is a transfer by a member and any related persons (as defined in the Internal Revenue Code) in one or more transactions during any 30 calendar day period of interests representing in the aggregate more than 2% of the total interests in company; or

  (b)
  a transfer or series of related transfers by one or more members (acting together) which involves the transfer of 50% or more of the outstanding units; or

  (c)
  a transfer effected through a qualified matching service; or

  (d)
  a transfer by gift or bequest only to a spouse or child of such transferring member, or to a trust established for the benefit of such spouse or child, or to an existing member of Husker Ag upon 10 days' prior written notice to Husker Ag of such gift or bequest.

    No sales or transfers, including permitted transfers, may be made without prior Board approval.

    The Board of Directors, in its sole discretion, may also require the following prior to the approval of any transfer of membership units,

  •
  an opinion of counsel (whose fees and expenses shall be borne by the transferor) satisfactory in form and substance to the Board that such transfer may be lawfully made without registration or qualification under applicable state and federal securities laws, or such transfer is properly registered or qualified under applicable state and federal securities laws, and if requested by Husker Ag, that the transfer will not cause Husker Ag to be treated as a publicly traded partnership;

  •
  such documents and instruments of conveyance executed by the transferor and transferee as may be necessary or appropriate in the opinion of counsel to Husker Ag to effect such transfer, except that in the case of a transfer of units involuntarily by operation of law, the transfer shall be confirmed by presentation of legal evidence of such transfer, in form and substance satisfactory to Husker Ag;

  •
  the transferor's membership certificate;

  •
  the transferee's taxpayer identification number and sufficient information to determine the transferee's initial tax basis in the interest transferred, and any other information reasonably necessary to permit Husker Ag to file all required federal and state tax returns and other legally required information statements or returns;

  •
  evidence satisfactory in form and substance to the Board that the transferee meets the maximum unit ownership limitations; and

  •
  other conditions on the transfer of units adopted by the Board from time to time as it deems appropriate.

Fair Market Value

    Fair market value of a membership interest on any date will be equal to the most recent fair market valuation determination of the per membership unit value by the Board in good faith; provided, that the valuation will be calculated on a basis as consistent as practicable from period to period. The Board may, in its sole discretion, employ the advice of independent and qualified professionals in the determination of the fair market value, but is not under any obligation to do so. The fair market value of Husker Ag's membership units shall be determined at least annually. Valuations shall generally be performed, at the discretion of the Board, as of the end of each fiscal year of Husker Ag's operations at the annual meeting of the Board; however, the Board, in its sole discretion, may have fair market valuations of Husker Ag performed at any time or from time to time during any year. Except as otherwise specifically provided in the Operating Agreement, the Board will use the results of the most recent valuation in determining the fair market value of a membership interest. No member or any party other than the Board shall have the right to require or request that a new or more recent valuation be performed for purposes of determining the fair market value of Husker Ag or a membership interest. The Board will not establish the fair market value more than 4 times during Husker Ag's taxable year.

Transfer Upon Death of a Member

    If you die, your estate or personal representative may request that Husker Ag repurchase your interest within 120 days after your death. Husker Ag is not obligated to repurchase your membership units and we cannot assure you that Husker Ag would have sufficient liquidity to agree with any request for redemption, or that the Board of Directors in its discretion would agree to use Husker Ag's cash on hand for such purpose. The purchase price will be the fair market value of your interest in effect as of the date of receipt of notification of your death. Your estate or personal representative may exercise this right by providing written notice to Husker Ag within 120 days after the date of your death; provided, however, Husker Ag will not repurchase such interest earlier than 60 days after Husker Ag receives notice of the repurchase request. Transfers upon death are subject to a determination by the Board that the transfer will not cause Husker Ag to be deemed a publicly traded partnership.

Payment Terms

    If the purchase price for an interest transferred due to death exceeds $5,000, Husker Ag or the purchasing member has the right to pay for the interest purchased by paying $5,000 at closing and executing a promissory note for the balance of the purchase price. Husker Ag must pay the promissory note in 5 equal annual installments due on the anniversary date of the closing and the promissory note will accrue interest at a rate determined by the Board which will not be less than the then current prime rate established by a major bank selected by the Board for loans to such bank's most creditworthy commercial borrowers. Husker Ag may prepay the promissory note, in whole or in part, at any time without penalty or premium. Husker Ag may increase or decrease the purchase price by an amount equal to any indebtedness owed the selling member by Husker Ag, or the deduction of any indebtedness owed Husker Ag by the selling member, or both. Upon the sale of an interest by a member, all rights of the member with respect to the interest, including the right to vote such interest and to receive distributions, shall terminate except for the member's right to receive payment therefor.

Effective Date of Transfers

    The effective date for any transfer of membership unit will be the day of the month and year:

  (i)
  in which the transfer occurs (as reflected by the form of assignment); and

  (ii)
  the transferee's name and address and the nature and extent of the transfer are reflected in the records of Husker Ag;

provided, however, the effective date of a transfer for purposes of allocation of profits and losses and for distributions shall be determined as set forth below. The Board may establish interim periods in which transfers may occur for purposes of making allocations of profits and losses, and distributions; provided, however, the Board shall provide members reasonable notice of the interim transfer periods and advance notice of any change to the interim transfer periods.

    Members may transfer their membership interests at any time not just within the interim transfer periods subject to the prior written approval of the Board for all transfers. However, with respect to the allocations of profits and losses and distributions, the Board will use the interim transfer periods as the effective date for adjusting capital accounts and/or making distributions. For purposes of making allocations of profits and losses, and distributions, Husker Ag will use the interim closing of the books method (rather than a daily proration of profit or loss for the entire period) and recognize the transfer as of the first day following the close of interim transfer period in which the member complied with the notice, documentation and information requirements of Article 10 of the Operating Agreement. All distributions on or before the end of the applicable interim transfer period in which such requirements have been substantially complied with shall be made to the transferor and all distributions thereafter shall be made to the transferee. The Board has the authority to adopt other reasonable methods and/or conventions with respect to allocations and distributions.

Redemption of a Member

    You may request a repurchase of your membership units by Husker Ag upon 60 calendar days' prior written notice to the Board of Directors. The redemption price will be the fair market value of your interest in effect as of the date of receipt of your request for redemption. Husker Ag is not obligated to repurchase your membership units and we cannot assure you that Husker Ag would have sufficient liquidity to agree with any request for redemption, or that the Board of Directors in its discretion would agree to use Husker Ag's cash on hand for such purpose.  The redemption must be approved by the Board and the redemption must comply with all applicable IRS regulations. Upon any redemption which is approved, you will receive a payment equal to the fair market value of your interest in Husker Ag as of the effective date of the redemption. But, if the remaining members of Husker Ag agree to dissolve Husker Ag, you will receive your share of the assets of Husker Ag instead of a redemption payment. Redemption transfers are subject to a determination by the Board that the transfer will not cause Husker Ag to be deemed a publicly traded partnership.

Dissolution and Winding Up

    The dissolution and winding up of Husker Ag requires the approval of members required under the Nebraska Limited Liability Company Act, as amended from time to time. Nebraska law currently requires unanimous consent of all members to dissolve and wind up a Nebraska limited liability company; therefore, the dissolution and winding up of Husker Ag currently requires the unanimous approval of the members. In the event that Nebraska law changes to require approval of members holding less than 80%, the dissolution and winding up of Husker Ag will require the affirmative vote of members holding 80% of the membership interests.

    Husker Ag may also be dissolved and its affairs wound up as otherwise required or permitted by the Nebraska Limited Liability Company Act.

    The Board is responsible for winding up Husker Ag's affairs if dissolved. Unless prohibited by Nebraska law, if Husker Ag dissolves, the Board will distribute Husker Ag's assets as set forth below unless otherwise prohibited by applicable law. The Board is authorized to do all acts authorized by law to wind up Husker Ag's affairs, including, the right to sell Husker Ag's assets or to distribute the assets in kind to the members.

    The fair market value of Husker Ag's assets will be determined, including the value of any real or personal property held by Husker Ag in accordance with the terms of the Operating Agreement.

    The Board will distribute Husker Ag's assets in the following manner and order:

  (1)
  to the claims of all creditors of Husker Ag, including members who are creditors, to the extent permitted by law, in satisfaction of liabilities of Husker Ag, other than liabilities for distributions to members;

  (2)
  to members and former members in satisfaction of liabilities for distribution, pursuant to Section 21-1625(1)(b) of the Nebraska Limited Liability Company Act, and

  (3)
  to the members with positive capital account balances in accordance with their percentage interests.

    If you are entitled to a distribution of any of Husker Ag's assets upon dissolution, you will receive your share of such assets in cash or in kind, and the portion of such share that is received in cash may vary from member to member. If Husker Ag cannot return the full amount of your capital contribution, you have no recourse against the Board of Directors, Husker Ag or against any other member.

    In the discretion of the Board, a pro rata portion of the distributions that would otherwise be made to the members upon dissolution may be:

  •
  distributed to a trust established for the benefit of the members for the purposes of liquidating company assets, collecting amounts owed to Husker Ag, and paying any contingent or unforeseen liabilities or obligations of Husker Ag or of the members arising out of or in connection with Husker Ag. The assets of any such trust shall be distributed to the members from time to time, in the reasonable discretion of the Board, in the same proportions as the amount distributed to such trust by Husker Ag would otherwise have been distributed to the members; or

  •
  withheld to provide a reasonable reserve for company liabilities (contingent or otherwise) and to reflect the unrealized portion of any installment obligations owed to Husker Ag, provided that such withheld amounts shall be distributed to the members as soon a practicable.

    You will have no liability to Husker Ag, to the other members, or to the creditors of Husker Ag on account of any deficit balance in your capital account balance except to the extent such deficit arises from your failure to contribute the full amount of your agreed upon capital contribution or any additional agreed upon capital contribution.

Amendments

    Amendments to the Operating Agreement may be adopted upon the affirmative vote of two thirds of the members of the Board. The Operating Agreement may also be amended upon an affirmative vote of two-thirds majority in interest of the members. If the Board materially modifies or amends the Operating Agreement, the Board will send notice to the members of the material change within a reasonable period of time after the effective date of the modification or amendment.

INCOME TAX CONSIDERATIONS
OF OWNING OUR MEMBERSHIP UNITS

    The following description of the material federal income tax considerations relating to the tax treatment of Husker Ag and its members is based on current law and is not tax advice. The description is not intended to represent a detailed description of the federal income tax consequences applicable to you. The description is based on current provisions of the Internal Revenue Code, current and proposed Treasury Regulations, court decisions, and other administrative rulings and interpretations. These sources are subject to change, and these changes may be applied retroactively. We cannot provide any assurance that any such change, future provisions of the Internal Revenue Code or other legal authorities will not alter significantly the tax considerations we describe in this description.

    You are urged to consult your own tax advisor regarding the federal, state, and local tax consequences to you on the purchase, ownership and sale of the membership units. This section is not to be construed as a substitute for careful tax planning.

    Except as expressly noted, the statements, conclusions, and opinions contained in this section and the opinion attached as Exhibit 8.1 to the registration statement constitute the opinion of our tax counsel regarding general federal income tax consequences of owning our units. Our tax counsel's opinion is based on existing law as contained in the Internal Revenue Code, Treasury Regulations, administrative rulings, and court decisions as of the date of this prospectus. No rulings have been or will be requested from the IRS concerning any of the tax matters we describe. Accordingly, the IRS or a court may disagree with the following discussion or with any of the positions taken by us for federal income tax reporting purposes.

    We are not making any tax representations to you.  We cannot make any representations or warranties of any kind that any federal income tax advantages of an investment in Husker Ag will be available to you. We do not intend to request any ruling from the IRS with respect to any of the projected tax consequences set forth in this prospectus. You are strongly urged to consult your own tax advisor prior to your investment in Husker Ag.

Tax Status of Husker Ag

    Single-tax treatment and the ability to make cash distributions to members without incurring an entity level federal income tax depends on the treatment of Husker Ag as a partnership for income tax purposes. We expect to be taxed as a partnership for federal income tax purposes. This means that Husker Ag will pay no federal income tax and members will pay tax on their share of Husker Ag's net income. Under Treasury Regulations known as the "check-the-box" regulations, an unorganized entity such as a limited liability company will be taxed as a partnership unless the entity is considered a "publicly traded partnership" or the entity affirmatively elects to be taxed as a corporation. We will not elect to be taxed as a corporation and will endeavor to take such steps as are feasible and advisable to avoid classification as a publicly traded limited partnership.

    If we fail to qualify for partnership taxation for whatever reason, we will treated as a "C corporation" for federal income tax purposes. As a "C corporation," we will be taxed on its taxable income at corporate rates (currently a maximum 35% federal rate for taxable revenue in excess of $10,000,000), distributions would generally be taxed again to members as corporate dividends, and the members will not be required or allowed to report their share of Husker Ag's income, gains, losses or deductions on their tax returns. Because a tax would be imposed upon Husker Ag as an entity, the cash available for distribution to members would be reduced by the amount of tax paid which could cause a reduction in the value of the membership units.

Publicly Traded Partnership Rules

    To qualify for taxation as a partnership, Husker Ag cannot be subject to the "publicly traded partnership" rules under Section 7704 of the Internal Revenue Code. Generally, the Internal Revenue Code provides that a publicly traded partnership will be taxed as a corporation.

    The Internal Revenue Code defines a publicly traded partnership as a partnership whose interests are traded on an established securities market, or are readily tradable on a secondary market (or the substantial equivalent thereof). Although there is no legal authority on whether a limited liability company is subject to the publicly traded partnership rules, it is probable that Husker Ag is subject to the publicly traded partnership rules because it has elected to be classified and taxed as a partnership. We will attempt to avoid treatment as a publicly traded partnership.

    Under Section 1.7704-1(d) of the Treasury Regulations, interests in a partnership are not considered traded on an established securities market or readily tradable on a secondary market unless:

  •
  the partnership participates in the establishment of the market or the inclusion of its interests thereon, or

  •
  the partnership recognizes any transfers made on the market by redeeming the transferor partner or admitting the transferee as a partner.

    We do not intend to list the membership units on any stock exchange or the NASDAQ Stock Market. In addition, the Operating Agreement prohibits any transfer of membership units without the approval of the Board. The Board will only approve transfers that fall within certain safe harbor provisions of the Treasury Regulations and therefore will not cause Husker Ag to be classified as a publicly traded partnership. These safe harbor provisions generally provide that interests will not be treated as readily tradable on a secondary market (or the substantial equivalent thereof) if the interests are transferred: (1) in "private transfers"; (2) in qualified redemptions and repurchases; (3) pursuant to a qualified matching service; or (4) in limited amounts that satisfy a 2% test.

    Private transfers include, among others:

  •
  transfers such as gifts in which the transferee's tax basis is determined by reference to the transferor's tax basis in the interests transferred,

  •
  transfers at death, including transfers from an estate or testamentary trust,

  •
  transfers between members of a family (as defined in Section 267(c)(4) of the Internal Revenue Code),

  •
  transfers from retirement plans qualified under Section 401(a) of the Internal Revenue Code or an IRA, and

  •
  "block transfers", which are transfers by a member and any related persons (as defined in the Internal Revenue Code) in one or more transactions during any 30 calendar day period of interests representing in the aggregate more than 2% of the total interests in partnership capital or profits.

    Transfers pursuant to a qualified redemption or repurchase are disregarded in determining whether interests are readily tradable on a secondary market if all of the following conditions are met:

  (1)
  the redemption or repurchase cannot occur until at least 60 days after the partnership receives written notice of the member's intent to exercise the redemption or repurchase right;

  (2)
  either the purchase price is not established until at least 60 days after receipt of such notification, or the purchase price is established not more than four times during the entity's tax year; and

  (3)
  the sum of the interests in capital or profits transferred during the year (other than in private transfers) cannot exceed 10% of the total interests in partnership capital or profits.

    Transfers through a qualified matching service also are disregarded in determining whether interests are readily tradable. A matching service is qualified only if:

  (1)
  it consists of a computerized or printed system that lists customers' bid and/or ask prices in order to match members who want to sell with persons who want to buy,

  (2)
  matching occurs either by matching the list of interested buyers with the list of interested sellers or through a bid and ask process that allows interested buyers to bid on the listed interest,

  (3)
  the seller cannot enter into a binding agreement to sell the interest until the 15th calendar day after his interest is listed (which date must be confirmable by maintenance of contemporaneous records),

  (4)
  the closing of a sale effected through the matching service does not occur prior to the 45th calendar day after the interest is listed,

  (5)
  the matching service displays only quotes that do not commit any person to buy or sell an interest at the quoted price (non firm price quotes) or quotes that express an interest in acquiring an interest without an accompanying price (nonbinding indications of interest) and does not display quotes at which any person is committed to buy or sell a interest at the quoted price (firm quotes),

  (6)
  the seller's information is removed within 120 days of its listing and is not reentered into the system for at least 60 days after its deletion, and

  (7)
  the sum of the percentage interests transferred during the entity's tax year (excluding private transfers) cannot exceed 10% of the total interests in partnership capital or profits.

    In addition, interests are not treated as readily tradable if the sum of the percentage interests transferred during the entity's tax year (excluding private transfers, qualified redemptions and qualified matching service transfers) do not exceed 2% of the total interests in partnership capital or profits.

Flow-Through Of Taxable Income—Use Of Calendar Year

    Based on our intent to be taxed as a partnership, we do not anticipate that Husker Ag will pay any federal income tax. Instead, you will be required to report on your income tax return your allocable share of Husker Ag's income, gains, losses and deductions. You must report these amounts regardless of whether you received any corresponding cash distributions.

    Because Husker Ag will be taxed as a partnership, it will have its own taxable year separate from the taxable years of its members. Unless a business purpose can be established to support a different taxable year, a partnership must use the "majority interest taxable year" which is the taxable year that conforms to the taxable year of the holders of more than 50% of its interests.

    In Husker Ag's case, the majority interest taxable year is the calendar year. Establishing a valid business purpose for a nonconforming taxable year is difficult. The IRS has ruled that, in determining whether a partnership has established a sufficient business purpose to justify consent to use a nonconforming taxable year, both tax factors and nontax factors must be considered. Moreover, the ruling states that, where the use by a partnership of a nonconforming year results in deferral or distortion of income, the nontax factors must be "compelling." The examples in the ruling indicate that the IRS is not likely to view many nontax factors as compelling. Although we may explore the possibility of successfully applying for a nonconforming taxable year, members should assume that Husker Ag will be required to use the calendar year.

Flow-Through Of Taxable Income Or Loss

    You must report your share of Husker Ag's income, gains, losses and deductions on your income tax return for your taxable year with which or within which ends Husker Ag's taxable year regardless of whether you received any cash distributions. To illustrate:

  •
  If you are a calendar year member, you will include your share of Husker Ag's 2001 taxable income or loss on your 2001 income tax return.

  •
  If you are a member with a June 30 fiscal year, you will report your share of Husker Ag's 2001 taxable income or loss on your income tax return for the fiscal year ending June 30, 2002.

Tax Treatment Of Distributions

    Distributions to you generally will not be taxable to you for federal income tax purposes as long as distributions do not exceed your basis in your membership units immediately before the distribution. Cash distributions in excess of your membership unit basis (which are considered unlikely) are treated as gain from the sale or exchange of the membership units under the rules for membership unit dispositions.

Initial Tax Basis Of Units And Periodic Basis Adjustments

    Your basis in your membership units will increase to reflect:

  •
  the amount of cash you contribute or the adjusted basis in any property you contribute;

  •
  the amount of any depletions (not likely to be relevant);

  •
  your distributive share of Husker Ag's taxable income and tax-exempt income; and

  •
  increase in your share of Husker Ag's debt.

    Your basis in your membership unit basis will decrease (but not below zero) to reflect:

  •
  the amount of any cash distributed to you or the basis of any property distributed to you;

  •
  the amount of certain depletion deductions;

  •
  your distributive share of company losses and nondeductible expenditures that are "not properly chargeable to capital account"; and

  •
  any reduction in your share of company's debt.

    The membership unit basis calculations are complex. You are only required to compute your membership unit basis if the computation is necessary to determine your tax liability but accurate records should be maintained. Typically, basis computations are necessary at the following times:

  (1)
  The end of a taxable year during which Husker Ag suffered a loss, for the purpose of determining the deductibility of your share of the loss;

  (2)
  Upon the liquidation or disposition of your membership interest, and

  (3)
  Upon the nonliquidating distribution of cash or property to you, in order to ascertain the basis of distributed property or the taxability of cash distributed.

    Except in the case of a taxable sale of a membership unit or liquidation of Husker Ag, exact computations usually are not necessary. For example, if you regularly receive cash distributions that are less than or equal to your share of Husker Ag's taxable income, you will have a positive membership unit basis at all times. Consequently, no computations are necessary to demonstrate that cash distributions are not taxable to you under Internal Revenue Code Section 731(a) (1). The purpose of the basis adjustments is to keep track of your "tax investment" in company, with a view toward preventing double taxation or exclusion from taxation of income items upon ultimate disposition of the membership units.

Deductibility Of Losses; Passive Loss Limitations

    In general, you may deduct losses allocated to you, subject to a number of restrictions. Those restrictions include a general rule that losses cannot be deducted if (1) they exceed your basis in your membership units, or (2) to the extent they exceed your at-risk amount. These specific restrictions are not likely to impact you. However, if Husker Ag incurs a taxable loss or if taxable income is insufficient to cover interest expense on Husker Ag related borrowing, the passive activity loss deduction rules are likely to have widespread effect. Internal Revenue Code Section 469 substantially restricts the ability of taxpayers to deduct losses from passive activities.

    Passive activities include activities conducted by pass-through entities, such as Husker Ag and other partnerships, limited liability companies or "S" corporations, in which the taxpayer does not materially participate. Losses from passive activities are deductible only to the extent of the taxpayer's income from other passive activities. Passive activity losses that are not deductible because of these rules may be carried forward and deducted against future passive activity income or may be deducted in full upon disposition of a member's entire interest in Husker Ag to an unrelated party in a fully taxable transaction. It is important to note that "passive activities" do not include dividends and interest income that normally are considered to be "passive" in nature. If you are considered a material participant in the operations of Husker Ag you will not be subject to the passive loss rules described above with respect to your investment in us. A material participant is a taxpayer who is involved in the operations of Husker Ag on a regular, continuous and substantial basis. Participation in Husker Ag as an investor only will not result in you being treated as a material participant.

    Your ability to deduct any losses we allocate to you, is determined by applying the following three limitations dealing with basis, at-risk amounts and passive losses.

  (1)
  Basis. You may deduct an amount not to exceed your adjusted basis in your units pursuant to Internal Revenue Code Section 704(d). If your share of our losses exceeds your basis in your units at the end of any taxable year, such excess losses, to the extent they exceed your adjusted basis, may be carried over indefinitely and deducted to the extent that at the end of any succeeding year your adjusted basis in your units exceeds zero.

  (2)
  At-Risk Rules. Under the "at-risk" provisions of Section 465 of the Internal Revenue Code, if you are an individual taxpayer (including an individual partner in a partnership) or a closely-held corporation, you may deduct losses from a trade or business activity, and thereby reduce your taxable income from other sources, only to the extent you are considered "at risk" with respect to that particular activity. The amount you are considered to have "at risk" includes money contributed to the activity and certain amounts borrowed with respect to the activity for which you may be liable.

  (3)
  Passive Loss Rules. Section 469 of the Internal Revenue Code may substantially restrict your ability to deduct losses and tax credits from passive activities. Passive activities include activities conducted by pass-through entities, such as our limited liability company, certain partnerships, of S corporations, in which the taxpayer does not materially participate. Losses from passive activities are deductible only to the extent of the taxpayer's income from other passive activities. Passive activity losses that are not deductible may be carried forward and deducted against future passive activity income or may be deducted in full upon disposition of a member's entire interest in us to an unrelated party in a fully taxable transaction. It is important to note that "passive activities" do not include dividends and interest income that normally are considered to be "passive" in nature. A material participant is a taxpayer who is involved in the operations of Husker Ag on a regular, continuous and substantial basis. Participation in Husker Ag as an investor only will not result in you being treated as a material participant.

    For members who borrow money to purchase their units, interest expense attributable to the amount borrowed will be aggregated with other items of income and loss from passive activities and subjected to the passive activity loss limitation. To illustrate, if a member's only passive activity is our limited liability company, and if we incur a net loss, no interest expense on the related borrowing would be deductible. If that member's share of our taxable income is less than the related interest expense, the excess would be nondeductible. In both instances, the disallowed interest would be suspended and would be deductible against future passive activity income or upon disposition of the member's entire interest in our limited liability company to an unrelated party in a fully taxable transaction.

Alternative Minimum Tax

    If Husker Ag adopts accelerated methods of depreciation, it is possible that taxable income for alternative minimum tax purposes might exceed regular taxable income passed through to the members. We cannot guarantee whether you are likely to be adversely affected by such excess alternative minimum taxable income.

Allocation of Income and Losses

    Your distributive share of our income, gain, loss, or deduction for federal income tax purposes generally is determined in accordance with our Operating Agreement. Under Section 704(b) of the Internal Revenue code, however, an allocation, or portion thereof, will be respected only if it either has "substantial economic effect" or is in accordance with the "partner's interest in the partnership." If the allocation or portion thereof contained in our operating agreement does not meet either test, the IRS may make a reallocation of such items in accordance with their determination of each member's economic interest in us. Treasury Regulations contain guidelines as to whether partnership allocations have substantial economic effect. The allocations contained in the Operating Agreement are intended to comply with the Treasury Regulations' test for having substantial economic effect.

Tax Consequences Of Disposition Of Units—Recognition Of Gain Or Loss

    You will recognize gain or loss on a sale of your membership units equal to the difference between the amount realized and your basis in the membership units sold. Amount realized includes cash and the fair market value of other property received plus your share of Husker Ag's debt. Because of the inclusion of debt in basis, it is possible that you could have a tax liability on the sale that exceeds your actual proceeds of the sale.

    Gain or loss recognized by you on the sale or exchange of a membership unit held for more than one year generally will be taxed as long-term capital gain or loss. A portion of this gain or loss, however, will be separately computed and taxed as ordinary income or loss under Internal Revenue Code Section 751 to the extent attributable to depreciation recapture or other "unrealized receivables" or "substantially appreciated inventory" owned by Husker Ag.

Allocations And Distributions Following Unit Transfers

    The Board, in its sole discretion, may establish interim periods in which transfers may occur; provided, however, the Board will provide members reasonable notice of the interim transfer periods and advance notice of any change to the interim transfer periods.

    For purposes of making allocations of profits and losses, and distributions, Husker Ag will use the interim closing of the books method (rather than a daily proration of profit or loss for the entire period) and recognize the transfer as of the first day following the close of interim transfer period in which the member complied with the notice, documentation and information requirements of Article 10 of the Operating Agreement. All distributions on or before the end of the applicable interim transfer period in which such requirements have been substantially complied with shall be made to the transferor and all distributions thereafter shall be made to the transferee. The Board the authority to adopt other reasonable methods and/or conventions.

Our Dissolution and Liquidation May Be Taxable to You, Unless Our Properties are Distributed  In-Kind

    Our dissolution and liquidation will involve the distribution to you of the assets, if any, remaining after payment of all of our debts and liabilities. Upon dissolution, your units may be liquidated by one or more distributions of cash or other property. If you receive only cash upon the dissolution, gain would be recognized by you to the extent, if any, that the amount of cash received exceeds your adjusted basis in your units. No gain or loss will be recognized if we distribute our own property in a dissolution. However, since our primary asset likely be the ethanol plant, it is unlikely that we will make a distribution in kind.

Reporting Requirement

    Article 10 of the Operating Agreement contains the requirements for a valid transfer of membership units, including proper documentation and Board approval. In addition, the IRS requires a taxpayer who sells or exchanges a membership unit to notify company in writing within thirty days or, for transfers occurring on or after December 16 of any year, by January 15 of the following year. Although the IRS reporting requirement is limited to "Section 751(a) exchanges," which is the sale or exchange of a members interest in Husker Ag, part or all of such interest being attributable to (1) unrecognized receivables of Husker Ag, or (2) inventory items of Husker Ag, it is likely that any transfer of a Husker Ag membership unit will constitute a Section 751(a) exchange because of the likelihood that at least part of the transferred interest will be attributable to unrealized receivables or inventory items. The written notice required by the IRS must include the names and addresses of both parties to the exchange, the identifying numbers of the transferor and, if known, of the transferee and the exchange date. Currently the IRS imposes a penalty of $50 for failure to file the written notice unless reasonable cause can be shown.

Tax Information To Members; Consistent Reporting

    Husker Ag will be required to provide each member with a Schedule K-1(or authorized substitute therefore) on an annual basis. Harsh penalties are provided for failure to do so unless reasonable cause for the failure is established. Each member's Schedule K-1 will set out the holder's distributive share of each item of income, gain, loss, deduction or credit that is required to be separately stated. Each member must report all items consistently with Schedule K-1 or, if an inconsistent position is reported, must notify the IRS of any inconsistency by filing Form 8062 "Notice of Inconsistent Treatment or Administrative Adjustment Request with the original or amended return in which the inconsistent position is taken.

IRS Audit Procedures

    Prior to 1982, regardless of the size of a partnership, adjustments to a partnership's items of income, gain, loss, deduction, or credit had to be made in separate proceedings with respect to each partner individually. Because a large partnership sometimes had many partners located in different audit districts, adjustments to items of income, gains, losses, deductions, or credits of the partnership had to be made in numerous actions in several jurisdictions, sometimes with conflicting outcomes. The Tax Equity and Fiscal Responsibility Act of 1982 (TEFRA) established unified audit rules applicable to all but certain small partnerships. These rules require the tax treatment of all "partnership items" to be determined at the partnership, rather than the partner, level. Partnership items are those items that are more appropriately determined at the partnership level than at the partner level, as provided by regulations. Since Husker Ag will be taxed as a partnership, the TEFRA rules are applicable to it and its members.

    The IRS may challenge the reporting position of a partnership by conducting a single administrative proceeding to resolve the issue with respect to all partners. But the IRS must still assess any resulting deficiency against each of the taxpayers who were partners in the year in which the understatement of tax liability arose. Any partner of a partnership can request an administrative adjustment or a refund for his own separate tax liability. Any partner also has the right to participate in partnership-level administrative proceedings. A settlement agreement with respect to partnership items binds all parties to the settlement. The TEFRA rules establish the "Tax Matters Member" as the primary representative of a partnership in dealings with the IRS. The Tax Matters Member must be a "member-manager" which is defined as an company member who, alone or together with others, is vested with the continuing exclusive authority to make the management decisions necessary to conduct the business for which the organization was formed. In Husker Ag's case, this would be a member of the Board of Directors who is also a member of company. Section 11.4 of the Operating Agreement provides for Board designation of the Tax Matters Member and for default designations if it fails to do so. The IRS generally is required to give notice of the beginning of partnership-level administrative proceedings and any resulting administrative adjustment to all partners whose names and addresses are furnished to the IRS.

Interest on Underpayment of Taxes; Accuracy-Related Penalties; Negligence Penalties

    If we incorrectly report your distributive share of our net income, such may cause you to underpay your taxes. If it is determined that you underpaid your taxes for any taxable year, you must pay the amount of taxes you underpaid plus interest on the underpayment and possibly certain penalties from the date the tax was originally due. Under recent law changes, the accrual of interest and penalties may be suspended for certain qualifying individual taxpayers if the IRS does not notify you of amounts owing within 18 months of the date you filed your income tax return. The suspension period ends 21 days after the IRS sends the required notice. The rate of interest is compounded daily and is adjusted quarterly.

    Under Section 6662 of the Internal Revenue Code, penalties may be imposed relating to the accuracy of tax returns that are filed. A 20% penalty is imposed with respect to any "substantial understatement of income tax" and with respect to the portion of any underpayment of tax attributable to a "substantial valuation misstatement" or to "negligence." All of those penalties are subject to an exception to the extent a taxpayer had reasonable cause for a position and acted in good faith.

    The IRS may impose a 20% penalty with respect to any underpayment of tax attributable to negligence. An underpayment of taxes is attributable to negligence if such underpayment results from any failure to make a reasonable attempt to comply with the provisions of the Code, or any careless, reckless, or intentional disregard of the federal income tax rules or regulations. In addition, regulations provide that the failure by a taxpayer to include on a tax return any amount shown on an information return is strong evidence of negligence. The disclosure of a position on the taxpayer's return will not necessarily prevent the imposition of the negligence penalty.

State Income Taxes

    Members generally are subject to tax in their state of residence as well as in those states in which the entity does business if their share of income exceeds the minimum filing requirements. Husker Ag anticipates doing business in several states which could create a substantial reporting burden for the members. Most states, however, allow "composite reporting" by partnerships and limited liability companies which means that the entity pays income taxes to the various states and the individual members are relieved of the reporting responsibility in states other than their state of residence. Husker Ag will pay the required income tax to the various states that allow "composite reporting" by Husker Ag. Members' states of residence generally will allow a tax credit for state income taxes paid by the entity for the benefit of the member. For example, a member who is a resident of Nebraska will report his entire share of Husker Ag's income but will receive credit on his Nebraska return for taxes paid to Nebraska and other states on his behalf. The Nebraska resident member generally will not have to file individually in other states.

    This prospectus makes no attempt to summarize the state and local tax consequences to an investor. You should consult your own tax advisor regarding your state and local tax obligations.

SUBSCRIPTION TO MEMBERSHIP UNITS

The Offer

    We are hereby offering a maximum of 15,000 and a minimum of 13,000 membership units of Husker Ag Processing, LLC at an offering price of $1,000 per unit. We intend to use the proceeds of this offering to construct an ethanol plant and to operate the plant as a going concern. A minimum purchase of 5 membership units (minimum investment of $5,000) is required.

Offering Price

    The $1,000 per unit purchase price has been determined by Husker Ag without an independent valuation of the membership units. We established the offering price based on our estimate of capital and expense requirements, not based on perceived market value, book value, or other established criteria. We did not obtain an independent appraisal opinion on the valuation of the membership units. The membership units may have a value significantly less than the offering price and there is no guarantee that the units will ever obtain a value equal to or greater than the offering price.

Suitability

    Investing in our membership units is highly speculative and very risky. Our membership units are suitable only as a long-term investment and only if you can bear a complete loss of your investment. Our membership units are suitable only for persons of adequate financial means. You can only invest if you can represent on your subscription application and agreement to Husker Ag that you meet one of the following suitability tests:

  (1)
  You have annual income from whatever source of at least $30,000 and a net worth of at least $30,000, exclusive of home, furnishings and automobiles; or

  (2)
  You have a net worth of at least $75,000, exclusive of home, furnishings and automobiles.

    For husbands and wives purchasing jointly, the tests would be applied on a joint basis. Even if you represent you meet the suitability standards set forth above, the Board of Directors reserves the right to reject any subscription for any reason, including if the Board determines that the membership units are not a suitable investment for a particular investor.

    We do not expect any public market to develop for the units, which means that it will be difficult to sell them. In addition, our Operating Agreement significantly restricts the transferability of membership units and prohibits any sale or transfer without the consent of our Board of Directors. You should not buy these membership units if you need to quickly sell them in the future.

Method of Subscribing

    In order to purchase our units investors must complete the subscription application and agreement and deliver an executed copy of the signature page to our Operating Agreement. In the subscription application and agreement, each investor must represent to us, among other things, that, he or she has:

  •
  received our prospectus and any supplements,

  •
  agrees to be bound by the Operating Agreement, and

  •
  understands that the membership units are subject to significant transfer restrictions.

    The subscription application and agreement also requires information about the nature of ownership of the units, the investor's state of residence and taxpayer identification or social security number.

    Payment in full of this subscription price for all membership units must be made by certified check, bank draft or money order payable to the order of Midwest Bank, N.A.—Escrow Agent for Husker Ag Processing, LLC, upon submission of the subscription application and agreement. We will provide assistance, if desired, in wire-transfer of funds to the escrow agent.

    You should deliver to us by mail or in person the completed required documents and check as follows:

By Mail:	By Hand Delivery:
Husker Ag Processing, LLC P.O. Box 10 Plainview, Nebraska 68769	Husker Ag Processing, LLC 510 W. Locust Street Plainview, Nebraska 68769

    All subscriptions are subject to acceptance by Husker Ag and may be rejected by Husker Ag in its sole discretion. Upon our receipt of the required documents, we will accept or reject your subscription. Our Board of Directors reserves the right to reject any subscription. If we reject your subscription, we will return your application, check and signature page within 30 days. If we accept your application, your check will be deposited in our escrow account at Midwest Bank, N.A. d/b/a Plainview National Bank. We will hold your signature page to the Operating Agreement, and return it to you at either closing of the offering, or when the offering is terminated by the Board of Directors. In its discretion, the Board of Directors may agree in writing with a subscriber to amend the subscription application and agreement regarding payment and escrow of fund terms.

    Investors that may be deemed the beneficial owners of 5% or more and 10% or more of our issued and outstanding units may have reporting obligations under Section 13 and Section 16 of the Securities Exchange Act. Each investor who may become the beneficial owner of 5% or more of our units should consult their own counsel to determine what filing and reporting obligations he or she may have under the federal securities laws.

Escrow Procedures and Conditions to Closing

    All proceeds from subscriptions for the units will be deposited in an escrow account that we have established with Midwest Bank, N.A., d/b/a Plainview National Bank, a local branch of Midwest Bank, N.A. as escrow agent under a written escrow agreement. We will not close on the offering until the specific conditions to closing the offering are satisfied. The closing of the offering is subject to certain conditions, and we will return your investment including your pro rata portion of accrued interest within 30 days under the following scenarios:

  •
  If we determine in our sole discretion to terminate the offering prior to December 1, 2001;

  •
  If we do not raise the $13,000,000 minimum by December 1, 2001; or

  •
  If as of December 1, 2001 we do not have binding written agreements with a lender or lenders for between $18,000,000 and $20,000,000 of debt financing (actual amount of debt financing depends on the amount of equity raised and project costs) or such amount as the Board of Directors deems sufficient to complete construction and start-up of the plant.

    Unless we return your funds in accordance with these conditions, you will not be able to access your funds in the escrow account. Unless we return your funds in accordance with these conditions, all interest earned on the escrow account will belong to us. Once your funds are deposited in the escrow, you will not be able to retrieve them unless we do not close on the offering in accordance with the provisions described above. We will invest all funds in the escrow account in either short-term certificates of deposit issued by a bank, short-term securities issued and guaranteed by the United States Government, or money market funds, including funds available through the escrow agent. None of the funds will be invested in corporate equity or debt securities, repurchase agreements, bankers' acceptances, commercial papers, or municipal securities.

Delivery of Certificates

    If we satisfy all offering conditions, upon closing of the offering, we will issue certificates for the membership units subscribed for in this offering. Unless otherwise specifically provided in the subscription application and agreement, we will issue certificates for any subscription signed by more than one subscriber as joint tenants, with full rights of survivorship. We will imprint the certificates with a conspicuous legend referring to the restrictions on transferability and sale of the units.

Plan of Distribution

    We will not begin offering any membership units to potential investors until the SEC and, with respect to any particular state, the respective state securities regulatory authority declare our Registration Statement effective. We have no underwriter and we are selling the membership units directly to investors. We have not obtained the services of any placement agent or broker-dealer for this offering, although we reserve the right to pay a finder's fee or placement agent fee to a registered broker-dealer in connection with the sale of membership units in accordance with applicable laws, and any such payment would increase our offering costs materially. We currently do not intend to pay any such fees unless it is necessary to do so in order to raise at least the aggregate minimum of $13,000,000.

    Subject to the requirements of the Securities Act and applicable blue sky laws, we plan to promote the offering by issuing a press release, and advertising in newspapers or other media in Nebraska, Kansas and South Dakota. We may also mail our press release and prospectuses to certain bankers and grain elevators and cooperatives in the same states.

    We also plan to hold one or more informational meetings for potential investors at various locations in or near Plainview and Northeastern Nebraska, as well as surrounding states. Attendance at the meeting will not be required to purchase the membership units offered in the prospectus. The informational meeting is intended to give investors an opportunity to ask questions of Husker Ag and, if they choose, to bring their legal or financial advisors to ask questions and obtain information about our business. All attendees at the informational meeting will receive a prospectus.

    We intend to offer and sell the membership units in Nebraska, Kansas and South Dakota. We may also sell to certain investors in Minnesota, California, Iowa, North Dakota, Michigan, Illinois, Wisconsin and selected other states. We must obtain approval or rely on an exemption from these state securities' regulatory authorities, and from the authorities in any other state that we may offer or sell the membership units. We are registered as an Issuer-Dealer in the State of Nebraska and we will sell our membership units within the State of Nebraska and the State of South Dakota through our Board of Directors who will be the principal persons involved in selling the units. In Kansas, two of our directors, O. Kelly Hodson and Ryan Koinzan, will be responsible for the sale of our membership units in the State of Kansas.

    We will not pay our directors any commissions or other remuneration in connection with any sales. Our directors have no relationship to any broker-dealer. We consider these individuals not to be brokers under the Securities Exchange Act of 1934 because they have not been, and will not be in the business of effecting transactions in securities for the accounts of others. Their participation in our offering of securities is limited to this transaction, and not part of a general business of effecting securities transactions. Each of these individuals has substantial operational responsibilities. They have not, and will not receive any compensation or commissions on account of their participation in the sales of our securities. We also believe our directors are not brokers or associated persons of brokers under Rule 3a4-1 of the Exchange Act for the following reasons:

  •
  Each performs substantial duties for us, and will continue to do so after the offering;

  •
  Each is not subject to a statutory disqualification under the Exchange Act at the time of his participation in the sale of our securities;

  •
  Each will not be compensated for his participation in the sale of our securities by the payment of a commission or other remuneration based either directly or indirectly on transactions in securities;

  •
  Each has not been, for the past twelve months, and is not presently an associated person of a broker or dealer; and

  •
  Each has not participated in the offering of securities for any issuer more than once every 12 months.

Summary of Promotional and Sales Material.

    In addition to and apart from this prospectus, we will use certain sales material in connection with this offering. The material may include a brochure, question-and-answer booklet, a speech for public seminars, invitations to seminars, news articles, public advertisements and audio-visual materials. In certain jurisdictions, such sales materials may not be available. Other than as described herein, we have not authorized the use of any other sales material. This offering is made only by means of this prospectus. Although the information contained in such sales materials does not conflict with any of the information contained in this prospectus, such material does not purport to be complete and should not be considered as a part of this prospectus or of the Registration Statement of which this prospectus is a part, or as incorporated in this prospectus or the Registration Statement by reference.

Purchases by Directors and Officers.

    As of the date of this prospectus, all 9 members of our Board of Directors have expressed an interest in purchasing additional membership units in this offering. All directors and officers electing to purchase additional membership units will be required to purchase the units in accordance with the terms of this prospectus. We do not anticipate the directors and officers as a group purchasing membership units representing more than 5% of the offered units. It is not the intent of the directors and officers, as a group, to own membership units comprising a majority of the outstanding membership units. The decision of the individual director or officer to purchase membership units in this offering, and the amount purchased, if any, will depend on his individual economic circumstances. Husker Ag will not loan any director or officer money to fund a purchase of membership units in this offering. Directors and officers who want to purchase additional membership units of Husker Ag in this offering will be subject to all of the terms of the offering set forth in this prospectus and therefore, any purchase of membership units by directors or officers of Husker Ag will be counted towards the $13 million aggregate minimum offering amount. All directors and officers of Husker Ag who elect to purchase membership units in this offering are purchasing the securities for investment and not for resale.

LEGAL MATTERS

    The legality of the membership units offered by Husker Ag and certain tax matters will be passed upon for Husker Ag by Baird, Holm, McEachen, Pedersen, Hamann & Strasheim, which has acted as counsel to Husker Ag in connection with this offering.

EXPERTS

    The financial statements of Husker Ag Processing, LLC as of December 31, 2000 and the period from February 24, 2000 (inception) through December 31, 2000, appearing in this prospectus and registration statement have been audited by Grant Thornton LLP, independent certified public accountants, as set forth in their report thereon appearing elsewhere herein, and are included in reliance upon such report given on the authority of such firm as experts in accounting and auditing.

TRANSFER AGENT

    Husker Ag will serve as its own transfer agent and registrar.

ADDITIONAL INFORMATION

    Husker Ag has filed with the Securities and Exchange Commission a registration statement on Form SB-2 under the Securities Act with respect to the membership units offered hereby. This prospectus does not contain all of the information set forth in the registration statement and the exhibits thereto. For further information with respect to Husker Ag Processing, LLC and the membership units offered hereby, reference is made to the registration statement and the exhibits thereto. Statements contained in this prospectus regarding the contents of any contract or any other document to which reference is made are not necessarily complete, and, in each instance where a copy of such contract or other document has been filed as an exhibit to the registration statement, reference is made to the copy so filed, each such statement being qualified in all respects by such reference. A copy of the registration statement and the exhibits thereto may be inspected without charge at the Public Reference Room of the Commission at Judiciary Plaza, 450 Fifth Street, N.W, Washington, D.C. 20549, and copies of all or any part of the registration statement may be obtained from the Public Reference Section of the Commission upon the payment of the fees prescribed by the Commission. The public may obtain information on the operation of the Public Reference Room by calling the Commission at 1-800-SEC-0330. The Commission also maintains a Web site (http://www.sec.gov) that contains reports, proxy and information statements and other information regarding registrants that file electronically with the Commission.

    We intend to provide our members with annual reports containing financial statements audited by an independent accounting firm and make available upon request quarterly reports containing unaudited financial data for the first three quarters of each fiscal year.

    You should rely only on the information contained in this prospectus. We have not authorized anyone to provide you with information different from that contained in this prospectus. This prospectus is an offer to sell, or a solicitation of offers to buy, shares of membership units only in jurisdictions where offers and sales are permitted. The information contained in this prospectus is accurate only as of the date of this prospectus, regardless of the time of delivery of this prospectus or any sale of membership units.

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FINANCIAL STATEMENTS AND
REPORT OF INDEPENDENT CERTIFIED
PUBLIC ACCOUNTANTS

HUSKER AG PROCESSING, LLC
(A Development Stage Enterprise)

December 31, 2000 and June 30, 2001

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REPORT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

The Board of Directors
Husker Ag Processing, LLC

    We have audited the accompanying balance sheet of Husker Ag Processing, LLC (a development stage limited liability company) as of December 31, 2000 and the related statements of operations, members' equity (deficit), and cash flows for the period February 24, 2000 (inception) through December 31, 2000. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

    We conducted our audit in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

    In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Husker Ag Processing, LLC as of December 31, 2000, and the results of its operations and its cash flows for the period February 24, 2000 (inception) through December 31, 2000, in conformity with accounting principles generally accepted in the United States of America.

/s/ GRANT THORNTON LLP

Lincoln, Nebraska
March 23, 2001 (except for Note C, as to which
  the date is July 17, 2001)

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Husker Ag Processing, LLC
(A Development Stage Enterprise)

BALANCE SHEETS

    ASSETS

	December 31, 2000	June 30, 2001
		(Unaudited)
CURRENT ASSETS
Cash	$3,257	$233,923
Interest receivable	—	602

Total current assets	3,257	234,525
PROPERTY AND EQUIPMENT, at cost
Land and site development	4,500	63,244
Office equipment	1,101	4,675

	5,601	67,919
Less accumulated depreciation	74	543

	5,527	67,376
DEFERRED OFFERING COSTS	27,641	123,840

	$36,425	$425,741

LIABILITIES AND MEMBERS' EQUITY (DEFICIT)
CURRENT LIABILITIES
Accounts payable—trade	$26,329	$19,736
Accounts payable—offering costs	27,641	28,750

Total current liabilities	53,970	48,486

COMMITMENTS
MEMBERS' EQUITY (DEFICIT)
Membership units, 18 and 916 units issued and outstanding at December 31, 2000 and June 30, 2001, respectively	2,250	414,976
Deficit accumulated during the development stage	(19,795)	(37,721)

	(17,545)	377,255

	$36,425	$425,741

The accompanying notes are an integral part of these statements.

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Husker Ag Processing, LLC
(A Development Stage Enterprise)

STATEMENTS OF OPERATIONS

	February 24, 2000 (inception) through December 31, 2000	Six months ended June 30, 2001	February 24, 2000 (inception) through June 30, 2001
		(Unaudited)	(Unaudited)
REVENUE	$—	$—	$—
OPERATING EXPENSES
General and administrative	61,990	113,341	175,331

Operating loss	(61,990)	(113,341)	(175,331)

OTHER INCOME
Non-member contributions	42,195	14,100	56,295
Grant	—	75,000	75,000
Interest income	—	6,315	6,315

	42,195	95,415	137,610

Net loss	$(19,795)	$(17,926)	$(37,721)

Basic and diluted loss per membership unit	$(1,100)	$(21)	$(115)

Weighted average units outstanding	18	841	327

The accompanying notes are an integral part of these statements.

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Husker Ag Processing, LLC
(A Development Stage Enterprise)

STATEMENT OF MEMBERS' EQUITY (DEFICIT)

    February 24, 2000 (inception) through December 31, 2000,
and six months ended June 30, 2001 (Unaudited)

			Deficit accumulated during development stage
	Membership units
				Members' equity (deficit)
	Number	Amount
Initial member contributions	18	$2,250	$—	$2,250
Net loss	—	—	(19,795)	(19,795)

Balance at December 31, 2000	18	2,250	(19,795)	(17,545)
Member contributions from private offering, net of offering costs of $38,274 (Unaudited)	834	378,726	—	378,726
Director options exercised (Unaudited)	64	34,000	—	34,000
Net earnings (Unaudited)	—	—	(17,926)	(17,926)

Balance at June 30, 2001 (Unaudited)	916	$414,976	$(37,721)	$377,255

The accompanying notes are an integral part of this statement.

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Husker Ag Processing, LLC
(A Development Stage Enterprise)

STATEMENTS OF CASH FLOWS

	February 24, 2000 (inception) through December 31, 2000	Six months ended June 30, 2001	February 24, 2000 (inception) through June 30, 2001
		(Unaudited)	(Unaudited)
INCREASE (DECREASE) IN CASH
CASH FLOWS FROM OPERATING ACTIVITIES
Net loss	$(19,795)	$(17,926)	$(37,721)
Adjustments to reconcile net loss to net cash provided by (used in) operating activities
Noncash compensation	—	18,000	18,000
Depreciation expense	74	469	543
Change in operating liabilities:
Accounts payable—trade	26,329	(6,593)	19,736
Interest receivable	—	(602)	(602)

Net cash provided by (used in) operating activities	6,608	(6,652)	(44)

CASH FLOWS FROM INVESTING ACTIVITIES
Land and site development	(4,500)	(58,744)	(63,244)
Purchase of office equipment	(1,101)	(3,574)	(4,675)

Net cash used in investing activities	(5,601)	(62,318)	(67,919)

CASH FLOWS FROM FINANCING ACTIVITIES
Gross proceeds from issuance of membership units	2,250	433,000	435,250
Offering costs paid	—	(133,364)	(133,364)

Net cash provided by financing activities	2,250	299,636	301,886

Net increase in cash	3,257	230,666	233,923
Cash at beginning of period	—	3,257	3,257

Cash at end of period	$3,257	$233,923	$237,180

SUPPLEMENTAL DISCLOSURE OF NONCASH INVESTING AND FINANCING ACTIVITIES
Accounts payable incurred for offering costs	$27,641	$1,109	$28,750
Increase in membership units related to options granted	$—	$18,000	$18,000

The accompanying notes are an integral part of these statements.

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Husker Ag Processing, LLC
(A Development Stage Enterprise)

NOTES TO FINANCIAL STATEMENTS

    December 31, 2000 and June 30, 2001
(Information related to the six months
ended June 30, 2001 is unaudited.)

NOTE A—ORGANIZATION AND SUMMARY OF ACCOUNTING POLICIES

    A summary of the organization and significant accounting policies consistently applied in the preparation of the accompanying financial statements follows.

    1.  Nature and Organization of Company

    Husker Ag Processing, LLC (the Company), a Nebraska Limited Liability Company, was formed August 29, 2000 and is located in Plainview, Nebraska. Prior to formation of the LLC, the Company operated as a partnership. Accordingly, the financial statements reflect all activities of the LLC and partnership since inception in February 2000.

    The Company has been organized to obtain equity investors and debt financing to construct, own and operate a 20 million gallon per year ethanol plant. Construction is planned to begin in 2001 and operations are expected to commence 14 to 16 months later. The Company's products will include fuel grade ethanol and distillers grains. The Company expects to sell ethanol in limited markets throughout the United States and distillers grains in the surrounding counties in Nebraska.

    Since inception in February 2000, the Company has devoted substantially all its efforts to organizational, project feasibility and financing activities. Accordingly, the Company is in the development stage as it has not commenced operations and generated revenues.

    The Company has incurred losses since inception. The Company will require additional debt and equity financing to meet working capital needs and to finance its planned construction project. Although management believes the Company will obtain such financing, there can be no assurances that such financing will be available in the future on terms acceptable to the Company.

    The Company is subject to the risks and uncertainties encountered by development stage enterprises. The Company's success will depend on management's ability to implement the Company's business plan. Even if the Company successfully implements its business plan, it may not succeed financially due to numerous other factors.

    2.  Unaudited Interim Financial Statements

    The financial data as of and for the six months ended June 30, 2001 included in the notes and in the accompanying financial statements have been derived from our unaudited financial statements. In the opinion of management, the unaudited financial statements have been prepared on the same basis as the audited financial statements and include all adjustments, consisting of normal recurring adjustments, necessary for a fair presentation of the financial position and the results of operations as of such date and for such period. The results for the six month period ended June 30, 2001 are not necessarily indicative of the results to be expected for the entire year.

    3.  Fiscal Reporting Period

    The Company has adopted a fiscal year ending December 31 for reporting financial operations.

    4.  Non-Member Contributions and Grant

    The Company received certain non-recurring contributions from various local businesses and individuals in the surrounding community to assist the Company in paying for its costs during the

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development stage. These contributions represent unconditional transfers from non-members and do not obligate the Company in any manner or give the contributors any future investment rights. Accordingly, such non-member contributions are recognized as other income.

    The Company received a $75,000 grant from the Nebraska Department of Agriculture in January 2001 to assist the Company in paying for development stage expenses. The Company recognized other income upon meeting the conditions of the grant.

    5.  Cash

    The Company maintains its cash accounts primarily at one financial institution. At times throughout the year, the Company's cash balances may exceed federally insured limits. The Company believes it is not exposed to any significant credit risk on cash.

    6.  Property and Equipment

    Property and equipment are recorded at cost. The Company will incur site selection and plant development costs that will be capitalized and depreciated if the project becomes viable. Depreciation will be computed using the straight-line method over the estimated useful lives of property and equipment from the date the assets are placed in service. Office equipment is being depreciated over a five year estimated useful life. Repairs and maintenance will be expensed as incurred, while major improvements will be capitalized.

    7.  Deferred Offering Costs

    The Company defers the costs incurred to raise equity financing until the financing occurs. At such time that the issuance of new membership units occurs, these costs are netted against the proceeds received; or if the equity financing does not occur, they will be expensed.

    8.  Income Taxes

    The Company, as a limited liability company, is treated as a partnership for Federal and state income tax purposes and does not incur income taxes. Under this type of organization, the company's income and losses pass through to the members based on their respective percentage of membership interest, and are taxed at the member level. Accordingly, no income tax provision has been included in these financial statements.

    Differences between the financial statement basis of assets and tax basis of assets of $3,710 at December 31, 2000 are related to capitalization and amortization of organization and start up costs for tax purposes, whereas these costs are expensed for financial statement purposes. There are no differences between the financial statement basis and tax basis of the Company's liabilities.

    9.  Membership Units Split

    In March 2001, the Company effected a two-for-one membership unit split. The number of units, prices paid for units issued, and earnings per membership unit have been retroactively restated to give effect to the unit split.

    10.  Earnings Per Membership Unit

    For purposes of calculating basic earnings per membership unit, units subscribed and issued by the Company are considered outstanding on the effective date of issue. For purposes of calculating diluted earnings per membership unit, units subscribed for but not issued by the Company are also included in the computation of outstanding membership units.

    11.  Use of Estimates

    The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

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    12.  Recently Issued Accounting Standards

    The Company intends to utilize derivative instruments and hedging activities after commencement of plant operations.

    In June 1998, the Financial Accounting Standards Board (FASB) issued SFAS No. 133, Accounting for Derivative Instruments and Hedging Activities (subsequently amended by SFAS No. 138). This Statement requires companies to record derivatives on the balance sheet as assets and liabilities measured at fair value. The accounting for gains or losses resulting from changes in the values of those derivatives will depend on the use of the derivatives and whether they qualify for hedge accounting. In June 1999, the FASB issued SFAS No. 137, delaying the effective date of SFAS No. 133 for one year, to fiscal years beginning after June 15, 2000. The Company has not yet determined the effects SFAS No. 133 will have on its financial position or the results of its operations prospectively.

NOTE B—MEMBERS' EQUITY

    During January 2001, the Company completed a private offering of 834 membership units to accredited investors for $500 per unit. Upon completion of the private offering, each director was also granted an option to purchase up to eight units for $250 per unit until the option expired February 15, 2001. The Company recognized $18,000 of compensation expense related to the granting of these options. The directors purchased 64 units upon exercise of the options. In total, the Company sold 898 units and realized net proceeds of $394,726, net of offering costs of $38,274.

    The Company is using the net proceeds of the private offering to pay for costs associated with obtaining debt financing totaling up to approximately $20,000,000 and a planned public equity offering of 13,000 to 15,000 membership units at an offering price of $1,000 per unit. The purpose of these capital raising activities is to raise sufficient capital to build the ethanol plant and commence operations.

    There are significant transfer restrictions on transferability of membership units. The Company's Operating Agreement, as well as relevant portions of the Nebraska Limited Liability Company Act and regulations of the Internal Revenue Service ("IRS") significantly restrict the transfer of the membership units. Unit holders cannot assign or transfer a membership unit without approval from the Company's Board of Directors and the transfer or assignment must comply with applicable Nebraska laws and IRS regulations.

    The Board of Directors will not approve transfers unless they fall within "safe harbors" contained in the publicly-traded partnership rules under the tax code, which include, without limitation, the following:

  •
  transfers by gift,

  •
  transfer upon death of a member,

  •
  transfers between family members, and

  •
  transfers that comply with the "Qualifying Matching Services" requirements.

    Any transfers of membership units in violation of the publicly-traded partnership rules or without the prior consent of the Board of Directors will be null and void.

NOTE C—COMMITMENTS

    The Company has signed a letter of intent in May 2001with a contractor and engineer for the design and building of the ethanol plant subject to certain conditions including obtaining adequate financing and negotiating suitable prices and a final contract. Plant construction costs are estimated to

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be $27,750,000 and exclude land, site development and capitalized interest costs. The letter of intent terminates December 1, 2001.

    Pursuant to the terms of the letter of intent, the contractor has agreed to a $1,000,000 standby investment commitment. In the event the Company is within $1,000,000 of raising the minimum equity set forth in the public equity offering, at the request of the Board of Directors, the contractor will purchase up to $1,000,000 of membership units at an offering price of $1,000 per unit.

    Effective July 17, 2001, the Company entered into a written financing proposal with Sterns Bank, N.A. for up to $20,000,000 of debt financing. The financing proposal provides for, among other things, establishing a construction loan that will convert to a ten year term note upon completion of construction, a floating interest rate of prime plus 0.25% (adjusted quarterly), collateralization by substantially all assets of the Company, and obtaining a 60% guarantee by the United States Department of Agriculture. The debt financing is subject to the Company successfully completing its public equity offering and finalizing an agreement with Sterns Bank, N.A.

F–9

Appendix A

SECOND AMENDED
and
RESTATED
OPERATING AGREEMENT

    of

HUSKER AG PROCESSING, LLC

    a Nebraska limited liability company

THIS OPERATING AGREEMENT
CONTAINS RESTRICTIONS ON TRANSFERABILITY OF
MEMBERSHIP INTERESTS

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HUSKER AG PROCESSING, LLC

SECOND AMENDED
and
RESTATED
OPERATING AGREEMENT

    THIS SECOND AMENDED AND RESTATED OPERATING AGREEMENT (this "Agreement") is made and entered into as of April 30, 2001 by Husker Ag Processing, LLC (the "Company"), a Nebraska limited liability company.

    In consideration of the mutual covenants contained herein, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

ARTICLE 1
DEFINITIONS

    As used in this Agreement, the following terms shall have the following meanings:

    1.1 "Act" shall mean the Nebraska Limited Liability Company Act, as amended from time to time.

    1.2 "Affiliate" shall mean, in the case of any Person (the "Specified—Person"), any other Person (a) that directly, or indirectly through one or more intermediaries, controls, is controlled by or is under common control with the Specified Person, or (b) that is an officer, director, Director, employee or agent of, partner or member in, or trustee of, or serves in a similar capacity with respect to, the Specified Person or an Affiliate of the Specified Person, or (c) of which the Specified Person is an officer, director, Director employee, agent, partner, member or trustee, or serves in a similar capacity.

    1.3 "Agreement" shall mean this Operating Agreement, as originally executed or as amended, modified, supplemented or restated from time to time.

    1.4 "Capital Account Balance" shall have the meaning set forth in Section 5.1.

    1.5 "Capital Contribution" shall mean, in the case of any Member as of any date of determination, the aggregate amount of cash, property, or services rendered, or a promissory note or other binding obligation to contribute cash or property or to perform services that such Member shall have contributed to the Company on or prior to such date and a Member's share of any of the Company's liabilities as determined in accordance with the Code and Treasury Regulations (or, if such Member is not the original holder of the Interest of such Member, the Capital Contribution with respect to the Interest). In the event that any capital is returned to a Member, such Member's Capital Contribution shall be adjusted to reflect such return.

    1.6 "Code" shall mean the Internal Revenue Code of 1986, as amended from time to time and any successor statute or subsequent codification or recodification of the federal income tax laws of the United States.

    1.7 "Company" shall mean Husker Ag Processing, LLC, a Nebraska limited liability company, as such limited liability company may from time to time be constituted, or any successor in interest for such limited liability company.

    1.8 "Distribution" shall mean any distribution pursuant to Section 5.4 by the Company of cash to the Members or any Distribution in Kind.

    1.9 "Distribution in Kind" shall have the meaning set forth in paragraph(b) of Section 5.4.

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    1.10 "Interest" shall mean, in the case of any Member at any time, such Member's share of the Profits and Losses of the Company at such time and the right of such Member to receive distributions of Company assets to which such Member may be entitled as provided in this Agreement and applicable law, and the right of such Member to vote and participate in the management of the Company as provided in this Agreement.

    1.11 "Losses" shall mean the net losses and deductions of the Company determined in accordance with accounting principles consistently applied from year to year employed under the method of accounting adopted by the Company and as reported separately or in the aggregate, as appropriate, on the tax return of the Company filed for federal income tax purposes.

    1.12 "Director" shall mean one or more Persons designated by the Members to be members of the Board of Directors. The "Board of Directors" or "Board" shall manage the Company as provided in Article 6.

    1.13 "Majority in Interest" shall mean the affirmative vote of those Members holding more than fifty percent (50%) of the Percentage Interests. With respect to the Board, "Majority of the Board" shall mean the affirmative vote of more than fifty percent (50%) of the Directors.

    1.14 "Member" shall mean any Person who, at the time referenced, owns an Interest in the Company.

    1.15 "Officer" shall mean a Member or other Person designated by the Board or Members as provided in Section 6.11.

    1.16 "Person" shall mean an individual, a partnership, a joint venture, a corporation, a limited liability company, a trust, an estate, an unincorporated organization or any other entity or a government or any department or agency thereof.

    1.17 "Percentage Interest" means the percentage figure calculated by dividing a Member's Capital Account Balance at any given time by the total sum of the Capital Account Balances of all Members.

    1.18 "Pro Rata" means the ratio computed by dividing the Units of each Member to whom a particular provision of this Agreement is stated to apply by the aggregate of the Units of all Members to whom that provision is stated to apply.

    1.19 "Profits" shall mean the net income and gains of the Company determined in accordance with accounting principles consistently applied from year to year employed under the method of accounting adopted by the Company and as reported separately or in the aggregate, as appropriate, on the tax return of the Company filed for federal income tax purposes. Profits includes taxable income, capital gain, and income exempt from taxation.

    1.20 "Publicly Traded Partnership" shall mean a partnership whose interests are traded on an established securities market, or are readily tradable on a secondary market (or the substantial equivalent thereof).

    1.21 "Qualified Matching Service Program" shall mean a matching service that satisfies the requirements of a qualified matching service within the meaning of Treasury Regulation Section 1.7704-1(g)(2), as amended from time to time, during limited time periods specified and approved by Board from time to time, in its sole discretion.

    1.22 "Super-Majority Vote" or "Two-Thirds Majority" shall mean the affirmative vote of those Members holding more than Two-Thirds (2/3) of the Percentage Interests. With respect to the Board, "Super- Majority Vote" or "Two-Thirds Majority" shall mean the affirmative vote of more than two-thirds (2/3) of the Directors.

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    1.23 "Transfer" or derivations thereof, of a Unit or Interest means, as a noun, the sale, assignment, exchange, pledge, hypothecation or other disposition of a Unit or Interest, or any part thereof, directly or indirectly, or the sale, assignment, exchange, pledge, hypothecation, or other disposition of a controlling interest in the equity securities of a Member, and as a verb, voluntarily to transfer, sell, assign, exchange, pledge, hypothecate or otherwise dispose of.

    1.24 "Treasury Regulations" shall mean the regulations of the United States Department of the Treasury pertaining to the income tax, as from time to time in force.

    1.25 "Units" means equal units of the entire ownership interest of all Members of the Company, and all rights and liabilities associated therewith, at any particular time, including, without limitation, rights to distributions (liquidating or otherwise), allocations, information, and consent or approve.

    1.26 "Value" shall mean, with respect to any Distributions, if cash, the amount of such cash, or if not cash, the value of such Distribution calculated pursuant to paragraph (e) of Section 5.4.

ARTICLE II
STRUCTURE OF THE COMPANY

    2.1  Formation.  The parties to this Agreement have organized a limited liability company under the provisions of the Act by delivering Articles of Organization to the Secretary of State of the State of Nebraska for filing. The Board may take such further actions as it deems necessary or advisable to permit the Company to conduct business as a limited liability company in any jurisdiction. The rights and liabilities of the Members under this Agreement shall be as provided by Nebraska law.

    2.2  Name.  The name of the Company shall be Husker Ag Processing, LLC, or any other name permitted by the Act as the Members shall afterwards designate by appropriate amendment to the Company's Articles of Organization.

    2.3  Principal Office.  The principal office of the Company shall be at 510 W. Locust, Box 10, Plainview, Nebraska 68769 or such place as the Members may, from time to time, designate by appropriate amendment to the Company's Articles of Organization. The Board may establish additional places of business for the Company when and where required by the business of the Company.

    2.4  Names and Addresses of Members.  The names, addresses, Capital Contributions and number of Units held by each Member are set forth on Appendix A to this Agreement which shall be modified from time to time as Transfers occur or as additional Units are issued pursuant to the provisions of this Agreement.

    2.5  Member Units and Register.  Ownership rights in the Company are evidenced by Units. The Company shall maintain a membership register (the "Membership Register") at its principal office or by a duly appointed agent of the Company setting forth the name, address, Capital Contributions and number of Units held by each Member which shall be modified from time to time as Transfers occur or as additional Units are issued pursuant to the provisions of this Agreement.

    2.6  Fiscal Year.  The fiscal year of the Company shall begin on January 1 and end on December 31 of each year. The fiscal year in which the Company shall terminate shall end on the date of termination of the Company.

    2.7  No Partnership.  The Directors and the Members intend that as a result of this Agreement: (i) the Company not be a partnership (including, without limitation, a limited partnership) or joint venture for any purposes other than federal and state tax purposes, (ii) no Member or Director be a partner or joint venturer of any other Member, for any purposes other than federal and state tax purposes, and (iii) this Agreement may not be construed to suggest otherwise. This Section 2.7 does not prohibit any Member or Director, in his individual or independent capacity, from being associated with another Member or another Person.

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    2.8  Intent of this Agreement.

    (a) The parties to this Agreement have reached an understanding concerning various aspects of (i) their business relationship with each other and (ii) the organization and operation of the Company and its business. They wish to use rights created by statute to record and bind themselves to that understanding.

    (b) The parties intend for this Agreement to control, to the extent stated or fairly implied, the business and affairs of the Company, including the Company's governance structure and the Company's dissolution and winding up, as well as the relations among the Company's Members.

    2.9  Advice of Counsel.  Each Person signing this Agreement: (a) understands that this Agreement contains legally binding provisions; (b) has had the opportunity to consult with that Person's own lawyer; and (c) has either consulted that lawyer or consciously decided not to consult a lawyer.

ARTICLE III
BUSINESS OF THE COMPANY

    The Company may engage in any lawful business, other than banking or insurance. The Agreement shall be construed in light of such purpose.

ARTICLE IV
CAPITAL CONTRIBUTIONS

    4.1  Initial Paid-In Capital.  The Members listed on Appendix A to this Agreement shall have contributed the cash to the capital of the Company as set forth on Appendix A. The Capital Contributions set forth on Appendix A shall be made by each of such Members within thirty (30) calendar days after the last date of execution of this Agreement by the Members listed on Appendix A.

    4.2  Additional Capital Contributions.  No Member shall be required to make any additional contributions to the capital of the Company. No Member shall be obligated to satisfy any negative Capital Account Balance, except to the extent expressly set forth herein or in the Articles of Organization. No Member shall be paid interest on any Capital Contribution.

    4.3  Maximum Ownership.  No Member together with its Affiliates shall own Percentage Interests in the Company in excess of thirty percent (30%).

    4.4  Withdrawal or Reduction of Members' Capital Contributions.  The withdrawal or reduction of Members' contributions to the capital of the Company shall be governed by Section 21-2619 of the Act, as amended from time to time; provided, however:

    (a) No Member has the right to withdraw all or any part of his Capital Contribution or to receive any return on any portion of his Capital Contribution, except as may be otherwise specifically provided in this Agreement. Under circumstances involving a return of any Capital Contribution, no Member has the right to receive property other than cash.

    (b) No Member shall have priority over any other Members, either as to the return of Capital Contributions or as to Losses and Profits, or distributions, except as otherwise provided herein.

    4.5  Loans from Directors and Members.  The Company may borrow money from and enter into other transactions with any Director or Member. Borrowing from or engaging in other transactions with one or more Directors or Members does not obligate the Company to provide comparable opportunities to other Directors or Members. Any loan made by a Director or Member to the Company shall be evidenced by a promissory note made payable from the Company to such Director

A–5

or Member. Loans by a Director or Member to the Company shall not be considered Capital Contributions and shall be repaid pursuant to Section 5.4(a) below.

    4.6  Loans by Company to Members.  Unless otherwise approved by the Board of Directors, the Company will not make any loans to Members.

ARTICLE V
ALLOCATIONS AND DISTRIBUTIONS

    5.1  Capital Accounts.  A "Capital Account" shall be established for each Member on the books of the Company and maintained in accordance with Section 1.704-1(b)(2) of the Treasury Regulations, as amended from time to time.

  (a)
  To each Member's Capital Account there shall be credited:

         (i) the cash and the Value of any property other than cash contributed by such Member to the capital of the Company;

        (ii) such Member's allocable share of Profits, and any items of income or gain which are specially allocated to the Member; and

        (iii) the amount of any Company liabilities assumed by such Member of which are secured by any property of the Company distributed to such Member.

    The principal amount of a promissory note which is not readily traded on an established securities market and which is contributed to the Company by the maker of the note shall not be credited to the Capital Account of any Member until the Company makes a taxable disposition of the note or until (and only to the extent) principal payments are made on the note.

  (b)
  To each Member's Capital Account there shall be debited:

         (i) the amount of cash and the Value of any property other than cash distributed to such Member pursuant to Section 5.4;

        (ii) such Member's allocable share of Losses and any items of expense or loss which are specially allocated to the Member; and

        (iii) the amount of any liabilities of such Member assumed by the Company or which are secured by any property contributed by such Member to the Company.

    Provided; however, all of the foregoing to be determined in accordance with the rules set forth in Section 1.704-1(b)(2)(iv) of the Treasury Regulations, as amended from time to time.

    5.2  Allocation of Profits.  Profits of the Company shall be allocated to the Members according to their Percentage Interests.

    5.3  Allocation of Losses.  Losses of the Company shall be allocated to the Members according to their Percentage Interests.

    5.4  Distributions.

    (a) The Board of Directors shall determine, in its sole discretion, whether to distribute or retain all or any portion of the Profits. The Directors may distribute cash to the Members irrespective of Profits. All cash distributions shall be made to the Members in accordance with paragraph (c) of this Section 5.4. Provided, however, no Member has a right to any distribution prior to the dissolution of the Company without the approval of the Board; provided, further, notwithstanding any other language herein no distributions in dissolution will be made until all loans from all Members, including all principal and interest, are repaid in full. Such repayments shall be made on a Pro Rata basis. Nothing

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herein shall be construed as requiring the making of distributions prior to the repayment of loans from unrelated parties.

    (b) The Board may agree to distribute to the Members in kind any property held by the Company. Any such distribution of property shall be referred to herein as a "Distribution in Kind." The value of any such Distribution in Kind at the time of such distribution shall be determined in accordance with paragraph (d) of this Section 5.4 and such distribution shall be made to the Members in accordance with paragraph (c) of this Section 5.4. Distributions in Kind, made pursuant to this paragraph (b), shall be subject to such restrictions and conditions as the Board shall have determined are necessary or appropriate in order for such distributions to be made in accordance with applicable law.

    (c) Any distribution of Profits in accordance with this Section 5.4, and any distribution, other than Profits, of cash pursuant to paragraph (a) of this Section 5.4 or Distribution in Kind pursuant to paragraph (b) of Section 5.4, shall be made to the Members according to their Percentage Interests.

    (d) The Value of any Distribution in Kind as of any date of determination (or in the event such date is a holiday or other day that is not a business day, as of the next preceding business day) shall be the estimated fair market value of any property distributed.

    (e) All distributions are subject to set-off by the Company for any past-due obligation of the Members to the Company.

    5.5  Other Allocation Rules.

    (a) For purposes of determining the Profits, Losses, or any other items allocable to any period, Profits, Losses and any such other items shall be determined on a daily, monthly, or other basis, as determined by the Board, using any permissible method under Section 706 of the Code and the Treasury Regulations thereunder.

    (b) The Members are aware of the income tax consequences of the allocations made by this Article 5 and hereby agree to be bound by the provisions of this Article 5 in reporting their shares of Company income and loss for income tax purposes.

    5.6  Transfer of Capital Accounts.  In the event all or a portion of an Interest in the Company is Transferred in accordance with the terms of the Articles of Organization and this Agreement, the transferee shall succeed to that portion of the Capital Account of the transferor which is allocable to the transferred Interest.

ARTICLE VI
MANAGEMENT OF THE COMPANY

    6.1  Management.

    (a) The Company shall be managed by a Board of Directors appointed by the Members (in accordance with Section 6.1(c)). All powers of the Company shall be exercised by or under the authority of, and the business affairs of the Company managed under the direction of the Board of Directors in accordance with this Agreement. Individual Directors or Officers designated by the Board from time to time may act for or on behalf of the Company and execute all agreements on behalf of the Company and otherwise bind the Company as to third parties without the consent of the Members or remainder of the Board of Directors; provided, however, that with respect to those issues requiring approval of the Members under the Act or as set forth in this Agreement, such approval must first be obtained; provided, further, that the affirmative vote of a Majority of the Board shall be required for (a) incurring any indebtedness or expense in excess of $20,000 other than in the ordinary course of business; (b) pledging, mortgaging, encumbering or granting any lien on any assets of the Company other than in the ordinary course of business; or (c) purchasing any asset or making capital expenditures in excess of $20,000.

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    (b) The salaries and other compensation, if any, of the Directors for management services shall be fixed annually by a Super Majority Vote of the Board. A Board decision on this matter may be changed by a Super Majority Vote of the Members at any duly-called annual or special meeting.

    (c) The initial Board of Directors shall be comprised of nine (9) members who shall be elected at the annual meeting of the Members by the affirmative vote of a Majority in Interest of the Members in accordance with Section 8.2 of this Agreement. The first year, three (3) Directors shall be elected for one year, three Directors shall be elected for two years, and three Directors shall be elected for three years. Thereafter, each Director shall be elected for a term of three (3) years and shall serve until his or her successor is duly elected or, if earlier, until such Director's death, resignation or removal.

    6.2  Authority of the Board of Directors.  In addition to and not in limitation of any rights and powers conferred by law or other provisions of this Agreement, and except as limited, restricted or prohibited by the express provisions of this Agreement, the Board of Directors shall have and may exercise on behalf of the Company, all powers and rights necessary, proper, convenient or advisable to effectuate and carry out the purposes, business and objectives of the Company. Such powers shall include, without limitation, the power to:

    (a) expend Company funds in connection with the operation of the Company's business or otherwise pursuant to this Agreement;

    (b) employ and dismiss from employment any and all employees, agents, independent contractors, attorneys and accountants;

    (c) prosecute, settle or compromise all claims against third parties, compromise, settle or accept judgment on, claims against the Company and execute all documents and make all representations, admissions and waivers in connection therewith;

    (d) borrow money on behalf of the Company from any Person, issue promissory notes; drafts and other negotiable and nonnegotiable instruments and evidences of indebtedness, secure payment of the principal of any such indebtedness and the interest thereon by mortgage, pledge, property of the Company, whether at the time owned or thereafter acquired;

    (e) hold, receive, mortgage, pledge, lease, transfer, exchange, otherwise dispose of, grant options with respect to, and otherwise deal in the exercise all rights, powers, privileges and other incidents of ownership or possession with respect to all property of whatever nature held or owned by, or licensed to, the Company;

    (f)  lend any of the Company property with or without security;

    (g) have and maintain one or more offices within or without the State of Nebraska;

    (h) open, maintain and close bank accounts and money market mutual funds accounts, and draw checks and other orders for the payment of monies;

    (i)  engage accountants, custodians, consultants and attorneys and any and all other agents and assistants (professional and nonprofessional) and pay such compensation in connection with such engagement that the Board of Directors determines is appropriate;

    (j)  enter into, execute, make, amend, supplement, acknowledge, deliver and perform any and all contracts, agreements, licenses, and other instruments, undertakings and understandings that the Board determines is necessary, appropriate or incidental to carrying out the business of the Company;

    (k) file a petition in bankruptcy on behalf of the Company; and

    (l)  delegate to the Chairman, President and other Officers such responsibility and authority as the Board deems necessary or appropriate from time to time.

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In exercising its powers, the Board of Directors may (i) rely upon and shall be protected in acting or refraining from acting upon any resolution, certificate, statement, instrument, opinion, report, or document believed by him or her to be genuine and to have been signed or presented by the proper party or parties; (ii) consult with counsel, accountants, and other experts selected by him or her and any opinion of an independent counsel, accountant or expert shall be full and complete authorization and protection in respect of any action taken or suffered or omitted by the Board of Directors in good faith and in accordance with such opinion; and (iii) execute any of his or her powers hereunder or perform any duties hereunder either directly or by or through agents or attorneys.

    6.3  Obligations of the Board of Directors.  The Board of Directors shall:

    (a) devote to the Company and apply to the accomplishment of Company purposes so much of the Board of Directors' time and attention as they determine to be necessary or advisable to manage properly the affairs of the Company;

    (b) maintain accounting records from which a Company Capital Account Balance can be determined for each Member;

    (c) execute, file, record or publish all certificates, statements and other documents and do all things appropriate for the formation, qualification and operation of the Company and for the conduct of its business in all appropriate jurisdictions;

    (d) employ attorneys to represent the Company when necessary or appropriate;

    (e) use their best efforts to maintain the status of the Company as a "limited liability company" for state law purposes, and as a "partnership" for federal income tax purposes;

    (f)  have fiduciary responsibility for the safekeeping and use of all funds and assets of the Company, and not employ or permit others to employ such funds or assets (including any interest earned thereon) in any manner except for the benefit of the Company; and

    (g) maintain a current list of the names, last known addresses and Percentage Interest of each Member at the Company's principal office.

    6.4  Resignation of Director.  Any Director may resign as Director of the Company upon written notice to the Board of Directors.

    6.5  Removal of a Director.  Any Director may be removed from time to time with or without cause by the affirmative vote of Members holding eighty percent (80%) or more of the Percentage Interests.

    6.6  Vacancies.  Any vacancy occurring in the position of Director may be filled by the affirmative vote of a Majority of the Board based on the remaining Directors.

    6.7  Meetings of the Board.  Meetings of the Board may be called by the Chairman of the Board or any two (2) Directors and shall be held at the principal place of business of the Company, or elsewhere as the notice of such meeting shall direct. Except as otherwise expressly provided in this Agreement, the Articles, or the Act, the affirmative vote of a majority of the Directors present at a duly convened meeting of the Board at which a quorum is present shall constitute the act of the Board.

    6.8  Place of Meeting.  The Board may designate any place, either in or out of the State of Nebraska, as the place of meeting for any meeting. If no designation is made, the place of meeting shall be the Company's principal office. Directors may attend any such meeting in person or by telephonic or video conference call.

    6.9  Notice of Meetings.  Written or oral notice of every meeting of the Board, stating the place, date and hour of the meeting, and the purpose or purposes for which the meeting is called, shall be

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given by the Secretary of the Company to each other Director at least twenty-four (24) hours prior to the meeting, unless such notice is waived in accordance with Article 9 hereof.

    6.10  Quorum.  The presence of a Majority in Interest of the Directors shall constitute a quorum for the transaction of business. If a quorum is not present at a meeting, a majority of the Directors represented may adjourn the meeting from time to time without further notice.

    6.11  Officers.

    (a) The Board may elect a Chairman, Vice Chairman, President, one or more Vice Presidents, Treasurer, and Secretary from among its Directors. Any two (2) or more offices may be held by the same person.

    (b) The Officers of the Company shall be elected annually by the Board at the first meeting of the Board held after each annual meeting of Members. If the election of Officers shall not be held at such meeting, such election shall be held as soon thereafter as conveniently may be. Vacancies may be filled or new offices created and filled at any meeting of the Board. Each Officer shall hold office until his or her successor shall have been duly elected and qualified or until his or her death, or until he or she shall resign or shall have been removed in the manner hereinafter provided. Election or appointment of an Officer or agent shall not of itself create contract rights.

    (c) Any Officer or agent may be removed by the Board at any time with or without cause, but such removal does not affect the contract rights, if any, with the Company of the person so removed.

    (d) A vacancy in any office because of death, resignation, removal, disqualification or otherwise, may be filled by the Board for the unexpired portion of the term. An Officer may resign at any time by delivering notice to the Company. A resignation is effective when the notice is delivered unless the notice specifies a later effective date. If a resignation is made effective at a later date and the Company accepts the future effective date, the Board may fill the pending vacancy before the effective date if the Board provides that the successor does not take office until the effective date.

    6.12  Liabilities of Directors.  In carrying out their duties hereunder, the Directors shall not be liable to the Company or to any Member for any actions taken in good faith and reasonably believed by them to be in the best interest of the Company or in reliance on the provisions of this Agreement or the Articles, or for good faith errors of judgment, but shall only be liable for willful misconduct or gross negligence in the performance of their duties as Directors. The Directors shall not be expected to devote their full time and attention to the affairs of the Company, but shall devote such amounts of time and attention as are reasonable and appropriate in their good faith judgment under the circumstances prevailing from time to time.

    6.13  Indemnification of the Directors, their Affiliates and Control Persons.

    (a) Neither the Directors nor any Officer shall be liable to the Company or any Member for any act or omission based upon errors of judgment or other fault in connection with the business or affairs of the Company if the Board determines that such course of conduct was in the best interest of the Company and did not result from the gross negligence or willful misconduct of such Director or Officer.

    (b) To the fullest extent permitted by law, the Directors and Officers (each such person being referred to herein as an "Indemnitee"), shall be indemnified and held harmless by the Company from and against any and all losses, claims, damages, settlements and other amounts arising from any and all claims (including attorneys' fees and expenses, as such fees and expenses are incurred), demands, actions, suits or proceedings (civil, criminal, administrative or investigative), in which they may be involved, as a party or otherwise, by reason of their management of the affairs of the Company, whether or not they continue to be such at the time any such liability or expense is paid or incurred; provided that Indemnitee shall not be entitled to the foregoing indemnification if a court of competent jurisdiction shall have determined that such losses, claims, damages, liabilities, expenses or such other

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amounts resulted primarily from the gross negligence or willful misconduct of such Indemnitee. The termination of a proceeding by judgment, order, settlement or conviction upon a plea of nolo contenders, or its equivalent, shall not, of itself, create any presumption that such losses, claims, damages, liabilities, expenses or such other amounts resulted primarily from the gross negligence or willful misconduct of any Indemnitee or that the conduct giving rise to such liability, was not in the best interest of the Company. The Company shall also indemnify any Indemnitee who was or is a party or is threatened to be made a party to any threatened, pending or completed action by or in the right of the Company to procure a judgment in its favor by reason of the fact that such Indemnitee is or was an agent of the Company, against any losses, claims, damages, liabilities, expenses or any other amounts incurred by such Indemnitee in connection with the defense or settlement of such action; provided that no Indemnitee shall be entitled to the foregoing indemnification if a court of competent jurisdiction shall have determined that any such losses, claims, damages, liabilities, expenses or such other amounts resulted from the gross negligence or willful misconduct of such Indemnitee. The Company may advance any Indemnitee any expenses (including, without limitation, attorneys' fees and expenses) incurred as a result of any demand, action, suit or proceeding referred to in this paragraph (b) provided that (i) the legal action relates to the performance of duties or services by the Indemnitee on behalf of the Company; and (ii) the Indemnitee gives a full recourse promissory note to the Company for the amounts of such advances payable in the event that the Indemnitee is determined to be not entitled to indemnification hereunder.

    (c) The indemnification provided by paragraph (b) of this Section 6.13 shall not be deemed to be exclusive of any other rights to which any Indemnitee may be entitled under any agreement, as a matter of law, in equity or otherwise, and shall continue as to an Indemnitee who has ceased to have an official capacity and shall inure to the benefit of the heirs, successors and administrators of such Indemnitee.

    (d) Any indemnification pursuant to this section will be payable only from the Company's assets.

    6.14  Transactions with the Directors or their Affiliates.  The Board, on behalf of the Company, may enter into contracts with the Directors, Officers or Members (or their Affiliates), provided that any such transactions shall be on terms no more favorable to the Directors, Officers, Members (or their Affiliates) than generally afforded to non-affiliated parties in a similar transaction.

    6.15  Conflicts of Interest.  Subject to the other express provisions of this Agreement, the Directors at any time and from time to time may engage in and possess interests in other business ventures of any and every type and description, independently or with others, including ones in competition with the Company, with no obligation to offer to the Company or any other Member the right to participate therein.

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ARTICLE VII
RIGHTS AND OBLIGATIONS OF MEMBERS

    7.1  Limitation of Liability.  Each Member's liability shall be limited as set forth in this Agreement, the Act and other applicable law.

    7.2  Company Debt Liability.  A Member will not be personally liable for any debts or losses of the Company beyond his or her respective Capital Contributions except as provided in Section 7.6 or as otherwise required by law.

    7.3  Liability to Third Parties.  No Member or Director is liable for the debts, obligations or liabilities of the Company, whether arising in contract, tort or otherwise, including under a judgment, decree or order of a court.

    7.4  Lack of Authority.  No Member (other than a Director or an Officer as provided under Article VI) has the authority or power to act for or on behalf of the Company, to do any act that would be binding on the Company or to incur any expenditures on behalf of the Company.

    7.5  List of Members.  Upon written request of any Member, the Board shall provide a list showing the names, addresses and Interests of all Members. Such Member shall pay any reasonable expense associated with such request.

    7.6  Member Liability to the Company.

    (a) A Member who rightfully receives the return in whole or in part of its Capital Contribution is nevertheless liable to the Company to the extent now or hereafter provided by the Act.

    (b) A Member who receives a Distribution made by the Company: (i) which is either in violation of this Agreement, or (ii) when the Company's liabilities exceed its assets (after giving effect to the Distribution), is liable to the Company for a period of six (6) years after such Distribution for the amount of the Distribution.

    7.7  Representations and Warranties.  Each Member hereby represents and warrants to the Company that: (i) the Member has full power and authority to execute and agree to this Agreement and to perform its obligations hereunder, and that all actions necessary for the due authorization, execution, delivery and performance of this Agreement by that Member have been duly taken; (ii) the Member has duly executed and delivered this Agreement; and (iii) the Member's authorization, execution, delivery, and performance of this Agreement do not conflict with any other agreement or arrangement to which the Member is a party or by which the Member is bound.

    7.8  Member Information

    (a) In addition to the other rights specifically set forth in this Agreement, each Member is entitled to the information to which that Member is entitled to have access pursuant to the Act, under the circumstances therein stated.

    (b) The Members acknowledge that, from time to time, they may receive information from or concerning the Company in the nature of trade secrets or that otherwise is confidential, the release of which may damage the Company or Persons with which it does business. Each Member shall hold in strict confidence any information that it receives concerning the Company that is identified as being confidential (and if that information is provided in writing, that is so marked) and may not disclose it to any Person other than another Member or the Director, except for disclosures (i) compelled by law (but the Member must notify the Director promptly of any request for that information, before disclosing it, if legal and practicable); (ii) to Persons to whom that Member's Interest may be transferred as permitted by this Agreement, but only if the recipients have agreed to be bound by the provisions of this Section 7.8; or (iii) of information that the Member also has received from a source

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independent of the Company and the Member reasonably believes that source obtained the information without breach of any obligation of confidentiality. The Members acknowledge that breach of the provisions of this Section 7.8 may cause irreparable injury to the Company for which monetary damages are inadequate, difficult to compute, or both. Accordingly, the Members agree that the provisions of this Section 7.8 may be enforced by specific performance.

    7.9  Membership Certificates.  "Membership Certificates" in the form determined by the Board may be delivered representing all Interests to which Members are entitled. If issued, such Membership Certificates shall be consecutively numbered, and shall be entered in the books of the Company and on the Membership Register, as they are issued. Each Membership Certificate shall state on the face thereof the holder's name, the Interests and such other matters as may be required by applicable laws. Each such Membership Certificate shall be signed by a Director of the Company and may be sealed with the seal of the Company or a facsimile thereof if adopted. The signature of the Director upon the Membership Certificates may be facsimile. Subject to Article 10, upon surrender to the Company of a Membership Certificate for Interests duly endorsed or accompanied by proper evidence of succession, assignment or authority to Transfer, it shall be the duty of the Company to issue a new Membership Certificate to the person entitled thereto, cancel the old Membership Certificate and record the transaction upon its books and records and the Membership Register. Each Member hereby agrees that the following legend, as the same may be amended by the Board in its sole discretion, may be placed upon any counterpart of this Agreement, the Articles, or any other document or instrument evidencing ownership of Units:

The sale, pledge, hypothecation, assignment or transfer of the ownership interest represented by this CERTIFICATE OF OWNERSHIP is subject to the terms and conditions of the Operating Agreement of Husker Ag Processing, LLC, as amended from time to time. Copies of the Operating Agreement may be obtained upon written request to the Board of Directors of Husker Ag Processing, LLC.

ARTICLE XIII
MEETINGS OF MEMBERS

    8.1  Voting Power.  The affirmative vote of Members holding a Majority in Interest at a meeting at which there is a quorum present shall be the act of the Members; provided, however, that the dissolution and winding up of the Company requires the approval of Members required under Section 21-2622 of the Act, as amended from time to time; provided, however, in the event that the statute referred to above is amended to require approval of Members holding less than eighty percent (80%), the dissolution and winding up of the Company shall require the affirmative vote of Members holding eighty percent (80%) of the Percentage Interests. Provided, further, that a Super-Majority Vote of the Members shall be required for approval of the following actions: (a) the sale, exchange, lease, mortgage, pledge or other transfer of all or substantially all of the assets of the Company other than in the ordinary course of business; and (b) the merger or consolidation of the Company with another entity.

    8.2  Cumulative Voting.  At each election for Directors, every Member entitled to vote at such election shall have the right to vote, in person or by proxy, the number of Units owned by him or her for as many persons as there are Directors to be elected and for whose election he or she has a right to vote, or to cumulate his or her votes by giving one candidate as many votes as the number of such Directors multiplied by the number of his or her Units, or by distributing such votes on the same principle among any number of candidates.

    8.3  Meetings of Members.  The annual meeting of Members shall be held on such date as the Board shall by resolution specify within a period commencing on January 1 and ending on June 30 in each year, beginning with 2002. At each annual meeting, Members shall conduct such business as may be properly presented to such meeting. If the day fixed for the annual meeting shall be a legal holiday,

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such meeting shall be held on the next succeeding business day. Special meetings of Members of the Company may be called by the Chairman of the Board, by any three (3) Directors, or by the affirmative vote of Members holding at least a twenty percent (20%) Percentage Interest and shall be held at the principal place of business of the Company, or elsewhere as the notice of such meeting shall direct. Members may attend any such meeting in person or by proxy.

    8.4  Place of Meeting.  The Board of Directors may designate any place, either in or out of the State of Nebraska, as the place of meeting for any meeting. If no designation is made, the place of meeting shall be the Company's principal office.

    8.5  Notice of Meetings.  Written notice stating the date time and place of the meeting and a description of the purpose or purposes for which the meeting is called, shall be mailed, unless oral notice is reasonable under the circumstances, not fewer than ten (10) nor more than sixty (60) calendar days before the date of the meeting, by or at the direction of the Board of Directors to each Member of record entitled to vote at the meeting. If mailed, such notice is effective when mailed addressed to the Member's address shown in the Company's current record of Members, with postage prepaid.

    8.6  Quorum.  The presence of Members holding a majority of the Percentage Interests in person or by proxy shall constitute a quorum for the transaction of business. If a quorum is not present at a meeting, a majority of the Percentage Interests represented may adjourn the meeting from time to time without further notice.

ARTICLE IX
WAIVER AND CONSENT

    9.1  Written Waiver.  Whenever any notice whatsoever is required to be given under the provisions of this Agreement or under the provisions of the Articles or the Act, waiver thereof in writing, signed by the person or persons entitled to such notice, whether before or after the time stated therein, shall be deemed equivalent to the giving of such notice.

    9.2  Waiver by Attendance.  A Member's or Director's attendance at a meeting of the Members or Directors, respectively: (i) waives objection to lack of notice or defective notice of the meeting, unless the Member or Director at the beginning of the meeting or promptly upon the Member's or Director's arrival objects to holding the meeting or transacting business at the meeting, and (ii) waives objection to consideration of a particular matter at the meeting that is not within the purpose or purposes described in the meeting notice, unless the Member or Director objects to considering the matter when it is presented.

    9.3  Consent to Action Without Meeting.  Any action required or permitted to be taken by the Members or Mangers by vote may be taken without a meeting on written consent. The consent shall set forth the actions so taken and be signed by a Two-Third's Majority of the Members or Directors.

ARTICLE X
TRANSFER OF MEMBERSHIP INTERESTS

    10.1  Restrictions on Transfer.  No Member shall Transfer all or any portion of an Interest without the prior written consent of the Board of Directors which consent may be withheld in the sole discretion of the Board. Notwithstanding anything contained herein to the contrary, no Member shall Transfer any Unit if, in the determination of the Board, such Transfer would cause the Company to be treated as a Publicly Traded Partnership, and any Transfer of Unit(s) not approved by the Board of Directors or that would result in a violation of the restrictions in this Agreement or applicable law shall be null and void with no force or effect whatsoever, and the intended transferee shall acquire no rights in such Unit.

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    10.2  Permitted Transfers.  Subject to Section 10.1 above and the limits on total maximum ownership set forth in Section 4.3 of this Agreement, any Transfer of Units made in accordance with the following provisions will constitute a "Permitted Transfer" for purposes of this Agreement:

    (a) A Transfer by a Member and any related persons (as defined in the Code) in one or more transactions during any thirty (30) calendar day period of Interests representing in the aggregate more than two percent (2%) of the total Interests in Company;

    (b) A Transfer or series of related Transfers by one or more Members (acting together) which involves the Transfer of fifty percent (50%) or more of the outstanding Units; or

    (c) Transfers of Units effected through a Qualified Matching Services Program; or

    (d) A Transfer by gift or bequest only to a spouse or child of such transferring Member, or to a trust established for the benefit of such spouse or child, or to an existing Member of the Company upon ten (10) days' prior written notice to the Company of such gift or bequest.

    10.3  Conditions Precedent to Transfers.  The Board of Directors, in its sole discretion, may elect not to recognize any Transfer of Units unless and until the Company has received:

    (a) an opinion of counsel (whose fees and expenses shall be borne by the transferor) satisfactory in form and substance to the Board that such Transfer may be lawfully made without registration or qualification under applicable state and federal securities laws, or such Transfer is properly registered or qualified under applicable state and federal securities laws and if, requested by the Company that such Transfer will not cause the Company to be treated as a Publicly Traded Partnership;

    (b) such documents and instruments of conveyance executed by the transferor and transferee as may be necessary or appropriate in the opinion of counsel to the Company to effect such Transfer, except that in the case of a Transfer of Units involuntarily by operation of law, the Transfer shall be confirmed by presentation of legal evidence of such Transfer, in form and substance satisfactory to the Company;

    (c) the transferor's Membership Certificate;

    (d) the transferee's taxpayer identification number and sufficient information to determine the transferee's initial tax basis in the interest transferred, and any other information reasonably necessary to permit the Company to file all required federal and state tax returns and other legally required information statements or returns;

    (e) evidence satisfactory in form and substance to the Board that the transferee meets the maximum Unit ownership limitation set forth in Section 4.3 of this Agreement; and

    (f)  other conditions on the Transfer of Units adopted by the Board from time to time as it deems appropriate, in its sole discretion.

    10.4  Death of Member.

    (a) Upon the death of any Member, the estate or personal representative of the deceased Member shall have the right and option to request the Company repurchase the deceased Member's Interest subject to and in accordance with the applicable Code and Treasury Regulations regarding Publicly Traded Partnerships. If the estate or personal representative exercises such right and option the Company shall, subject to Section 10.4(b) below, purchase the deceased Member's Interest at the Fair Market Value of such Interest in effect at the date of death as determined in accordance with Section 10.10 below, and on the terms and conditions set forth in Section 10.5 and Section 10.6 below. This right and option may be exercised by the deceased Member's estate or personal representative by providing written notice to the Company within one hundred twenty (120) days after the date of your

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death; provided, however, the Company will not repurchase such interest earlier than sixty (60) days after receipt of the written notice from the estate or personal representative requesting the purchase.

    (b) Any Transfer pursuant to this Section 10.4 shall be subject to a determination by the Board that such Transfer shall not cause the Company to be deemed a Publicly Traded Partnership, and such Transfer shall be affected in accordance with this Agreement, the Code and applicable Treasury Regulations, and shall be further subject to the prior approval of the Board which may be withheld in its sole discretion.

    10.5  Payment Terms.  If the purchase price for an Interest transferred pursuant to Section 10.4 above exceeds five thousand dollars ($5,000.00), the Company shall have the option to pay for the Interest purchased by paying five thousand dollars ($5,000) at Closing (as defined below) and executing a promissory note for the balance of the purchase price. The promissory note shall be paid in five (5) equal annual installments due on the anniversary date of the Closing and shall accrue interest per annum at a rate determined by the Board which shall not be less than the then current prime rate established by any major bank selected by the Board for loans to the bank's most creditworthy commercial borrowers. The Company may prepay the promissory note, in whole or in part, at any time without penalty or premium.

    10.6  Events in Connection with the Sale of Interests.

    (a) If there is a sale of Interest under Section 10.4 of this Agreement to the Company, the closing ("Closing") shall occur at a time mutually agreeable to the parties and in accordance with the time periods set forth in the applicable provision of this Agreement; provided, however, the Closing shall not occur until at least sixty (60) days after the Company's receipt of notice from the estate or personal representative requesting the Company repurchase the deceased Member's Interest, but in no event later than one hundred twenty (120) days after the date of the Company's receipt of such notice.

    (b) In the event of a sale of Interest under Section 10.4 of this Agreement to the Company, the purchase price shall be increased or decreased, as the case may be, by an amount equal to any indebtedness owed the deceased Member by the Company, or the deduction of any indebtedness owed the Company by the deceased Member, or both.

    (c) In the event of the sale of Interests under this Agreement by a Member, all rights of the Member with respect to the Interest, including the right to vote such Interest and to receive distributions, shall terminate at Closing, except for the Member's right to receive payment therefor.

    10.7  Redemption of Interests.

    (a) A Member (the "Requesting Member") may request redemption of his or her Interest upon not less than sixty (60) calendar days' prior written notice to the Board of Directors. The Board, in its sole discretion, shall determine whether to redeem such Interest and the Board is under no obligation to redeem any Interest of any Requesting Member.

    (b) Notwithstanding anything contained herein to the contrary, any redemption pursuant to this Section 10.7 shall be subject to a determination by the Board, in its sole discretion, that such redemption shall not cause the Company to be deemed a Publicly Traded Partnership, and such redemption shall be affected in accordance with this Agreement, the Code and applicable Treasury Regulations, and shall be further subject to the prior approval of the Board which may be withheld in its sole discretion.

    10.8  Redemption Payment.

    (a) Upon the redemption of a Member under Section 10.7, the Requesting Member shall be entitled to a payment equal to the Fair Market Value of such Member's Interest in the Company as of the effective date of the (the "Redemption Payment"); provided, however, if the remaining Members of

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the Company agree to dissolve the Company in accordance with Section 13.1 of this Agreement, then in no event shall such Member be entitled to a Redemption Payment, but such Member will be entitled to such Member's share of the assets of the Company pursuant to Section 13.3 below.

    (b) The Redemption Payment shall not be paid until at least sixty (60) days after the Company's receipt of the notice from the Requesting Member required under Section 10.7(a) above. The Redemption Payment shall be paid in cash, or if the Redemption Payment exceeds five thousand dollars ($5,000), the Company shall have the option to pay the Redemption Payment by paying five thousand dollars ($5,000) upon the effective date of the redemption and executing a promissory note for the balance of the Redemption Payment. Such note shall be dated and delivered on the effective date of the withdrawal and shall be paid in five (5) equal annual installments due on the anniversary date of the withdrawal and shall accrue interest per annum at a rate determined by the Board which shall not be less than the then current prime rate established by any major bank selected by the Board for loans to the bank's most creditworthy commercial borrowers. The Company may prepay the promissory note, in whole or in part, at any time without penalty or premium.

    (c) The Redemption Payment shall be increased or decreased, as the case may be, by an amount equal to any indebtedness owed the Requesting Member by the Company, or the deduction of any indebtedness owed the Company by the Requesting Member, or both. All rights of the Member with respect to the Interest, including the right to vote such Interest and to receive distributions, shall terminate at Closing, except for the Member's right to receive payment therefor upon the effective date of the redemption which shall be determined in accordance with Section 10.9 below.

    10.9  Effective Date of Transfer.

    (a) Any Transfer of a Unit shall be deemed effective as of the day of the month and year: (i) which the Transfer occurs (as reflected by the form of assignment); and (ii) the transferee's name and address and the nature and extent of the Transfer are reflected in the records of the Company; provided, however, the effective date of a Transfer for purposes of allocation of Profits and Losses and for Distributions shall be determined pursuant to Section 10.9(b) below. Any transferee of a Unit shall take subject to the restrictions on Transfer imposed by this Agreement.

    (b) The Board, in its sole discretion, may establish interim periods in which Transfers may occur (the "Interim Transfer Periods"); provided, however, the Board shall provide Members reasonable notice of the Interim Transfer Periods and advance notice of any change to the Interim Transfer Periods. For purposes of making allocations of Profits and Losses, and Distributions, the Company will use the interim closing of the books method (rather than a daily proration of profit or loss for the entire period) and recognize the Transfer as of the first day following the close of Interim Transfer Period in which the Member complied with the notice, documentation and information requirements of Article 10. All Distributions on or before the end of the applicable Interim Transfer Period in which such requirements have been substantially complied with shall be made to the transferor and all Distributions thereafter shall be made to the transferee. The Board the authority to adopt other reasonable methods and/or conventions.

    (c) The Board shall have the power and authority to adopt another reasonable method and/or convention with respect to such allocations and distributions; provided, neither the Company, the Board, any Director nor any Member shall incur any liability for making allocations and distributions in accordance with the provisions of this Section 10.9 (other than tax liabilities which may be incurred by Members), whether or not the Board or any Director or the Company or any Member has knowledge of any Transfer of ownership of any Interest in the Company.

    10.10  Fair Market Value.  Upon the Transfer of any Interest pursuant to Section 10.4, or the redemption of an Interest pursuant to Section 10.7, the purchase price or Redemption Payment shall be equal to the Fair Market Value of the Interest. "Fair Market Value" of an Interest on any date shall,

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unless otherwise specifically provided in this Agreement, be equal to the most recent fair market valuation determination of the per Unit value of the Company by the Board in good faith; provided, that such valuation shall be calculated on a basis as consistent as practicable from period to period. The Board may, in its sole discretion, employ the advice of independent and qualified professionals in the determination of the Fair Market Value, but is not under any obligation to do so. The Fair Market Value of the Company shall be determined at least annually. Valuations shall generally be performed, at the discretion of the Board, as of the end of each fiscal year of the Company's operations at the annual meeting of the Board; however, the Board, in its sole discretion, may have fair market valuations of the Company performed at any time or from time to time during any year and, except as otherwise specifically provided in this Agreement, shall utilize the results of the most recent valuation in determining the Fair Market Value of an Interest for purposes of this Agreement. No Member or any party other than the Board shall have the right to require or request that a new or more recent valuation be performed for purposes of determining the Fair Market Value of the Company or an Interest hereunder. The Company shall not establish the Fair Market Value more than four (4) times during the Company's taxable year.

    10.11  Expenses.  Except as otherwise expressly provided herein, all expenses of the Company incident to the admission of the transferee to the Company as a Member shall be charged to and paid by the transferring Member.

ARTICLE XI
RECORDS, FINANCIAL AND TAX REPORTING

    11.1  Records and Accounting.  The books of account and other records of the Company shall be maintained at the Company's principal place of business. The Company shall prepare its financial statements using generally accepted accounting principles, consistently applied.

    11.2  Tax Information.  The Board will use its best efforts to cause to be delivered, as soon as practical after the end of each fiscal year of the Company, to the Members and Persons who were Members during such fiscal year all information concerning the Company necessary to enable such Member or Person to prepare such Member's (or Person's) Federal and state income tax returns for such fiscal year, including a statement indicating such Member's (or Person's) share of Profits, Losses, deductions and credits for such fiscal year for Federal and state income tax purposes, and the amount of any Distribution made to or for the account of such Member or Person during such fiscal year pursuant to this Agreement.

    11.3  Tax Returns.  The Board shall cause income tax returns for the Company to be prepared and timely filed in accordance with applicable law.

    11.4  Tax Matter Member.  Jack G. Frahm is hereby appointed and authorized to perform all duties imposed by Sections 6221 and 6232 of the Code as "tax matter partner" of the Company. The Company shall indemnify, to the full extent permitted by law, the tax matter partner from and against any damages and losses (including attorneys' fees) arising out of or incurred in connection with any action taken or omitted to be taken by in carrying out responsibilities as tax matter partner, provided such action taken or omitted to be taken does not constitute fraud, gross negligence or willful misconduct.

    11.5  Access to Books and Records.

    (a) A Member of the Company shall be entitled to inspect and copy during regular business hours at the Company's principal office the following records if he or she gives the Company written notice

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of his or her demand at least five business days before the date on which he or she wishes to inspect and copy:

      (i)  Articles or Restated Articles of Organization and all amendments thereto currently in effect;

      (ii) Operating Agreement and all restatements and amendments thereto currently in effect;

      (iii) Minutes of all Member meetings and records of all action taken by Members without a meeting for the past three years;

      (iv) All written communications to the Members generally within the past three years;

      (v) Annual financial statements that include a balance sheet as of the end of the fiscal year, an income statement for that year and a statement of changes in Members' equity for that year unless such information appears elsewhere in the financial statements, along with the accountant's report if the annual financial statements are reported upon by a public accountant;

      (vi) A list of the names and business addresses of the Company's current directors and officers; and

      (vii) The most recent annual report delivered by the Company to the Nebraska Secretary of State.

    (b) A Member shall be entitled to inspect and copy during regular business hours at a reasonable location specified by the Company any of the following records of the Company if the Member meets the requirements of Section 11.5(c) below and gives the Company written notice of his or her demand at least five business days before the date on which he or she wishes to inspect and copy:

      (i)  Excerpts from minutes of any meeting of the Board of Directors, records of any action of a committee of the Board of Directors while acting in place of the Board of Directors on behalf of the Company, minutes of any meeting of the Members, and records of action taken by the Members or Board of Directors without a meeting, to the extent not subject to inspection under subsection (1) of this section;

      (ii) Accounting records of the Company; and

      (iii) The Membership Register.

    (c) A Member may inspect and copy the records described in Section 11.5(b) above only if: (i) the Member's demand is made in good faith and for a proper purpose; (ii) the Member describes with reasonable particularity his or her purpose and the records he or she desires to inspect; and (iii) the records are directly connected with the Member's purpose.

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ARTICLE XII
FISCAL AFFAIRS

    12.1  Elections.

    (a) The Board of Directors may elect to adjust the basis of the assets of the Company for federal income tax purposes in accordance with Section 754 of the Code in the event of a distribution of Company property as described in Section 734 of the Code or a transfer by any Member of the Interest of such Member in the Company as described in Section 743 of the Code.

    (b) The Board of Directors, at any time and from time to time, may also make such other tax elections as it deems necessary or desirable, in its discretion.

    12.2  Interim Closing of the Books.  There shall be an interim closing of the books of account of the Company (i) at any time a taxable year of the Company shall end pursuant to the Code, and (ii) at any other time determined by the Board of Directors to be required for good accounting practice or otherwise appropriate under the circumstances.

ARTICLE XIII
TERMINATION AND DISSOLUTION

    13.1  Events Requiring Termination and Dissolution.  The Company shall be dissolved upon the occurrence of any event which would make unlawful the continuing existence of the Company or in accordance with Section 21-2622 of the Act, as amended from time to time; provided, however, in the event that the statute referred to above is amended to require approval of Members holding less than eighty percent (80%) of the Percentage Interests, the Company shall only be dissolved upon the approval of Members holding eighty percent (80%) of the Percentage Interests (each a "Liquidating Event").

    13.2  Winding Up Period.  Upon the occurrence of a Liquidating Event, the Company shall continue solely for the purposes of winding up its affairs in an orderly manner, liquidating its assets, and satisfying the claims of its creditors and Members. No Member shall take any action that is inconsistent with, or not necessary to or appropriate for, the winding up the Company's business and affairs. To the extent not inconsistent with the foregoing, all covenants and obligations in this Agreement shall continue in full force and effect until such time as the assets of the Company have been distributed pursuant to this Section and the Company has terminated. The Board shall be responsible for overseeing the winding up and liquidation of the Company, shall take full account of the Company's liabilities and assets, shall cause the assets to be liquidated as promptly as is consistent with obtaining the Value thereof, and shall cause the proceeds therefrom, to the extent sufficient therefor, to be applied and distributed in the manner required by the Act. Without limiting the generality of the foregoing, the Board of Directors, in carrying out such winding up and distribution, shall have full power and authority to sell the Company's assets, or any part thereof, or to distribute the same in kind to the Members.

    13.3  Distribution.

    (a) Upon the occurrence of a Liquidating Event and the dissolution of the Company, the affairs of the Company shall be wound up in accordance with Section 13.2 above. The fair market value of the assets of the Company shall be determined, with the Value of any real or personal property held by the Company being determined in accordance with paragraph (e) of Section 5.4 and the fair market value of any other assets held by the Company (other than cash) being determined by an independent appraiser selected by the Board. Thereupon, the assets of the Company shall be distributed in the following manner and order: (i) to the claims of all creditors of the Company, including Members who are creditors, to the extent permitted by law, in satisfaction of liabilities of the Company, other than

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liabilities for distributions to Members; (ii) to Members and former Members in satisfaction of liabilities for distribution, pursuant to Section 21-2625(1)(b) of the Act, and (iii) to the Members with positive Capital Account Balances in accordance with their Percentage Interests. Each such Member entitled to a distribution of any assets of the Company, pursuant to clause (iii) of this paragraph (a), shall receive such Member's share of such assets in cash or in kind, and the portion of such share that is received in cash may vary from Member to Member, all as the Board of Directors in their discretion may decide. If distributions to any Member upon termination of the Company are insufficient to return to such Member the full amount of such Member's Capital Contribution, such Member shall have no recourse against the Board of Directors, the Company or against any other Member.

    (b) In the discretion of the Board, a Pro Rata portion of the distributions that would otherwise be made to the Members pursuant to Section 13.3(a) hereof may be:

      (i)  distributed to a trust established for the benefit of the Members for the purposes of liquidating Company assets, collecting amounts owed to the Company, and paying any contingent or unforeseen liabilities or obligations of the Company or of the Members arising out of or in connection with the Company. The assets of any such trust shall be distributed to the Members from time to time, in the reasonable discretion of the Board, in the same proportions as the amount distributed to such trust by the Company would otherwise have been distributed to the Members pursuant to Section 13.3(a) hereof; or

      (ii) withheld to provide a reasonable reserve for Company liabilities (contingent or otherwise) and to reflect the unrealized portion of any installment obligations owed to the Company, provided that such withheld amounts shall be distributed to the Members as soon a practicable.

    13.4.  Deficit Capital Account Balance.  The Members shall have no liability to the Company, to the other Members, or to the creditors of the Company on account of any deficit balance in such Member's Capital Account Balance except to the extent such deficit arises from the failure of the Member to contribute the full amount of its Capital Contribution. The Company shall be solely responsible for payment of liabilities to its creditors.

ARTICLE XIV
MISCELLANEOUS

    14.1  Notices.  All Notices or other communications under this Agreement shall be in writing (unless otherwise expressly provided herein) and shall be considered properly given if delivered by hand or mailed by first class United States Mail, postage prepaid, addressed in care of the respective Members or Directors at their last-known address. Notice may also be delivered by means of a confirmed telecopy, provided the original of the notice is also promptly deposited in the United States Mail, first class postage prepaid, addressed to the Members or Director's at such address. Notice of change of address shall be given to the Company by hand or first class united States Mail, after the date of receipt of which notice, the change of address shall be effective. Unless actual receipt of a notice is required by an express provision hereof, any such notice shall be deemed to be effective as of the earliest of (a) the date of delivery or confirmed telecopy, or (b) the third business day following the date of deposit with the United States Post Office or in a regularly maintained receptacle for the deposit of United States Mail. Any refusal to accept delivery of any such communication shall be considered successful delivery thereof.

    14.2  Insurance.  The Company may purchase and maintain insurance on behalf of any person who is or was a Director, Member, employee or agent of the Company or is or was serving at the request of the Company as a Director, member, officer, director, employee or agent of another limited liability company, corporation, partnership, joint venture, trust, or other enterprise, against any liability

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asserted against such person and incurred in any such capacity or arising out of his or her status as such.

    14.3  Successors.  This Agreement and all of the terms and provisions thereof shall be binding upon the Directors and all Members and their respective legal representatives, heirs, successors and permitted assigns.

    14.4  Applicable Law.  This Agreement and the rights and obligations of the Members thereunder shall be construed and interpreted under the laws of the State of Nebraska without regard to its conflict of law principals.

    14.5  Amendments.  This Agreement may not be modified or amended except upon the Super-Majority Vote of the Board or upon an affirmative vote of Two-Thirds (2/3) Majority of the Members. Upon the modification or amendment of this Agreement, the Board shall promptly execute such amendments or other documents as the Company deems appropriate to reflect such amendments under the law of the State of Nebraska. In the event the Board materially modifies or amends this Agreement pursuant to this Section 14.5, the Board shall send notice to the Members of the material modification or amendment within a reasonable period of time after the effective date of such modification or amendment.

    14.6  Waiver of Partition.  Each of the Members of the Company irrevocably waives any right to maintain any action for partition with respect to the property of the Company.

    14.7  Company Property.  The legal title to any real or personal property or interest therein now or hereafter acquired by the Company shall be owned, held or operated in the name of the Company, and no Member, individually, shall have any ownership interest in such property.

    14.8  Acceptance of Prior Acts by New Members.  Each Person becoming a Member, by becoming a Member, ratifies all action duly taken by the Company, pursuant to the terms of this Agreement, prior to the date such person becomes a Member.

    14.9  Section Headings.  The division of this Agreement into sections, subsections and exhibits is for convenience of reference only and shall not affect the interpretation or construction of this Agreement.

    14.10  Severability.  In the event that one or more of the provisions contained in this Agreement or any portions thereof are unenforceable or are declared invalid for any reason whatsoever, such enforceability or invalidity shall not affect the enforceability or validity of the remaining terms or portions of this Agreement, and each such unenforceable or invalid portion hereof shall be severable from the remainder of this Agreement and the remainder of this Agreement shall be interpreted as if such unenforceable or invalid provision or portion thereof had not been included as a part thereof.

    14.11  Agreement for Further Execution.  At any time or times, upon the request of the Board, the Members agree to sign and swear to any certificate required by the Act, to sign and swear to any amendment to or cancellation of such certificate whenever such amendment or cancellation is required by law or by this Agreement, and to cause the filing of any of the same of record wherever such filing is required by law.

    14.12  Time.  Time is an essential element to the performance of this Agreement by each Member.

    14.13  Copies Reliable and Admissible.  This Agreement shall be considered to have been executed by a person if there exists a photocopy, facsimile copy, or a photocopy of a facsimile copy of an original hereof or of a counterpart hereof which has been signed by such person. Any photocopy, facsimile copy, or photocopy of facsimile copy of this Agreement or a counterpart hereof shall be admissible into evidence in any proceeding as though the same were an original.

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    14.14  Entire Agreement.  This Agreement is the sole operating agreement of the Company and constitutes the entire agreement among the parties; it supersedes any prior agreements or understandings among the parties, oral or written, all of which are hereby canceled.

    14.15  Gender.  Whenever the context shall require, each term stated in either the singular or plural shall include the singular and the plural, and masculine or neuter pronouns shall include the masculine, the feminine and the neuter.

    14.16  No Waiver.  No failure or delay on the part of any Member in exercising any rights under this Agreement, or in insisting on strict performance of any covenant or condition contained in this Agreement, shall operate as a waiver of any of such Member's rights hereunder.

    14.17  Submission to Jurisdiction.  Each of the parties to this Agreement hereby submits to the jurisdiction of and agrees that suit will only be brought in the state or federal court sitting in Omaha, Nebraska (the "Nebraska Court") in any action or proceeding arising out of or relating to this Agreement or the transactions contemplated hereby. Each party also agrees not to bring any action or proceeding arising out of or relating to this Agreement or the transactions contemplated thereby in any other court except as may be necessary to enforce any judgment or order of the Nebraska Court. Each of the parties waives any defense of inconvenient forum to the maintenance of any action or proceeding so brought and waives any bond, surety or other security that might be required of any other party with respect thereto.

    14.18  Specific Performance.  Each of the parties acknowledges and agrees that the other party would be damaged irreparably in the event any of the provisions of this Agreement are not performed in accordance with their specific terms or otherwise are breached. Accordingly, each of the parties agrees that the other parties shall be entitled, without posting a bond or other collateral, to an injunction or injunctions to prevent breaches of the provisions of this Agreement and to enforce specifically this Agreement and the terms and provisions hereof in any action instituted in the Nebraska Court, in addition to any other remedy to which it may be entitled, at law or in equity.

    14.19  Counterparts.  This Agreement may be executed in several counterparts, each of which shall be deemed an original but all of which shall constitute one and the same instrument.

    14.20  Creditors.  None of the provisions of this Agreement shall be for the benefit of or enforceable by any creditors of the Company.

    IN WITNESS WHEREOF, all of the Members of Husker Ag Processing, LLC have executed this Agreement effective as of the 18th day of December, 2000.

/s/ Jack G. Frahm Jack G. Frahm, Member	/s/ Gary Kuester Gary Kuester, Member
/s/ Fred Knievel Fred Knievel, Member	/s/ Cory Furstenau Cory Furstenau, Member
/s/ Ryan KoinzanRyan Koinzan, Member	/s/ Scott Carpenter Scott Carpenter, Member
/s/ Mike Kinney Mike Kinney, Member	/s/ Kelly Hodson Kelly Hodson, Member
/s/ Alex Thramer Alex Thramer, Member

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AMENDMENTS
TO THE
SECOND AMENDED AND RESTATED
OPERATING AGREEMENT

    1.  That Section 6.5 of the Operating Agreement should be deleted in its entirety and the following substituted in lieu thereof:

      6.5  Removal of Director.  Any Director may be removed from time to time with or without cause by the affirmative vote of Members holding a Majority in Interest.

    2.  That Section 6.12, Section 6.13(a) and Section 6.13(b) of the Operating Agreement should be deleted in their entirety and the following substituted in lieu thereof:

      6.12  Liabilities of Directors.  In carrying out their duties hereunder, the Directors shall not be liable to the Company or to any Member for any actions taken in good faith and reasonably believed by them to be in the best interest of the Company or in reliance on the provisions of this Agreement or the Articles, or for good faith errors of judgment, but shall only be liable for misconduct or negligence in the performance of their duties as Directors. The Directors shall not be expected to devote their full time and attention to the affairs of the Company, but shall devote such amounts of time and attention as are reasonable and appropriate in their good faith judgment under the circumstances prevailing from time to time.

      6.13  Indemnification of the Directors, their Affiliates and Control Persons.

      (a) Neither the Directors nor any Officer shall be liable to the Company or any Member for any act or omission based upon errors of judgment or other fault in connection with the business or affairs of the Company if the Board determines that such course of conduct was in the best interest of the Company and did not result from the negligence or misconduct of such Director or Officer.

      (b) To the fullest extent permitted by law, the Directors and Officers (each such person being referred to herein as an "Indemnitee"), shall be indemnified and held harmless by the Company from and against any and all losses, claims, damages, settlements and other amounts arising from any and all claims (including attorneys' fees and expenses, as such fees and expenses are incurred), demands, actions, suits or proceedings (civil, criminal, administrative or investigative), in which they may be involved, as a party or otherwise, by reason of their management of the affairs of the Company, whether or not they continue to be such at the time any such liability or expense is paid or incurred; provided that Indemnitee shall not be entitled to the foregoing indemnification if a court of competent jurisdiction shall have determined that such losses, claims, damages, liabilities, expenses or such other amounts resulted primarily from the negligence or misconduct of such Indemnitee. The termination of a proceeding by judgment, order, settlement or conviction upon a plea of nolo contenders, or its equivalent, shall not, of itself, create any presumption that such losses, claims, damages, liabilities, expenses or such other amounts resulted primarily from the negligence or misconduct of any Indemnitee or that the conduct giving rise to such liability, was not in the best interest of the Company. The Company shall also indemnify any Indemnitee who was or is a party or is threatened to be made a party to any threatened, pending or completed action by or in the right of the Company to procure a judgment in its favor by reason of the fact that such Indemnitee is or was an agent of the Company, against any losses, claims, damages, liabilities, expenses or any other amounts incurred by such Indemnitee in connection with the defense or settlement of such action; provided that no Indemnitee shall be entitled to the foregoing indemnification if a court of competent jurisdiction shall have determined that any such losses, claims, damages, liabilities, expenses or such other amounts resulted from the negligence or misconduct of such Indemnitee. The Company may advance any Indemnitee any expenses

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  (including, without limitation, attorneys' fees and expenses) incurred as a result of any demand, action, suit or proceeding referred to in this paragraph (b) provided that (i) the legal action relates to the performance of duties or services by the Indemnitee on behalf of the Company; and (ii) the Indemnitee gives a full recourse promissory note to the Company for the amounts of such advances payable in the event that the Indemnitee is determined to be not entitled to indemnification hereunder.

    3.  That Section 8.3 of the Operating Agreement should be deleted in its entirety and the following substituted in lieu thereof:

      8.3  Meetings of Members.  The annual meeting of Members shall be held on such date as the Board shall by resolution specify within a period commencing on January 1 and ending on June 30 in each year, beginning with 2002. At each annual meeting, Members shall conduct such business as may be properly presented to such meeting. If the day fixed for the annual meeting shall be a legal holiday, such meeting shall be held on the next succeeding business day. Special meetings of Members of the Company may be called by the Chairman of the Board, by any three (3) Directors, or upon the written demand of Members holding at least a ten percent (10%) Percentage Interest and shall be held at the principal place of business of the Company, or elsewhere as the notice of such meeting shall direct. Members may attend any such meeting in person or by proxy.

Effective Date: July 16, 2001.
/s/ Jack G. Frahm Jack G. Frahm, Secretary

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Appendix B

HUSKER AG PROCESSING, LLC
SUBSCRIPTION APPLICATION AND AGREEMENT
Membership Units $1,000.00 Per Unit

INSTRUCTIONS TO INVESTORS:

    You must complete all items and sign the application and agreement form. You should read the prospectus in its entirety including financial statements and appendices for a complete explanation of an investment in Husker Ag.

    You must complete the enclosed application and agreement, submit the required purchase price, and submit a signed signature page of the Operating Agreement. If Husker Ag rejects your subscription, your agreement and check will be returned to you within 30 days of our receipt of your documents. If your subscription is accepted, your funds will be placed in Husker Ag's escrow account at Midwest Bank, N.A. d/b/a Plainview National Bank, and the funds will be released to Husker Ag or returned to you in accordance with the escrow arrangements described in the prospectus.

Item 1.	Check the appropriate box to indicate form of ownership. If the investor is a Custodian, Corporation, Partnership or Trust, please provide the additional information and documents requested.
Item 2.
Indicate the number of membership units you are purchasing (5 membership units is the minimum) and indicate the dollar amount of your investment ($5,000 is the minimum investment). Your ownership interest may not exceed 30% of all of our outstanding membership units.
Item 3.
Please print the name(s) in which membership units are to be registered and provide your address and telephone numbers. Check the appropriate box if you are a non-resident alien, an U.S. Citizen residing outside the United States or subject to back up withholding. IRAs and KEOGHS should provide the taxpayer identification number of the account and the social security number of the accountholder. Trusts should provide their taxpayer identification number. Custodians should provide the minor's social security number. All individual investors should provide their social security number. Other entities should provide their taxpayer identification number.
Item 4.	Shareholder Report Address. If you would like duplicate copies of shareholder reports sent to an address that is different than the address identified in Item 3, please complete this section.
Item 5.	Please indicate your state of residence.
Item 6	You cannot invest in Husker Ag unless you meet one of the suitability tests set forth in Item 6. Please review the suitability tests and check the box(es) next to the suitability test which you meet.
Item 7	You must sign Item 7 and the date of signing must be inserted in the line provided.

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    After following these instructions, return the subscription application and agreement and the Operating Agreement signature page to:

Husker Ag Processing, LLC
510 W. Locust Street
P.O. Box 10
Plainview, Nebraska 68769

    Together with a check made payable to "Midwest Bank, N.A.—Escrow Agent for Husker Ag Processing, LLC."

    Trusts must furnish a copy of the signature and title pages of the trust agreement and all amendments thereto. Corporations should furnish appropriate resolution authorizing the purchase of the units. Partnerships should furnish a copy of the partnership agreement.

The investor named below, under penalties of perjury, certifies that:

  (i)
  the number shown under Item 3 on this subscription application and agreement is his, her or its correct taxpayer identification number,

  (ii)
  he, she or it is not subject to back up withholding either because he, she or it has not been notified by the Internal Revenue Service ("IRS") that he, she or it is subject to backup withholding as a result of a failure to report all interest or dividends, or the IRS has notified him, her or it that he is no longer subject to backup withholding (Note this clause (ii) should be crossed out if the withholding box in Item 3 is checked), and

  (iii)
  he, she or it meets the suitability standards checked in Item 6 and that he, she or it is capable of bearing the economic risk of this investment, including the possible total loss of the investment.

1.	Form of Ownership
Check one Box
	( )	Individual
	( )	Joint Tenants with Right of Survivorship (Both signatures must appear in Item 7)
	( )	Corporation or Partnership (Corporate Resolutions or Partnership Agreement must be enclosed)
	( )	IRA
	( )	KEOGH
	( )	Pension or Profit Sharing Plan
	( )	Trust (Signature and title pages of Trust Agreement and all amendments must be enclosed)
Trustee name:
Trust date:
	( )	Other: Provide detailed information below.

B–2

2.	Purchase Information
	A.	Number of Units Purchased (minimum 5 membership units) *
	B.	Dollar amount of investment (minimum $5,000 investment)
* Subject to a 30% limit on issued and outstanding membership units.
3.	Investor Information
Names and addresses will be recorded exactly as printed below:
Name:
Title (if applicable):
Name of Joint Investor:

Address:

City State Zip Code
( ) Check box if you are a non-resident alien
( ) Check box if you are a U.S. citizen residing outside of the United States
( ) Check this box if you are subject to backup withholding
Investor's Social Security No.	Joint Investor's Social Security No.	Taxpayer Identification No.
4.	Shareholder Report Address (fill out if you want duplicate information sent to another address than that listed in Item 3)
Address:

City State Zip Code
5.	State of Residence.

B–3

6.
Suitability Standards. Check the box next to the suitability test which you, as the undersigned investor, meet:
(
)  I (We) have annual income from whatever source of at least $30,000 and a net worth of at least $30,000, exclusive of home, furnishings and automobiles; or

(
)  I (We) have a net worth of at least $75,000, exclusive of home, furnishings and automobiles.

    You must meet and check one of the above boxes to be eligible to invest in this offering. For husbands and wives purchasing jointly, the tests above will be applied on a joint basis.

7.
Signature of Investor. By signing below the subscriber represents and warrants to Husker Ag that he, she or it:
(i)
has received a copy of and is familiar with Husker Ag's prospectus dated            , 2001, all modifications or supplements thereto (collectively the "Prospectus");

(ii)
is aware that the Prospectus is a part of Husker Ag's Registration Statement on Form SB-2 as filed with the United States Securities and Exchange Commission, that such Registration Statement contains important information, materials and exhibits not included with the Prospectus, that such additional materials are considered to be material or informative in connection with a decision to acquire the membership units, and the subscriber has been directed to and has been informed of the existence of such additional information in the Registration Statement;

(iii)
understands that there is no present market for Husker Ag's membership units, that the membership units will not trade on an exchange or automatic quotation system, that no such market is expected to develop in the future and that there are significant restrictions on the transferability of the membership units;

(iv)
has received a copy of the Husker Ag Processing Operating Agreement, and understands that upon closing the escrow by Husker Ag, the subscriber will be bound by the provisions of the Operating Agreement which contains, among other things, provisions that restrict the transfer of membership units;

(v)
agrees that if the membership units or any part thereof are sold or distributed in the future, the subscriber shall sell or distribute them pursuant to the terms of the Operating Agreement, and the requirements of the Securities Act of 1933, as amended, and applicable state securities laws;

(vi)
meets the suitability test marked in Item 6 above and is capable of bearing the economic risk of this investment, including the possible total loss of the investment.; and

(vi)
understands that Husker Ag will place a restrictive legend on any certificate representing any unit containing substantially the following language:

The sale, pledge, hypothecation, assignment or transfer of the ownership interest represented by this CERTIFICATE OF OWNERSHIP is subject to the terms and conditions of the Operating Agreement of Husker Ag Processing, LLC, as amended from time to time. Copies of the Operating Agreement may be obtained upon written request to the Board of Directors of Husker Ag Processing, LLC.

    And that, to enforce the above legend, Husker Ag may place a stop transfer order with its registrar and stock transfer agent (if any) covering all certificates representing any of the membership units.

Signature of Investor	Date
Signature of Joint Investor	Date

B–4

ADDENDUM TO SIGNATURE PAGE
of
OPERATING AGREEMENT
of
HUSKER AG PROCESSING, LLC

    INTENDING TO BE LEGALLY BOUND, the parties hereto have executed and delivered this Addendum to Operating Agreement as of   , 2001.

MEMBER:
Signature
Printed Name
Signature if held jointly
Printed Name

B–5

QuickLinks

PROSPECTUS TABLE OF CONTENTS
PROSPECTUS SUMMARY
RISK FACTORS
  RISKS ASSOCIATED WITH OUR FINANCING PLAN AND THIS OFFERING
  RISKS ASSOCIATED WITH CONSTRUCTION AND DEVELOPMENT
  RISKS ASSOCIATED WITH OUR FORMATION AND OPERATION
  RISKS ASSOCIATED WITH THE ETHANOL INDUSTRY
  RISKS ASSOCIATED WITH GOVERNMENT REGULATION AND SUBSIDIZATION
  RISKS RELATED TO TAX ISSUES IN A LIMITED LIABILITY COMPANY
FORWARD-LOOKING STATEMENTS
USE OF PROCEEDS
CAPITALIZATION
DILUTION
DISTRIBUTION POLICY
SELECTED FINANCIAL DATA
MANAGEMENT'S PLAN OF OPERATIONS
BUSINESS OF HUSKER AG
MANAGEMENT
EXECUTIVE COMPENSATION
CERTAIN TRANSACTIONS AND CONFLICTS OF INTEREST
LIMITATION OF LIABILITY AND INDEMNIFICATION MATTERS
DESCRIPTION OF MEMBERSHIP UNITS
RESTRICTIONS ON TRANSFER OF UNITS
SUMMARY OF SECOND AMENDED AND RESTATED OPERATING AGREEMENT
LEGAL MATTERS
EXPERTS
TRANSFER AGENT
ADDITIONAL INFORMATION
INDEX TO FINANCIAL STATEMENTS
FINANCIAL STATEMENTS AND REPORT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS
REPORT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS
BALANCE SHEETS
STATEMENTS OF OPERATIONS
STATEMENT OF MEMBERS' EQUITY (DEFICIT)
STATEMENTS OF CASH FLOWS
NOTES TO FINANCIAL STATEMENTS
  NOTE A—ORGANIZATION AND SUMMARY OF ACCOUNTING POLICIES
  NOTE B—MEMBERS' EQUITY
  NOTE C—COMMITMENTS
  Appendix A
SECOND AMENDED and RESTATED OPERATING AGREEMENT
ARTICLE 1 DEFINITIONS
ARTICLE II STRUCTURE OF THE COMPANY
ARTICLE III BUSINESS OF THE COMPANY
ARTICLE IV CAPITAL CONTRIBUTIONS
ARTICLE V ALLOCATIONS AND DISTRIBUTIONS
ARTICLE VI MANAGEMENT OF THE COMPANY
ARTICLE VII RIGHTS AND OBLIGATIONS OF MEMBERS
ARTICLE XIII MEETINGS OF MEMBERS
ARTICLE IX WAIVER AND CONSENT
ARTICLE X TRANSFER OF MEMBERSHIP INTERESTS
ARTICLE XI RECORDS, FINANCIAL AND TAX REPORTING
ARTICLE XII FISCAL AFFAIRS
ARTICLE XIII TERMINATION AND DISSOLUTION
ARTICLE XIV MISCELLANEOUS
AMENDMENTS TO THE SECOND AMENDED AND RESTATED OPERATING AGREEMENT
  Appendix B
HUSKER AG PROCESSING, LLC SUBSCRIPTION APPLICATION AND AGREEMENT Membership Units $1,000.00 Per Unit
Husker Ag Processing, LLC 510 W. Locust Street P.O. Box 10 Plainview, Nebraska 68769